                                                    RULE NO. 424(b)(3)
                                                    REGISTRATION NUMBER 33-98916

PROSPECTUS


[LOGO OF IMPATH APPEARS HERE]

COMMON STOCK
($.005 PAR VALUE)

All of the shares of Common Stock, $.005 par value (the "Common Stock"), offered hereby are being sold by Salomon Brothers Inc.

Prior to the initial public offering (the "Offering") by Impath Inc. ("IMPATH" or the "Company") of 1,950,000 shares of Common Stock (2,242,500 shares if the underwriters' overallotment option is exercised in full in connection with the Offering), there has been no public market for the Common Stock.

The Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "IMPH."

SEE "RISK FACTORS" ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE COMMON STOCK OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus is being used by Salomon Brothers Inc ("Salomon") in connection with offers and sales of the Common Stock in market-making transactions in the over-the-counter market, in private transactions or otherwise at negotiated prices related to prevailing market prices at the time of sale. Such Common Stock may include the shares of Common Stock issued in the Offering and other shares of Common Stock acquired from time to time in market-making transactions. Salomon may act as principal or agent in such market-making transactions. The Company will not receive any of the proceeds from the sale of the Common Stock in such market-making transactions.

----------------------------------
         SALOMON BROTHERS INC
         ----------------------------------------------------------------------

         The date of this Prospectus is February 20, 1996, as supplemented by the Annual Report on Form 10-K/A (as filed on July 3, 1996) containing certified financial statements for the year ended December 31, 1995.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement, including the exhibits, financial statements and schedules filed therewith. All of these documents may be inspected without charge at the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at its regional offices located at Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained by mail from the Commission at its principal office at prescribed rates. The statements contained in this Prospectus concerning any contract or document are not necessarily complete; where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit.

                               ----------------

  The Company intends to furnish its stockholders with annual reports containing financial statements audited by independent accountants for each fiscal year and quarterly reports for the first three fiscal quarters of each year containing unaudited summary financial information.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under "Risk Factors." Except as otherwise noted, the information in this Prospectus: (i) assumes the conversion of all of the outstanding shares of the Company's convertible preferred stock, $.01 par value (the "Preferred Stock"), into Common Stock immediately prior to the completion of the Offering in accordance with the terms thereof; (ii) assumes no exercise of the Underwriters' over-allotment option; and (iii) retroactively reflects an approximate 1-for-2.8 reverse split of the outstanding shares of Common Stock. Certain terms relating to the Company's business which are used in this Prospectus are explained in the Glossary included herein.

                                  THE COMPANY

  IMPATH provides critical information focused exclusively on cancer. The Company provides the expertise to establish correct diagnosis, accurate prognosis, treatment determination and patient follow-up, all of which are essential for making medically optimal and cost-effective cancer management decisions. IMPATH believes it currently performs more specialized analyses to establish correct diagnosis of difficult cancer cases than any other institution in the world. The Company also believes it is the leader in providing the most comprehensive prognostic information essential to the management of breast cancer. IMPATH provided patient-specific prognostic information on over 10% of all such cases in the U.S. last year and over 20% of cases diagnosed in the New York metropolitan area, the Company's largest market. The Company believes that large clinical laboratory companies are in general not prepared to provide the type of intensive, highly technical, patient-specific service that it thinks the market requires. The few university-based medical centers which have the professional expertise and advanced technologies required to perform such analyses do not generally provide the same focus as the Company on service (48 hour turn-around for IMPATH compared with 14 days or more for academic centers) and on delivery of coordinated and integrated information. The Company has capitalized on this competitive advantage to build one of the most significant knowledge bases related to the diagnosis, prognosis and treatment of cancer. In addition, the significant volume of cases the Company reviews is also enabling IMPATH to rapidly grow its diagnostic and prognostic database into one of the largest, most comprehensive cancer databases and tissue libraries in the world, with a specific emphasis on patient outcomes and optimal treatment protocols.

  Through the use of evolving technologies, IMPATH provides patient-specific diagnostic and prognostic information to pathologists, oncologists, urologists and other physicians specializing in cancer. IMPATH believes that the use of its services is critical in both the optimization of patient care as well as the cost-effective delivery of that care. Historically, the treatment of cancer has frequently used an approach based upon how a particular drug or therapy worked on the population as a whole; if one therapy (i.e., a particular chemotherapy, radiation therapy or other treatment) proved ineffective then another was tried until a successful therapy was found or all possibilities were exhausted. IMPATH provides cancer specialists with the necessary information, based upon a given individual's specific cancer, to diagnose correctly a difficult tumor and very often to know whether a therapy is the optimal one before it is tried, thus targeting only those therapies appropriate to an individual's specific cancer and avoiding the trauma, risk and cost of unnecessary treatment. In a significant number of instances, IMPATH's analysis of particularly difficult cases has helped doctors avoid misdiagnosis. The Company believes its services are significantly more effective than traditional approaches in that they allow oncologists to provide the best and most cost-effective management of cancer. IMPATH's business is based on the premise that providing the information for optimizing treatment at the earliest possible time is not only more beneficial to the patient, it is also inherently more cost-effective.

  The Company provides its clients, which include 4,000 physicians in over 1,000 hospitals, with a single source for a broad range of sophisticated diagnostic and prognostic analyses for cancer. Although the professional expertise and advanced technologies required to perform these analyses are available at a few university-based medical centers, IMPATH believes that the technologies and capabilities are often distributed among various departments. The Company believes that its focus on service and on the delivery of coordinated and integrated information provides the Company's customers with the best means for obtaining a comprehensive analysis for a cancer patient. In addition, by using IMPATH, a community hospital can provide the same sophisticated range of services as a major academic medical center.

  During 1994, the Company earned $868,000 on revenues of $10,014,000. Revenues for the nine months ended September 30, 1995 were $10,531,000, compared with $7,030,000 for the nine months ended September 30, 1994, and net income was $864,000, compared with $390,000 for the comparable period of the prior year.

  The market for cancer diagnosis, prognosis and treatment is significant and growing. According to the American Cancer Society, the estimated number of cancer cases diagnosed annually in the United States (excluding certain skin cancers) increased from approximately 782,000 in 1980 to approximately 1,200,000 in 1994, an increase of 53%. This increase is attributable to a number of factors, including a growing and aging population. In addition, earlier diagnosis and better information have led to more effective treatment and increased the relative five-year survival rate of cancer patients from 39% in 1963 to 54% in 1990. As a result, over 8,000,000 Americans alive today have been diagnosed with cancer. The Company anticipates that these trends will continue and that the demand for information regarding cancer will continue to increase. The cost of treating cancer patients is also expected to escalate. The National Cancer Institute estimates that direct medical costs associated with cancer totaled approximately $35 billion in 1994, not including lost productivity and mortality costs. The Company believes that direct medical costs associated with cancer will increase more rapidly than those associated with most other diseases as a result of the growth in the number of cancer patients and the high cost of new therapies.

  IMPATH intends to capitalize on its competitive advantage as a leader in cancer information by continuing to expand its diagnostic and prognostic database through the acquisition and addition of patient diagnostic data and outcome histories. The Company believes that its substantial knowledge base, case flow and tissue bank will allow it to incorporate and validate new technologies as they become available. IMPATH believes its professional and technical expertise will also allow it to dramatically increase its database through retrospective analyses from patient populations in which outcomes are known. In addition to continuing to develop its database, IMPATH intends to continue to incorporate and apply the latest, evolving technologies to the diagnosis and prognosis of cancer. The Company believes that the experience and distinguished reputation of its scientific and technical staff will continue to be important in this regard. IMPATH's sales and marketing force has been successful in establishing the Company in its target markets and IMPATH intends to capitalize on its current market presence to expand into other geographic areas and to increase its market penetration in existing areas. The Company also intends to aggressively market the cost and patient benefits of its services to expand its managed care relationships. Furthermore, the Company believes that it will be an increasingly important partner to pharmaceutical and biotechnology companies in helping them identify the optimal patient population for newly developed therapies.

  The Company is a Delaware corporation with executive offices at 1010 Third Avenue, Suite 302, New York, New York 10021, and its telephone number at that address is (212) 702-8300.

                                  THE OFFERING

  There will be 4,936,274 shares of Common Stock outstanding after the Offering. The Common Stock of the Company will trade on the Nasdaq National Market System under the symbol "IMPH."

                            RECENT OPERATING RESULTS

  For a discussion of the Company's operating results for the year ended December 31, 1995, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Operating Results" as well as the Company's financial statements as of December 31, 1995 and for the year then ended included elsewhere in this Prospectus.

                      SUMMARY FINANCIAL AND OPERATING DATA

  The financial data in the following tables have been derived from the financial statements of the Company for the respective periods presented. The financial data should be read in conjunction with the financial statements of the Company and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                    NINE MONTHS
                                                                       ENDED
                                YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                          --------------------------------------  ---------------
                           1990    1991    1992   1993    1994     1994    1995
                          ------  ------  ------ ------  -------  ------  -------
                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
 Total revenues.........  $1,631  $3,462  $4,993 $7,042  $10,014  $7,030  $10,531
 Operating expenses:
 Salaries and related
  costs.................   1,188   1,695   2,668  4,162    4,682   3,419    4,932
 Selling, general and
  administrative........   1,178   1,805   2,298  3,805    4,351   3,155    4,770
                          ------  ------  ------ ------  -------  ------  -------
 Total operating
  expenses..............   2,366   3,500   4,966  7,967    9,033   6,574    9,702
                          ------  ------  ------ ------  -------  ------  -------
 Income (loss) from
  operations............    (735)    (38)     27   (925)     981     456      829
 Other income
  (expense).............      18      49      29      2      (15)    (10)      35
                          ------  ------  ------ ------  -------  ------  -------
 Income (loss) before
  income tax expense....    (717)     11      56   (923)     966     446      864
 Income tax expense(1)..       3       3      24     19       98      56      --
                          ------  ------  ------ ------  -------  ------  -------
 Net income (loss)(2)...  $ (720) $    8  $   32 $ (942) $   868  $  390  $   864
                          ======  ======  ====== ======  =======  ======  =======
 Pro forma net income
  per common
  share(2)(3)...........                                 $   .33          $   .26
                                                         =======          =======
 Pro forma weighted
  average common and
  common equivalent
  shares
  outstanding(3)........                                   2,602            3,318
                                                         =======          =======

--------
(1) The Company anticipates that its federal income tax carryforwards will be exhausted in 1995 and that it will become a full federal income tax payor in 1996.
(2) Does not reflect dividends accrued on the Preferred Stock. Dividends earned prior to February 10, 1995 were forgiven in conjunction with the issuance of Series D Preferred Stock. Dividends accrued from February 10, 1995 in the amount of $343,000 shall be paid and cease to accrue upon conversion of the Preferred Stock immediately prior to the completion of the Offering.
(3) Pro forma weighted average shares outstanding give effect to the conversion of the outstanding shares of Preferred Stock into shares of Common Stock in accordance with the terms thereof immediately prior to the completion of the Offering and retroactively reflect the 1-for-2.8218735 reverse split of the outstanding shares of Common Stock.

                                                                   NINE MONTHS
                                                                      ENDED
                                 YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                          -------------------------------------- ---------------
                           1990   1991    1992    1993    1994    1994    1995
                          ------ ------- ------- ------- ------- ------- -------
                                          (DOLLARS IN THOUSANDS)
SELECTED OPERATING DATA:
 Revenues...............  $1,631 $ 3,462 $ 4,993 $ 7,042 $10,014 $ 7,030 $10,531
 Number of cases
  reported..............   4,245  11,038  15,136  24,812  33,618  24,058  31,505
 Number of hospitals
  served................     444     728     817     959   1,021     895   1,022
 Cases per hospital
  served................      10      15      19      26      33      27      31

                                                            SEPTEMBER 30, 1995
                                                           ---------------------
                                                           ACTUAL AS ADJUSTED(1)
                                                           ------ --------------
                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
 Working capital.......................................... $4,700    $27,225
 Total assets.............................................  7,487     30,013
 Long-term liabilities, net of current portion............    726        726
 Total stockholders' equity...............................  5,551     28,077

--------
(1)As adjusted to reflect the sale of 1,950,000 shares of Common Stock offered pursuant to the Offering and the application of the net proceeds therefrom.

                                 RISK FACTORS

  Prospective investors should consider carefully the factors set forth below together with the other information contained in this Prospectus before making a decision to purchase the Common Stock.

RISKS ASSOCIATED WITH DEVELOPMENT STRATEGY

  The Company's strategy is to become the leading provider of a broad range of cancer management information, including diagnostic and prognostic analyses. To date, the Company's business has consisted primarily of providing patient-specific diagnostic and prognostic information based on the testing of tissue specimens and the customized analysis of test results. The Company's strategy includes incorporating evolving technologies into cancer management, establishing a database focused on outcomes designed to optimize cancer management, establishing strategic partnerships and joint ventures, developing managed care relationships and expanding into new geographic areas. Some of the services proposed to be offered by the Company, particularly the outcomes-oriented enhancements to its database, have not been fully developed and will require significant additional development prior to commercialization, which further development and commercialization may never occur. The Company may encounter problems and delays related to establishing strategic partnerships and joint ventures, the continued development and expansion of its database or the expansion of sales and marketing, and the failure to address such problems and delays successfully could have a material adverse effect on the Company's business and prospects. Moreover, the Company intends to pursue strategic acquisitions if such acquisitions further aspects of the Company's strategy outlined above. To the extent that the Company's strategy is dependent upon acquisitions, there can be no assurance that suitable acquisition candidates will be identified by the Company in the future, that, if required, suitable financing for any such acquisitions can be obtained by the Company, or that any such acquisitions will occur. If the Company successfully completes a strategic acquisition or acquisitions, the financial performance of the Company will be subject to various risks associated with the acquisition of businesses, including the financial impact of expenses associated with the integration of such businesses. There can be no assurance that such acquisitions will not have an adverse effect on the business operations or profitability of the Company. See "Business--Company Strategy."

ACCESS TO NEW TECHNOLOGIES; LACK OF PROPRIETARY TECHNOLOGY

  To date, the Company has not engaged in the development or patenting of its own technologies for use in the analytical services it provides, and access to new technologies developed by third parties has been an important element in the Company's current business as well as the Company's long-term strategy. If the Company's access to critical technologies were substantially diminished, the Company's business could be adversely affected. See "Business--Company Strategy--Incorporate Evolving Technologies into Cancer Management."

  In addition, the Company currently relies on certain technologies which are not patentable or proprietary and are therefore available to the Company's competitors. Furthermore, the Company relies on certain proprietary trade secrets and know-how, which are not patentable. Although the Company has taken steps to protect its unpatented trade secrets and know-how, in part through the use of confidentiality agreements with its employees, there can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known or be independently developed or discovered by competitors. If the Company's trade secrets become known or are independently developed or discovered by competitors, it could have a material adverse effect on the Company.

RISKS ASSOCIATED WITH CALIFORNIA EXPANSION

  In December 1995, the Company established a facility in Southern California. Rapid growth had put the Company near its operating capacity limit at its New York facility and required the additional capacity provided by the California facility. The Company's capital expenditures through December 31, 1995 in connection with the establishment of this facility were $831,000, which were partially financed through capital equipment leases, a $300,000 three-year secured term loan and a $145,200 leasehold improvement allowance from the landlord. The Company also incurred $785,000 in operating expenses during 1995 in connection with this facility, reducing earnings for 1995. This facility will continue to have a negative effect on earnings through at least the first quarter of 1996 or until it generates sufficient incremental volume and revenues to cover the facility's operating expenses. There can be no assurance that the Company will be able to generate sufficient incremental volume and revenues to fully utilize the additional capacity of this facility or that this facility will operate as efficiently as the Company's New York facility or will not otherwise be adversely affected by the risks normally associated with a start-up facility. See "Business--Company Strategy--Geographic Expansion" and "--Properties."

RISKS ASSOCIATED WITH ESTABLISHING JOINT VENTURES

  During 1996, the Company plans to pursue strategic partnerships and joint ventures with oncology networks, hospital groups, managed care companies and pharmaceutical companies, primarily for the purposes of expanding IMPATH's diagnostic and prognostic database, participating in the development of new cancer therapies and demonstrating to the medical community the importance of the services provided by IMPATH. There can be no assurance that the Company will be able to negotiate acceptable partnership or joint venture arrangements or that such arrangements will be successful or that potential partners will not pursue alternative means of developing treatments for cancer. No assurance can be given that the Company's joint venture partners will be able to obtain regulatory approval for any new treatments, that any such new treatments if so approved will be commercialized successfully or that the Company will realize any revenues in connection with such arrangements. Although the Company believes that other parties to joint ventures generally have an economic motivation to perform their contractual responsibilities, their devotion of resources to such activities will not be within the control of the Company. Depending on the Company's obligations in such joint ventures, the termination or cancellation of such arrangements could also adversely affect the Company's financial condition and results of operations.

REIMBURSEMENT

  The Company typically bills third party payors, such as private insurance plans, managed care plans and governmental programs (i.e., Medicare) as well as hospitals, for its services. These third party payors are increasingly negotiating prices with the goal of lowering reimbursement rates. The Company expects these pricing pressures to cause reduced pricing on average for tests in future periods.

  In 1992, 1993, 1994 and the first nine months of 1995, approximately 18%, 20%, 22% and 25%, respectively, of the Company's net revenues for diagnostic and prognostic services were derived from analyses performed for beneficiaries under the Medicare program. The Company accepts Medicare reimbursement as payment in full for its services, subject to applicable copayments and deductibles. Medicare may retroactively audit and review its payments to the Company, and may determine that certain payments for services must be repaid. Significant disapprovals of payment for any of the Company's services by various carriers, including Medicare and private insurance and managed care, reductions or delays in the establishment of reimbursement rates, and carrier limitations on the coverage of the Company's services could have a material adverse effect on the Company's future revenues. See "Business-- Reimbursement." The services furnished by the Company are characterized for the purposes of the Medicare program as physician pathology services. See "Business--Reimbursement--Medicare Payment for Physician Pathology Services."

  Any future changes in government and other third-party payor reimbursement which may come about as a result of enactment of health care reform or of deficit-reduction legislation also likely will continue the downward pressure on prices, and make the market for cancer analytical services more competitive. Because of the uncertainties about the nature, content and timing of any reform initiative, the Company currently is unable to predict the ultimate impact thereof on the Company.

COMPETITION

  The Company provides services in a segment of the health care industry that is highly fragmented and extremely competitive. The Company's actual or potential competitors include large university or teaching hospitals; large clinical laboratories that have substantially greater financial, marketing, logistical and laboratory resources than the Company; special purpose clinical laboratories that have limited test offerings and a highly focused product and marketing strategy; and the Company's customers or potential customers who may choose to perform services similar to those performed by the Company. It is anticipated that competition will continue to increase due to such factors as the perceived potential for commercial applications of biotechnology and the continued availability of investment capital and government funding for cancer-related research. There can be no assurance that competition in existing or new markets will not have a material adverse effect on the Company's operating results. Changes in the regulatory environment in which the Company operates could also affect the basis for competition and could thereby have a material adverse effect on the Company's operating results. See "Business--Competition," "--Reimbursement" and "--Regulatory Matters."

DEPENDENCE ON KEY MANAGEMENT AND QUALIFIED PERSONNEL

  The Company is dependent upon the efforts of its senior management and medical professionals. The loss of the services of one or more members of its senior management or medical professionals could impede the achievement of the Company's development objectives. In addition, the Company's growth strategy will require additional skill and expertise, the addition of new management personnel and the development of additional expertise by existing management personnel. The loss of, or failure to recruit, scientific, technical and managerial personnel could have a material adverse effect on the Company. See "Business--Employees" and "Management."

REGULATORY MATTERS

  As a provider of health care related services, the Company is subject to extensive and frequently changing federal, state and local regulations governing licensure, billing, financial relationships, referrals, conduct of operations, purchase of existing businesses, cost-containment, direct employment of licensed professionals by business corporations and other aspects of the Company's business relationships. Federal and state certification and licensure programs establish standards for the day-to-day operation of facilities such as the Company's. Compliance with such standards is verified by periodic inspections and requires participation in proficiency testing programs. No assurances can be given that the Company's facilities will pass all future inspections conducted to ensure compliance with federal or any other applicable licensure or certification laws. See "Business-- Regulatory Matters--Laboratory Licensure."

  Existing federal laws governing Medicare, as well as some state laws, regulate certain aspects of the relationship between health care providers, including the Company, and their referral sources, including physicians, hospitals and other facilities. The Social Security Act, and the anti-kickback and self-referral rules thereunder, prohibit providers and others from soliciting, offering, receiving or paying, directly or indirectly, any remuneration in return for either making a referral for a Medicare-covered service or item or ordering any such covered service or item and prohibit physicians, subject to certain exceptions, from making such referrals to certain entities in which they have an investment interest or with which they have a compensation arrangement. Violation of these prohibitions is punishable by disallowance of submitted claims, civil monetary and criminal penalties and exclusion from the Medicare and other federally financed programs. See "Business--Regulatory Matters--Anti-Kickback/Self-Referral Regulations."

  The laws of many states prohibit physicians from sharing professional fees with non-physicians and prohibit non-physician entities, such as the Company, from practicing medicine (including pathology) and from employing physicians to practice medicine (including pathology). The Company believes its current and planned activities do not constitute fee-splitting or violate any prohibition against the corporate practice of medicine. However, there can be no assurance that future interpretations of such laws will not require structural or organizational modifications of the Company's existing business. See "Business--Regulatory Matters--Fee-Splitting; Corporate Practice of Medicine."

RISK OF LIABILITY; ADEQUACY OF INSURANCE COVERAGE

  The marketing and sale of health care services could expose the Company to the risk of certain types of litigation, including medical malpractice. Damages assessed in connection with, and the costs of defending, any legal action could be substantial. Although the Company is presently covered by general liability insurance in the amount of $6,000,000 per occurrence and $7,000,000 in the aggregate and has obtained professional liability insurance in the amount of $1,000,000 per occurrence and $3,000,000 in the aggregate for the Company's Medical Directors and other individuals who practice medicine in the course of their duties, there can be no assurance that insurance coverage will provide sufficient funds to satisfy any judgments which, in the future, may be entered against the Company or that liability insurance in such amounts will be available or affordable in the future. In addition, there can be no assurance that all of the activities encompassed within the Company's business are covered under the Company's policies. The Company's liability insurance covers claims relating to the handling and disposal of medical specimens, and infectious and hazardous waste, except in the event of malfeasance or fraud by the Company. Furthermore, there can be no assurance that the Company will have other resources sufficient to satisfy any liability or litigation expenses that may result from any uninsured or underinsured claims. Moreover, although the Company maintains personal property and business interruption insurance and has taken what it believes to be adequate safeguards, the catastrophic loss of the Company's tissue library could have a material adverse effect on the continued development of its database in a manner which would not be fully compensated by insurance.

SHARES ELIGIBLE FOR FUTURE SALE

  Sales of substantial amounts of shares of Common Stock in the public market after the Offering or the perception that those sales could occur could adversely affect the market price of the Common Stock and the Company's ability to raise equity capital in the future. Upon completion of the Offering, the Company will have outstanding 4,936,274 shares of Common Stock, assuming no exercise of outstanding options or warrants. Of these shares, the 1,950,000 shares sold in the Offering will be tradeable without restriction or limitation under the Securities Act of 1933, as amended (the "Securities Act"), except for any shares purchased by "affiliates" of the Company. The remaining 2,986,274 shares of Common Stock are "restricted securities" within the meaning of Rule 144 under the Securities Act. The holders of approximately 2,260,000 of such shares have agreed not to sell or otherwise dispose of such shares, without the prior written consent of the representatives of the Underwriters, until at least 180 days after the date of this Prospectus. After that date, such shares may be sold subject to the limitations of Rule 144. The Securities and Exchange Commission (the "Commission") has proposed to amend the holding period required by Rule 144 to permit sales of "restricted securities" after one year rather than the current two years (and two years rather than three years for "non-affiliates" who desire to trade free of other Rule 144 restrictions). If such proposed amendment were enacted, the "restricted securities" described above would become freely tradeable (subject to any applicable contractual restrictions) at correspondingly earlier dates. In addition, warrants for the purchase of a total of 42,529 shares of Common Stock and options for the purchase of a total of 533,005 shares of Common Stock will be outstanding at completion of the Offering. See "Shares Eligible For Future Sale."

CONTROL BY CERTAIN STOCKHOLDERS; ANTI-TAKEOVER MEASURES

  The Company's existing stockholders will, in the aggregate, beneficially own approximately 60.5% of the Company's outstanding shares of Common Stock after the Offering. See "Principal Stockholders." As a result, these stockholders, acting together, would be able to control many matters requiring approval by the stockholders of the Company, including the election of directors. The

Company's certificate of incorporation provides for authorized but unissued Preferred Stock, the terms of which may be fixed by the Board of Directors. Such provisions could have the effect of delaying, deferring or preventing a change of control of the Company. See "Capital Stock of the Company."

ABSENCE OF PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

  The Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "IMPH". Prior to the Offering, there has been no market for the Common Stock and there can be no assurance that an active public market for the Common Stock will develop or continue after the Offering. There has been a history of significant volatility in the market prices for shares of companies engaged in the health care and biotechnology fields, and it may be expected that the market price of the shares of Common Stock offered hereby may be highly volatile. Factors such as fluctuations in the Company's quarterly revenues and operating results, announcements of technological innovations or new analytical services by the Company and its competitors, and changes in third party reimbursement and governmental regulation may have a significant effect on the market price of the Common Stock.

REGISTRATION RIGHTS OF CERTAIN HOLDERS

  Certain of the Company's existing stockholders have certain rights with respect to the registration under the Securities Act of shares of Common Stock owned by them from time to time (the "Registrable Shares"). In general, such stockholders may demand on up to two occasions that the Company register the sale of their Common Stock. Furthermore, if registration of the sale of shares of Common Stock held by such stockholders is available to the Company on Form S-3 (a short-form registration statement available to certain seasoned issuers), and such stockholders are not otherwise able to sell their Common Stock without registration under the Securities Act, such stockholders can cause the Company to register the sale of shares having an aggregate proposed offering price of not less than $500,000 in any six-month period. Each holder of Registrable Shares also has piggy-back registration rights, subject to certain limitations, in the event the Company proposes to register the sale of any shares of Common Stock (or securities convertible into Common Stock) for its own account or for the account of its stockholders. The Company is obligated to bear all of the expenses in connection with the registration of the Registrable Shares, except underwriting commissions and discounts. Any sales of Registrable Shares will be subject to the 180-day lock-up described under "Shares Eligible for Future Sale."

DIVIDENDS

  The Company does not currently pay dividends on its Common Stock and does not anticipate paying any dividends in the foreseeable future. It is anticipated that the terms of any future debt financings may restrict the payment of dividends. See "Dividend Policy."

                                DIVIDEND POLICY

  The Company has never paid a cash dividend on its Common Stock and does not anticipate paying dividends in the foreseeable future. It is the present policy of the Company's Board of Directors to retain earnings, if any, to finance the expansion of the Company's business. The payment of dividends in the future will depend on the results of operations, financial condition, capital expenditure plans and other cash obligations of the Company and will be at the sole discretion of the Board of Directors. In addition, certain provisions of existing, proposed and future indebtedness of the Company may prohibit or limit the Company's ability to pay dividends. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

                     SELECTED FINANCIAL AND OPERATING DATA

  The following table sets forth selected financial and operating data of the Company as of December 31 in each of 1990 through 1994 and for each of the years in the five-year period ended December 31, 1994. The following table also presents selected financial and operating data for the Company as of September 30, 1995 and for the nine-month periods ended September 30, 1994 and 1995. The statement of operations and balance sheet data as of December 31 in each of 1990 through 1994 and as of September 30, 1995 and for each of the years in the five-year period ended December 31, 1994 and for the nine-month period ended September 30, 1995 have been derived from the Company's audited financial statements of which such financial statements as of December 31, 1993 and 1994 and September 30, 1995 and for each of the years in the three-year period ended December 31, 1994 and for the nine-month period ended September 30, 1995 and the notes thereto are included elsewhere in this Prospectus. The statement of operations data for the nine-month period ended September 30, 1994 have been derived from the Company's unaudited financial statements also appearing herein which, in the opinion of the Company, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial information included therein. Results for the interim periods are not necessarily indicative of results for the full year. The historical financial data should be read in conjunction with and is qualified in its entirety by reference to the financial statements of the Company and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                     NINE MONTHS
                                                                        ENDED
                                YEAR ENDED DECEMBER 31,             SEPTEMBER 30,
                          ----------------------------------------  ---------------
                           1990    1991    1992    1993     1994     1994    1995
                          ------  ------  ------  -------  -------  ------  -------
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
 Total revenues.........  $1,631  $3,462  $4,993  $ 7,042  $10,014  $7,030  $10,531
 Operating expenses:
 Salaries and related
  costs.................   1,188   1,695   2,668    4,162    4,682   3,419    4,932
 Selling, general and
  administrative........   1,178   1,805   2,298    3,805    4,351   3,155    4,770
                          ------  ------  ------  -------  -------  ------  -------
 Total operating
  expenses..............   2,366   3,500   4,966    7,967    9,033   6,574    9,702
                          ------  ------  ------  -------  -------  ------  -------
 Income (loss) from
  operations............    (735)    (38)     27     (925)     981     456      829
 Other income
  (expense).............      18      49      29        2      (15)    (10)      35
                          ------  ------  ------  -------  -------  ------  -------
 Income (loss) before
  income tax expense....    (717)     11      56     (923)     966     446      864
 Income tax expense(1)..       3       3      24       19       98      56      --
                          ------  ------  ------  -------  -------  ------  -------
 Net income (loss)......    (720)      8      32     (942)     868     390      864
 Accrued dividends on
  Preferred Stock(2)....    (167)   (291)   (314)    (371)    (427)   (320)    (390)
                          ------  ------  ------  -------  -------  ------  -------
 Net income (loss)
  available to common
  stockholders..........  $ (887) $ (283) $ (282) $(1,313) $   441  $   70  $   474
                          ======  ======  ======  =======  =======  ======  =======
 Pro forma net income
  per common
  share(3)(4)...........                                   $   .33          $   .26
                                                           =======          =======
 Pro forma weighted
  average common and
  common equivalent
  shares
  outstanding(3)........                                     2,602            3,318
                                                           =======          =======

--------
(1) The Company anticipates that its federal income tax carryforwards will be exhausted in 1995 and that it will become a full federal income tax payor in 1996.
(2) Reflects dividends accrued on the Preferred Stock. Dividends accrued prior to February 10, 1995 were forgiven in conjunction with the issuance of Series D Preferred Stock. Dividends accrued from February 10, 1995 in the amount of $343,000 shall be paid and cease to accrue upon conversion of the Preferred Stock immediately prior to the completion of the Offering.
(3) Pro forma weighted average shares outstanding give effect to the conversion of the outstanding shares of Preferred Stock into shares of Common Stock in accordance with the terms thereof immediately prior to the completion of the Offering and retroactively reflect the 1-for-2.8218735 reverse split of the outstanding shares of Common Stock.
(4) Does not reflect $343,000 in dividends accrued on the Preferred Stock from February 10, 1995, which dividends shall be paid and cease to accrue upon conversion of the Preferred Stock immediately prior to the completion of the Offering.

                                                                   NINE MONTHS
                                                                      ENDED
                                 YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                          -------------------------------------- ---------------
                           1990   1991    1992    1993    1994    1994    1995
                          ------ ------- ------- ------- ------- ------- -------
                                          (DOLLARS IN THOUSANDS)
SELECTED OPERATING DATA:
 Revenues...............  $1,631 $ 3,462 $ 4,993 $ 7,042 $10,014 $ 7,030 $10,531
 Number of cases
  reported..............   4,245  11,038  15,136  24,812  33,618  24,058  31,505
 Number of hospitals
  served................     444     728     817     959   1,021     895   1,022
 Cases per hospital
  served................      10      15      19      26      33      27      31

                                    DECEMBER 31,                  SEPTEMBER 30, 1995
                         --------------------------------------  ---------------------
                          1990    1991    1992    1993    1994   ACTUAL AS ADJUSTED(1)
                         ------  ------  ------  ------  ------  ------ --------------
                                                                    (IN THOUSANDS)
BALANCE SHEET DATA:
 Working capital........ $  233  $1,517  $1,429  $1,736  $2,500  $4,700    $27,225
 Total assets...........    807   2,061   2,221   3,152   4,144   7,487     30,013
 Long-term liabilities,
  net of current
  portion...............    --      --      --      120     241     726        726
 Redeemable preferred
  stock.................  2,301   4,038   4,352   5,979   6,407     --         --
 Total stockholders'
  equity (deficiency)... (1,901) (2,184) (2,464) (3,741) (3,266)  5,551     28,077

--------
(1) As adjusted to reflect the sale of 1,950,000 shares of Common Stock offered pursuant to the Offering and the application of the net proceeds therefrom.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  IMPATH was founded in 1988 to provide specialized cancer information to the medical community. The Company uses sophisticated technologies to provide customized analyses which assist physicians in correctly diagnosing difficult tumors, accurately determining prognostic status and selecting the optimal, patient-specific treatment. The Company conducts these analyses based upon three main technologies: immunohistochemistry, flow and image cytometry, and molecular pathology. See "Business--Company Diagnostic and Prognostic Services" for a description of these technologies. The Company serves physicians specializing in cancer, mainly pathologists, oncologists and urologists, throughout the United States. IMPATH's client list has grown to include approximately 4,000 physicians in over 1,000 hospitals.

  The diagnosis and prognosis of cancer has become increasingly important in determining successful individualized therapies. Historically, the treatment of cancer has frequently used an approach based upon how a particular drug or therapy worked on the population as a whole; if one therapy (i.e. a particular chemotherapy, radiation therapy or other treatment) proved ineffective then another was tried until a successful therapy was found or all possibilities were exhausted. The Company's cancer knowledge base allows oncologists to use patient-specific data to select an optimal therapy before it is tried, thereby targeting only those therapies most likely to be effective, avoiding the pain, risk and cost associated with excess or inappropriate treatment. Furthermore, the increased understanding of the molecular basis of cancer will lead to the development of new diagnostic and prognostic methods and therapeutic tools with specialized cancer analysis becoming a significant tool for optimizing the management of all phases of cancer.

  Since its inception, the Company has raised approximately $6,746,000 of capital through the issuance of Preferred Stock, which will be converted into Common Stock immediately prior to the completion of the Offering. At September 30, 1995, the Company had working capital of $4,700,000 and cash and cash equivalents of approximately $2,049,000.

RESULTS OF OPERATIONS

 GENERAL

  The Company derives its revenues by performing specialized cancer analyses and typically bills various third party payors, such as hospitals, private insurance plans, managed care plans and governmental programs (i.e. Medicare), as well as individual patients. The Company has over the last few years experienced increased pressures on reimbursement and expects such pressures to cause reduced pricing on average for diagnostic and prognostic analyses in future periods. See "Business--Reimbursement" and "Risk Factors-- Reimbursement." Despite those pressures, through September 30, 1995, the Company has on average experienced increasing reimbursement trends due to changes in its product and payor mix and the application of new technologies. This has been accomplished without instituting a price increase over the last three years. For the nine months ended September 30, 1995, the Company's payor mix relating to diagnostic and prognostic services, expressed as a percentage, was 43% for hospitals, 29% for private insurance and managed care, 25% for Medicare and 3% for individual patients.

  Historically, from January 1, 1992 through December 31, 1994, the Company's revenues increased an average of 41.6% per year. For the nine months ended September 30, 1995, revenues increased 49.8% over the comparable period of the prior year. The Company reported net income of $868,000 for 1994 and $864,000 for the nine months ended September 30, 1995, even after incurring approximately $365,000 of operating expenses during such nine-month period in connection with the establishment of the Company's California facility, which commenced operations in December 1995.

  The Company believes that its business is generally unaffected by seasonality, except for slower growth in revenues during the third quarter of its fiscal year due to reduced activity during the summer months.

  In 1993, the Company experienced its only loss in the last four fiscal years. This loss was due primarily to increased operating expenses, inadequate cost controls associated with its purchasing and personnel policies resulting in increased expenses of approximately $239,000 and $124,000 of expenses incurred in connection with a change in the Company's executive management (including severance payments and search fees), including the replacement of the Company's former President and Chief Executive Officer with Anu D. Saad, Ph.D. Since 1993, the Company's current management has instituted extensive cost controls, including specific purchasing guidelines and the engagement of an outside payroll and human resources service, resulting in a decrease in selling, general and administrative expenses as a percentage of total revenues from 54.0% in 1993 to 43.4% in 1994, generating net income in 1994 of $868,000.

  The following table sets forth the percentages of total revenues represented by certain items reflected in the Company's Statement of Operations. The information that follows should be read in conjunction with the financial statements and notes thereto included elsewhere herein. The results of the periods presented below were not significantly affected by inflation.

                                                                NINE MONTHS
                                           YEAR ENDED              ENDED
                                          DECEMBER 31,         SEPTEMBER 30,
                                        ---------------------  --------------
                                        1992    1993    1994    1994    1995
                                        -----   -----   -----  ------  ------
Total revenues......................... 100.0%  100.0%  100.0%  100.0%  100.0%
Operating expenses:
  Salaries and related costs...........  53.4    59.1    46.8    48.7    46.8
  Selling, general and administrative..  46.1    54.0    43.4    44.9    45.3
                                        -----   -----   -----  ------  ------
Total operating expenses...............  99.5   113.1    90.2    93.6    92.1
                                        -----   -----   -----  ------  ------
Operating income (loss)................    .5   (13.1)    9.8     6.4     7.9
Other income (expense).................    .6     -0-     (.1)    (.1)     .3
                                        -----   -----   -----  ------  ------
Income (loss) before income tax ex-
 pense.................................   1.1   (13.1)    9.7     6.3     8.2
Income tax expense.....................    .5      .3     1.0      .8     -0-
                                        -----   -----   -----  ------  ------
Net income (loss)......................    .6   (13.4)    8.7     5.5     8.2
Accrued dividends on Preferred Stock...  (6.3)   (5.3)   (4.3)   (4.6)   (3.7)
                                        -----   -----   -----  ------  ------
Net income (loss) available to common
 stockholders..........................  (5.7)% (18.7)%   4.4%     .9%    4.5%
                                        =====   =====   =====  ======  ======

 NINE MONTHS ENDED SEPTEMBER 30, 1995 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 1994

  The Company's total revenues for the first nine months of 1995 and 1994 were $10,531,000 and $7,030,000, respectively, representing an increase of $3,501,000, or 49.8%, in 1995. This growth was primarily attributable to a 31.0% increase in case volume resulting from increased sales and marketing activities. In addition, revenue realization per case increased due to product mix changes towards cases which carry a higher reimbursement rate.

  Salaries and related costs for the first nine months of 1995 and 1994 were $4,932,000 and $3,419,000, respectively, representing an increase of $1,513,000, or 44.3%, in 1995. This increase was the result of increased personnel, as well as personnel costs incurred in connection with the establishment of the Company's California facility. As a percentage of total revenues, salaries and related costs decreased to 46.8% in 1995 from 48.7% in 1994.

  Selling, general and administrative expenses for the first nine months of 1995 and 1994 were $4,770,000 and $3,155,000, respectively, representing an increase of $1,615,000, or 51.2%, in 1995. The largest component of this increase was an anticipated increase in bad debt expense of approximately $663,000 associated with higher revenues as well as with revenues requiring copayments. In addition, depreciation expense and equipment-related rental and service costs increased by $145,000 and $134,000, respectively, due to planned laboratory and office equipment additions. The Company also incurred higher travel and recruitment expenses associated with its expanded sales, marketing and database development activities.

  Income from operations for the first nine months of 1995 and 1994 was $829,000 and $456,000, respectively, representing an increase of $373,000, or 81.8%, in 1995. The 1995 figure reflects approximately $365,000 of operating expenses incurred in connection with the establishment of the Company's California facility, which commenced operations during December 1995. This facility will continue to have a negative effect on earnings through at least the first quarter of 1996 or until it generates sufficient incremental volume and revenues to cover the facility's operating expenses. As a percentage of total revenues, income from operations increased to 7.9% in 1995 from 6.4% in 1994 due to economies of scale.

  Other income (expense) for the first nine months of 1995 and 1994 was $35,000 and $(10,000), respectively, representing an increase of $45,000 in 1995. The increase was the result of increased interest income generated from proceeds of the sale of the Company's Series D Preferred Stock in February 1995, partially offset by increased interest expense due to additional capital lease obligations.

  The tax provision for the first nine months of 1994 reflects state and local income tax expense. No tax benefits were recorded for unused net operating loss carryforwards or other temporary differences. For 1995, the Company has recorded deferred tax assets to the extent of taxes that it expects to pay on estimated current year taxable earnings through September 30, 1995. Management believes that realization of such deferred assets is more likely than not. As such, it currently estimates its annual effective tax rate for 1995 to be zero.

  As a result, net income for the first nine months of 1995 and 1994 was $864,000 and $390,000, respectively, representing an increase of $474,000, or 121.5%, in 1995. As a percentage of total revenues, net income increased to 8.2% in 1995 from 5.5% in 1994.

 YEAR ENDED DECEMBER 31, 1994 COMPARED WITH YEAR ENDED DECEMBER 31, 1993

  Total revenues in 1994 and 1993 were $10,014,000 and $7,042,000, respectively, representing an increase of $2,972,000, or 42.2%, in 1994. This increase was primarily attributable to a 35.5% increase in case volume as well as increased revenue realization per case resulting from an increased number of breast prognostic analyses and tumor diagnosis cases, which carry a higher reimbursement rate.

  Salaries and related costs in 1994 and 1993 were $4,682,000 and $4,162,000, respectively, representing an increase of $520,000, or 12.5%, in 1994. This increase was due to increased sales personnel and increased technical and operating personnel required to support the increased case volume. As a percentage of total revenues, salaries and related costs decreased to 46.8% in 1994 from 59.1% in 1993 as a result of economies of scale and an increased focus on cost controls in 1994. See "General" above.

  Selling, general and administrative expenses in 1994 and 1993 were $4,351,000 and $3,805,000, respectively, representing an increase of $546,000, or 14.3%, in 1994. This increase was primarily due to increased bad debt expense associated with the increased revenues and increased variable costs resulting from the increased case volume. As a percentage of total revenues, selling, general and administrative expenses decreased to 43.4% in 1994 from 54.0% in 1993 due to an increased focus on cost controls in 1994. See "General" above.

  Income (loss) from operations in 1994 and 1993 was $981,000 and ($925,000), respectively, representing an increase of $1,906,000 in 1994. This increase was primarily attributable to increased revenues coupled with increased operating margins and charges incurred during 1993 in connection with a change in the Company's management.

  Other income (expense) in 1994 and 1993 was ($15,000) and $2,000, respectively. This was due to increased interest expense associated with increased capital lease obligations.

  Income tax expense in 1994 and 1993 was $98,000 and $19,000, respectively, representing an increase of $79,000 in 1994 due to the Company's increased earnings and utilization of a portion of the Company's net operating loss carryforward for federal income tax purposes.

  As a result, net income (loss) for 1994 and 1993 was $868,000 and $(942,000), respectively, representing an increase of $1,810,000 in 1994.

 YEAR ENDED DECEMBER 31, 1993 COMPARED WITH YEAR ENDED DECEMBER 31, 1992

  Total revenues in 1993 and 1992 were $7,042,000 and $4,993,000, respectively, representing an increase of $2,049,000, or 41.0%, in 1993. This increase was primarily attributable to an increase in case volume of approximately 63.9% partially offset by an 8.6% decrease in revenue realization per case due to an increase in urology case volume, which carries a lower reimbursement rate than IMPATH's other services.

  Salaries and related costs in 1993 and 1992 were $4,162,000 and $2,668,000, respectively, representing an increase of $1,494,000, or 56.0%, in 1993. This increase was primarily due to increased expenses for sales and laboratory personnel hired during 1993 as well as personnel costs incurred during 1993 in connection with a change in the Company's management structure. As a percentage of total revenues, salaries and related costs increased to 59.1% in 1993 from 53.4% in 1992. See "General" above.

  Selling, general and administrative expenses in 1993 and 1992 were $3,805,000 and $2,298,000, respectively, representing an increase of $1,507,000, or 65.6%, in 1993. This increase was primarily attributable to increases in variable expenses during 1993. As a percentage of revenues, selling, general and administrative expenses increased to 54.0% in 1993 from 46.1% in 1992. Since 1993, the Company's new management has instituted extensive cost controls, resulting in a decrease in selling, general and administrative expenses as a percentage of total revenues from 54.0% in 1993 to 43.4% in 1994, generating net income in 1994 of $868,000.

  Income (loss) from operations in 1993 and 1992 was ($925,000) and $27,000, respectively, representing a decrease of $952,000 in 1993. This decrease was largely attributable to increased personnel and variable expenses.

  Other income in 1993 and 1992 was $2,000 and $29,000, respectively, representing a decrease of $27,000 due to reduced interest income in 1993.

  Income tax expense in 1993 and 1992 was $19,000 and $24,000, respectively, representing a decrease in 1993 of $5,000 due to the Company's loss in 1993.

  As a result, net income (loss) in 1993 and 1992 was $(942,000) and $32,000, respectively, representing a decrease of $974,000.

LIQUIDITY AND CAPITAL RESOURCES

  Since inception, the Company has financed its operations through the private issuance of convertible preferred stock, secured term loans and operating and capital equipment leases. From inception through September 30, 1995, the Company has received proceeds of approximately $6,746,000 from the issuance of Preferred Stock. The Company's working capital and capital expenditure needs have increased and are expected to continue to increase as the Company expands its existing facilities into California and pursues its growth strategy. See "Business--Strategy--Geographic Expansion" and "Risk Factors--Risks Associated with Development Strategy" and "--Risks Associated with California Expansion."

  Historically, the Company's operating activities have not generated positive cash flow due to increases in accounts receivable of the Company resulting from rapid sales growth. For the nine months ended September 30, 1995, the Company used approximately $136,000 of cash in its operating activities and approximately $382,000 for capital expenditures. IMPATH financed these activities through proceeds of approximately $1,912,000 from the issuance of preferred stock in February 1995 and bank loans in the principal amount of $300,000. The Company expects this operating cash flow usage trend to continue during 1996 due to its expansion into California, but believes its existing cash resources are sufficient to cover any shortfall.

  In August 1995, the Company established a line of credit in the aggregate amount of $1,000,000 with Chemical Bank. Borrowings under the line will bear interest at .5% over Chemical Bank's prime rate. The availability of the line of credit is subject to the execution of such additional documentation as Chemical Bank may request. As of September 30, 1995, the Company had not drawn on the line of credit.

  At September 30, 1995, the Company had working capital of approximately $4,700,000 and cash and cash equivalents of approximately $2,049,000. The Company's capital expenditures through December 31, 1995 in connection with the establishment of its California facility were $831,000, which were partially financed through capital equipment leases, a $300,000 three-year secured term loan, and a $145,200 leasehold improvement allowance from the landlord.

  The Company's growth strategy is anticipated to be financed through the net proceeds from the Offering, its current cash resources and existing third party credit facilities. The Company believes the combination of these sources will be sufficient to fund its operations and satisfy the Company's cash requirements for the next 12 months and the foreseeable future. There may be circumstances, however, that would accelerate the Company's use of proceeds from the Offering. If this occurs, the Company may, from time to time, incur additional indebtedness or issue, in public or private transactions, equity or debt securities. However, there can be no assurance that suitable debt or equity financing will be available to the Company.

IMPACT OF INFLATION AND CHANGING PRICES

  The impact of inflation and changing prices on the Company has been primarily limited to salary, laboratory and operating supplies and rent increases and has not been material to date to the Company's operations. In the future, the Company may not be able to raise the prices for its cases by an amount sufficient to cover the cost of inflation, although the Company is responding to these concerns by attempting to increase the volume and adjust the product mix of its business.

RECENT OPERATING RESULTS

  The Company's total revenues in 1995 and 1994 were $14,714,000 and $10,014,000, respectively, representing an increase of $4,700,000, or 46.9%, in 1995. This growth was primarily attributable to a 28.8% increase in case volume resulting from increased sales and marketing activities. In addition, revenue realization per case increased due to product mix changes towards cases which carry a higher reimbursement rate.

  Salaries and related costs in 1995 and 1994 were $6,830,000 and $4,682,000, respectively, representing an increase of $2,148,000, or 45.9%, in 1995. This increase was the result of increased personnel, as well as personnel costs incurred in connection with the establishment of the Company's California facility. As a percentage of total revenues, salaries and related costs decreased to 46.4% in 1995 from 46.8% in 1994.

  Selling, general and administrative expenses in 1995 and 1994 were $6,863,000 and $4,351,000, respectively, representing an increase of $2,512,000, or 57.7%, in 1995. The largest component of this increase was an increase in bad debt expense of approximately $784,000 associated with higher revenues and particularly revenue generated from third-party billing, which has historically had a higher bad debt rate than institutional billing. In addition, depreciation expenses and equipment-related rental and service costs increased by $390,000 and $133,000, respectively, due to planned laboratory and office equipment additions. The Company also incurred higher travel and recruitment expenses associated with its expanded sales, marketing and database development activities.

  Income from operations in 1995 and 1994 was $1,021,000 and $981,000, respectively, representing an increase of $40,000, or 4.1%, in 1995. The 1995 figure reflects approximately $785,000 of operating expenses incurred in connection with the establishment of the Company's California facility. As a percentage of total revenues, income from operations decreased to 6.9% in 1995 from 9.8% in 1994 as a result of the previously noted increase in operating expenses associated with the start-up of the California facility.

  In 1995, the Company's operating activities provided approximately $515,000 in cash and the Company used approximately $737,000 for capital expenditures. IMPATH financed these activities through proceeds of approximately $1,912,000 from the issuance of preferred stock in February 1995 and bank loans in the principal amount of $300,000.

  As a result, net income in 1995 and 1994 was $1,043,000 and $868,000, respectively, representing an increase of $175,000, or 20.2%, in 1995. As a percentage of total revenues, net income decreased to 7.1% in 1995 from 8.7% in 1994.

  See the Company's financial statements as of December 31, 1995 and for the year then ended included under "Annual Report on Form 10-K/A."

NEW ACCOUNTING PRONOUNCEMENT

  In March 1995, Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121") was issued. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to such assets to be held and used and for long-lived assets and certain intangibles to be disposed of. SFAS No. 121 requires that long-lived assets and certain intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. SFAS No. 121 must be implemented by the Company no later than the year ended December 31, 1996. The adoption of SFAS No. 121 is not expected to have a material impact on the Company's financial position or operating results.

                                   BUSINESS

GENERAL

  IMPATH provides critical information focused exclusively on cancer. The Company provides the expertise to establish correct diagnosis, accurate prognosis, treatment determination and patient follow-up, all of which are essential for making medically optimal and cost-effective cancer management decisions. IMPATH believes it currently performs more specialized analyses to establish correct diagnosis of difficult cancer cases than any other institution in the world. The Company also believes it is the leader in providing the most comprehensive prognostic information essential to the management of breast cancer. IMPATH provided patient-specific prognostic information on over 10% of all such cases in the U.S. last year and over 20% of cases diagnosed in the New York metropolitan area, the Company's largest market. The Company believes that large clinical laboratory companies are in general not prepared to provide the type of intensive, highly technical, patient-specific service that it thinks the market requires. The few university-based medical centers which have the professional expertise and advanced technologies required to perform such analyses do not generally provide the same focus as the Company on service (48 hour turn-around for IMPATH compared with 14 days or more for academic centers) and on delivery of coordinated and integrated information. The Company has capitalized on this competitive advantage to build one of the most significant knowledge bases related to the diagnosis, prognosis and treatment of cancer. In addition, the significant volume of cases the Company reviews is also enabling IMPATH to rapidly grow its diagnostic and prognostic database into one of the largest and most comprehensive cancer databases and tissue libraries in the world, with a specific emphasis on patient outcomes and optimal treatment protocols.

  The market for cancer diagnosis, prognosis and treatment is significant and growing. According to the American Cancer Society, the estimated number of cancer cases diagnosed annually in the United States (excluding certain skin cancers) increased from approximately 782,000 in 1980 to approximately 1,200,000 in 1994, an increase of 53%. This increase is attributable to a number of factors, including a growing and aging population. In addition, earlier diagnosis and better information have led to more effective treatment and increased the relative five-year survival rate of cancer patients from 39% in 1963 to 54% in 1990. As a result, over 8,000,000 Americans alive today have been diagnosed with cancer. The Company anticipates that these trends will continue and that the demand for information regarding cancer will continue to increase. The cost of treating cancer patients is also expected to escalate. The National Cancer Institute estimates that direct medical costs associated with cancer totaled approximately $35 billion in 1994, not including lost productivity and mortality costs. The Company believes that direct medical costs associated with cancer will increase more rapidly than those associated with most other diseases as a result of the growth in the number of cancer patients and the high cost of new therapies.

  IMPATH's potential market includes all physicians involved in the diagnosis and treatment of cancer in the United States. This includes approximately 16,000 pathologists, 7,000 oncologists and 9,000 urologists, as well as other specialists for whom cancer is important, such as surgeons, gynecologists and radiologists. Historically, pathologists have been the focus of the Company's marketing efforts because they are responsible for providing the information from which all cancer management decisions flow.

  Currently, IMPATH's major customers are the pathology departments of small to medium sized community hospitals (100 to 500 beds). According to the American Hospital Association, there are approximately 3,200 hospitals of this size in the United States. Of these, approximately 2,650 are located in geographic areas targeted by IMPATH (i.e. states with high cancer incidence). The Company believes that direct medical costs associated with cancer will increase more rapidly than those associated with most other diseases as a result of the growth in the number of cancer patients and the high cost of new therapies. As a result, the delivery of cost-effective treatment will become increasingly important. The cornerstone of cost-effective cancer treatment is accurate diagnosis and prognostic assessment: this constitutes IMPATH's core business.

  The diagnosis, assessment and treatment of cancer is extremely complex and requires a multidisciplinary approach. Among the key specialties involved in cancer management are surgery (for diagnosis and treatment), oncology (for treatment and follow-up), radiology (for diagnosis and follow-up), radiation oncology (for treatment) as well as a number of subspecialties for which cancer is an important disease, such as urology and gynecology. However, absolutely central to all of the specialties and the decisions made by them is the accurate diagnosis and prognostic assessment of the cancer. This information (which is necessary for any treatment decision) is provided by the pathologist.

  Through the development and use of sophisticated technologies, IMPATH provides patient- specific diagnostic and prognostic information to pathologists, urologists and oncologists specializing in the disease of cancer. IMPATH believes that the use of its services is critical in both the optimization of patient care as well as the cost-effective delivery of that care. Historically, the treatment of cancer has frequently used an approach based upon how a particular drug or therapy worked on the population as a whole; if one therapy (i.e. a particular chemotherapy, radiation therapy or other treatment) proved ineffective then another was tried until a successful therapy was found or all possibilities were exhausted. IMPATH provides care givers with the necessary information, based upon a given individual's specific cancer, to diagnose correctly a difficult tumor and very often know whether a therapy is the optimal one before it is tried, thus targeting only those therapies appropriate to an individual's specific cancer and avoiding the trauma, risk and cost of unnecessary treatment. In a significant number of instances, IMPATH's analysis of particularly difficult cases has helped doctors avoid misdiagnosis. The Company believes that significant cost savings can be achieved through the relatively inexpensive but highly valuable services provided by IMPATH. Furthermore, as an increased understanding of the molecular basis of cancer leads to the development of new evaluation methods and therapeutic tools, the information provided by IMPATH is expected to become increasingly significant in optimizing the management of all phases of cancer, including cancer predisposition, diagnosis, prognostic and therapeutic assessment and treatment follow-up.

CANCER INFORMATION MARKET

  Oncology analysis currently represents a small but important portion of the overall clinical testing market and has significant growth opportunities. The emphasis on cost-containment within the health care industry has placed a heavy burden on the hospital laboratory. Hospitals are demanding more cost-effective operations, while providing services which satisfy the medical staff, encourage patient admissions, discourage patient transfers, and generate maximum revenue. Thus the target hospitals are often faced with the following choices: operating a small scale, under-utilized and costly immuno-and molecular pathology laboratory in-house; referring these tests to a major medical center, resulting in long turnaround service times and the possibility of losing the patient entirely to that center; or referring the case to an outside, independent laboratory, substantially all of which provide a limited number of mostly automated tests with little or no analysis of test results. IMPATH provides a valuable, cost-effective and expeditious alternative for these hospitals by providing a single source for a broad range of sophisticated, labor-intensive diagnostic and prognostic analyses for cancer patients.

  The continuing trend towards the organization of health care providers into managed care networks that emphasize cost containment is the major focus of medical delivery. IMPATH believes that, as a result of this trend, there will be a major effort to outsource sophisticated cancer analysis in order to optimize patient care and control costs. IMPATH is positioned to take advantage of this trend by providing diagnostic and prognostic information that is the basis for optimal and less costly therapy choices. In many cases, unnecessary treatment can be avoided.

  In the past decade, the oncology analysis industry has experienced many new products and services resulting from the increased understanding of cancer and its cellular and molecular biology. As new therapies emerge, management believes the demand for services which provide information regarding specific diagnosis, prognosis and therapeutic assessment for individual cancers will increase substantially. In fact, the effort to identify new cancer therapies represents an enormous multinational effort which is yielding, and is likely to continue to yield, a great many new therapeutic options. IMPATH believes that it is in an ideal position to take advantage of this growing and evolving market; its services are synergistic with the development of new therapies because these therapies will often require specific information about individual cancers to achieve optimal effect. As such therapies become available to the public, they can only be applied and evaluated using the types of information provided by IMPATH. Thus, IMPATH believes it is well positioned to take advantage of the advances in cancer therapy into the future.

COMPANY STRATEGY

  The Company's objective is to be the leading cancer information company and to become the comprehensive resource for integrating all aspects of the management of cancer information. The Company believes that its position as a leader in providing valuable information on cancer, its demonstrated expertise in the application of sophisticated technologies for better and more cost-effective treatment of cancer, its large case flow and diagnostic and prognostic database and the distinguished reputation of its scientific staff give the Company significant competitive advantages. The Company is pursuing the following strategies to achieve its objective:

  Focus on Cancer. IMPATH believes that a significant opportunity exists for a company focused on combining sophisticated technologies with an expanding knowledge base to provide information critical to the optimal evaluation and treatment of cancer. IMPATH is providing advanced information for virtually all forms of cancer, and has developed a special expertise in breast cancer.

  Incorporate Evolving Technologies into Cancer Management. The Company intends to continue to identify and incorporate new technologies that provide better information about cancer. IMPATH's medical staff and scientific consultants are leaders in the development and validation of technologies that are, and will be, important in the evaluation of various cancers. The Company seeks to consolidate its leadership in cancer information and management by matching the changing therapeutic choices of the medical community with the latest diagnostic tools of the research community. IMPATH has a well developed relationship with the biotechnology industry which has resulted from its extensive and continuing work to evaluate new technologies as they are being developed. Although this area of business represents a very small portion of the Company's revenues, it allows IMPATH to expand continuously its expertise in emerging technologies.

  Expand and Enhance Database. IMPATH has one of the most significant knowledge bases related to the diagnosis, prognosis and treatment of cancer. In addition, the significant volume of cases the Company reviews is also enabling IMPATH to rapidly grow its diagnostic and prognostic database into one of the largest and most comprehensive cancer databases and tissue libraries in the world, with a specific emphasis on patient outcomes and optimal treatment protocols. IMPATH expects to continue to link the data obtained from diagnostic and prognostic analyses with therapy choice and patient outcomes. The management of cancer information at all stages from predisposition to monitoring of disease following therapy is expected to position the Company to develop data regarding the medical value and cost-effectiveness of various diagnostic and prognostic analyses, as well as the efficacy of currently used and newly developed therapeutic regimens. Management believes that this constantly expanding and evolving database will result in the development of optimal protocols and will have a significant impact on the management of cancer.

  Establish Strategic Partnerships and Joint Ventures. The Company believes that the most comprehensive and therefore the most valuable database will be established through the coordinated efforts of groups that are key components in the cancer care network. During 1996, the Company plans to pursue strategic partnerships and joint ventures with oncology networks, hospital groups, managed care companies and pharmaceutical companies. Oncology networks, hospital groups and managed care companies can provide the Company access to additional comprehensive patient data for inclusion in IMPATH's database. A potential area of great synergy is between IMPATH and groups developing new cancer therapies, including biotech companies, pharmaceutical companies and research centers. As therapies evolve to take advantage of new advances in the cellular and molecular basis of cancer, a more detailed knowledge of an individual's cancer will be essential in order to select those individuals that will benefit most from particular approaches. IMPATH is well positioned with these groups to become an integral part of the therapy development process. For example, IMPATH's prognostic expertise can identify patient groups which are most likely to respond to a new cancer treatment so that clinical trials of the treatment's efficacy can be targeted to these patient groups. Also, IMPATH can assist physicians in determining whether a new cancer treatment would be effective for a specific patient's cancer. This will have the added advantage of demonstrating the importance of the services provided by IMPATH. The Company has not entered into any agreements or letters of intent with respect to any future strategic partnerships or joint ventures.

  Develop Managed Care Relationships. The organization of health care providers into managed care networks represents an important business opportunity for the Company because, in many cases, unnecessary treatment can be avoided and significant cost savings can be achieved through the relatively inexpensive services provided by IMPATH. A typical IMPATH case analysis costs approximately $300 and provides the physician with the information to potentially avoid ineffective courses of therapy costing many thousands of dollars. The Company has targeted the managed care market by establishing managed care provider contracts with organizations that are active within current IMPATH accounts. The Company also intends to expand its presence in managed care by aggressively marketing the cost effectiveness and patient benefits of IMPATH's services, highlighting the savings that would result from the information provided by the Company and assisting managed care companies in developing cancer treatment protocols.

  In order to achieve its goal, the Company has established a managed care group within its sales organization including the Director of Sales, Director of Corporate Marketing and a Director of Managed Care. Management believes that the combined efforts of the existing sales force and the managed care group will allow the Company to expand significantly its presence in managed care.

  Geographic Expansion. In December 1995, IMPATH established a facility in Southern California, thereby expanding the Company's national presence. California currently represents IMPATH's second largest market (after the New York metropolitan area) and has the highest concentration of patients enrolled in managed care. The California facility provides the Company with additional operating capacity. Furthermore, the California facility broadens the Company's technical capabilities by providing an added focus on molecular analysis and cytogenetics. The Company incurred $785,000 in operating expenses during 1995 in connection with this facility, reducing earnings for such period. This facility will continue to have a negative effect on earnings through at least the first quarter of 1996 or until it generates sufficient incremental volume and revenues to cover the facility's operating expenses. In general, geographic expansion involves expansion of the Company's sales force, with focus on regions where the number of cancer cases and the market potential warrant the presence of full-time sales representatives.

  IMPATH believes that foreign markets in cancer information represent a significant opportunity for the Company. IMPATH intends to pursue this opportunity by partnering with foreign oncology networks or hospital groups. These efforts will focus primarily on Europe, Southeast Asia, Japan,

Canada and Australia, as these regions represent areas where sophisticated treatment technologies currently exist and therefore the demand for IMPATH's services will be greatest. These areas also represent regions with the economic ability to provide for the advanced types of cancer management that can best utilize the Company's services.

  Acquisitions. The Company intends to pursue selective acquisitions of companies that will enhance its cancer management information base. These acquisitions may be in three different areas: companies that have expertise that is complementary to, and synergistic with, the Company's current technologies; companies that are establishing tumor registries in hospitals; and companies that have expertise in the evaluation of medical data and cost analysis. The Company has not entered into any agreements or letters of intent with respect to any future acquisitions.

COMPANY DIAGNOSTIC AND PROGNOSTIC SERVICES

  IMPATH provides individualized diagnostic and prognostic information to pathologists, oncologists and others specializing in the disease of cancer through the use of sophisticated technologies. At present, approximately 65% of the Company's revenues are derived from the provision of prognostic analyses and 35% are derived from the provision of diagnostic analyses.

  Recent advances in immunology, biochemistry and molecular biology have created new tools with tremendous potential in the management of cancer patients. IMPATH specializes in cancer tests that require a sophisticated level of medical knowledge and technical expertise that is beyond the capability of pathology laboratories in the average community hospital. In fact, the expertise required to develop and maintain a high quality immuno-and molecular pathology laboratory is found in a relatively small group of individuals, almost all of whom are located at academic institutions and major medical centers. The average community hospital pathologist does not see a substantial volume or range of cases and therefore very rarely has the experience in choosing the correct tests and in evaluating the data, or the technical support for achieving high quality results. IMPATH addresses these issues by virtue of extensive experience in developing and carrying out these tests and by the background and expertise of its medical/technical/scientific staff. IMPATH currently receives an average of over 180 cases a day. Because IMPATH sees a great many of these cases each day, its professionals have been able to expand on their considerable experience, and have been able to develop individual areas of expertise. In contrast, a community hospital pathology department may only see a few cases a day requiring advanced analysis; on an individual basis, a pathologist may see particular types of cases very rarely. Furthermore, the technical staff in a community hospital will only occasionally perform the actual tests; the technicians will not have full time responsibility for the assays, and will most likely work with prefabricated kits. When assays do not work or are suboptimal, the technical and professional personnel may not have the experience to recognize this. IMPATH's in-house staff and consultants include internationally known experts in immuno- and molecular pathology and highly experienced technologists.

  Some of the diagnostic and prognostic analyses provided by the Company are described below:

  Pathology/Oncology Core Diagnostic Analyses. IMPATH's core diagnostic analyses provide information regarding tumors that are difficult to diagnose using conventional pathology procedures. Certain biopsy specimens cannot be easily classified as a specific tumor type since many tumors are morphologically very similar. This limitation is amplified when the specimen is small. Furthermore, morphological examination alone is often insufficient to establish the origin of a metastasized tumor. IMPATH's analyses are able to provide information leading to a specific diagnosis in the vast majority of these cases.

  Pathology/Oncology Prognostic Analyses. IMPATH's prognostic tests provide information to pathologists and oncologists regarding the aggressiveness of the tumor. Although the tests described below are currently most commonly used for breast cancer, they can also be applied to prostate, bladder and colon cancer. These tests include hormone receptors, cell proliferation and/or DNA ploidy analysis, tumor suppressor gene products, oncogene expression and examination of micrometastases in the lymph nodes and bone marrow.

  --Hormone Receptors. The presence of estrogen and progesterone receptors in breast cancer identifies women who are more likely to respond to a commonly used therapy, i.e. hormonal manipulation of the tumor. This important test is now required by the American College of Surgeons. The hormonal receptor status, as examined by immunohistochemistry (IHC), has been shown to be better correlated with clinical outcome than standard biochemical assays. Furthermore, smaller tumor specimens, including fine needle aspirates (FNAs), which are less invasive, less painful and less costly, can only be effectively examined by IHC.

  --Cell Proliferation and/or DNA Ploidy Analysis. Proliferative rate and ploidy have been well documented as important prognostic indicators in many cancers, including breast cancer. The ploidy compares the DNA content of a tumor cell with that of a normal (diploid) cell. The proliferative rate measures the percentage of cells that are actively dividing. High proliferative rates and abnormal DNA content have been strongly correlated with faster progression and earlier recurrences. Using image analysis and flow cytometry, the DNA of the tumor can be examined by IMPATH on tissue specimens, FNAs and other cytological specimens. IHC can also be used visually to evaluate cell proliferation.

  --Lymph Node Micrometastases. The single most reliable prognostic indicator in breast and most other cancers is regional lymph node status. For breast cancer, numerous studies have shown that survival rates are significantly lower when metastases are found in the axillary lymph nodes after surgery. However, according to the American Cancer Society, 25% to 30% of breast cancer patients for whom routine pathological analysis indicates no lymph node involvement will eventually experience a recurrence of their cancer. The basis for breast cancer recurrences is the presence of undetected spread of tumor. Technology developed by IMPATH's founders allows for the detection of microscopic spread of cancer prior to detection by any other method. Studies conducted by IMPATH's founders as well as others, have shown that as many as 25% of women with breast cancer initially thought to be localized to the breast using traditional, standard methods have microscopic deposits of tumors in their regional lymph nodes (lymph node micrometastases) not detectable by any other method. There is evidence that the presence of occult micrometastases identifies a group of patients with axillary node negative breast cancer who are at a significantly increased risk for developing distant metastases. The use of IHC significantly increases the ability to detect tumor cells and allows for the accurate evaluation of occult metastases, i.e. small numbers of tumor cells previously undetected by conventional hematoxylin and eosin (H&E) analysis in lymph nodes. The detection of lymph node micrometastases identifies patients who will most benefit from aggressive adjuvant chemotherapy. Furthermore, identifying those patients who do not have lymph node (or bone marrow) micrometastases may indicate the patients who will not require such therapy, and who thus can be spared the pain, side effects and substantial costs of chemotherapy.

  --Bone Marrow Micrometastases. IMPATH believes that it is one of the very few companies currently offering tests for the detection of micrometastases in lymph nodes and bone marrow. The presence of bone marrow micrometastases in patients with cancer, particularly breast, lung, colon and prostate cancers, appears to be a clinically important variable which is predictive of early recurrence and may be useful in identifying patients who are most likely to benefit from more aggressive therapy. Furthermore, in patients undergoing high-dose chemotherapy followed by autologous stem cell transplants, accurate assessment of tumor cells in bone marrow harvests may be important for accurately evaluating the response to therapy and in order to avoid reinfusing the patient with cancerous cells. Examining the bone marrow tumor burden in these patients following high dose chemotherapy may also be useful in tracking the effectiveness of the treatment regimens. Evolving data strongly suggest that IHC can be used to detect as few as two to five tumor cells in a population of 1,000,000 normal bone marrow cells. This technique is significantly superior to standard cytology in reliably evaluating the presence of tumor cells in bone marrow.

  IMPATH's diagnostic and prognostic analyses are performed using three principal technologies: immunohistochemistry, flow cytometry and image analysis and molecular pathology.

  Immunohistochemistry. IHC is a technique in which an antibody (often a monoclonal antibody) is used to seek out and identify antigens characteristic of specific diseases in cells. A skilled pathologist can then microscopically examine the stained cells, and draw conclusions about the disease state, aggressiveness and its metastatic potential, and the likely outcome of therapy.

  An example of the changes brought about by IHC is the analysis of steroid hormone receptors in breast cancer. Analysis of steroid hormone receptors is the most important test of breast cancer; it provides prognostic information and also serves specifically to direct treatment by predicting the type of therapy to which the tumor will respond. The analysis of hormone receptor status in breast cancer has been traditionally performed using a biochemical assay. In this assay, a piece of tissue is frozen, ground up, and mixed with radioactively labeled hormones; the degree of radioactive uptake by the tissue is then assessed. This assay has several problems: tissue must be rapidly frozen, it is not possible to determine if the ground-up tissue actually contained cancer, and there is no good possibility of storing the samples for future analysis. Despite such shortcomings, this is the test that virtually all facilities currently use. IHC has now been shown to be superior to standard biochemical assays for the determination of hormone receptor content in breast cancer. IHC tests are more rapid, can be used on smaller tissue samples and have less stringent requirements for specimen storage and transport. Furthermore, the results of IHC tests have now been shown more accurately to determine outcome. It should be noted that there are approximately 180,000 breast cancers diagnosed annually; only a fraction are currently tested by IHC. However, because tumors are being diagnosed earlier, i.e. from smaller specimens, and because IHC is a superior technology, the Company expects that there will be a gradual but significant conversion to breast cancer receptor analysis being performed by IHC. The IHC test is more technically and professionally demanding, requiring greater experience and professional interpretation. This is the method used by IMPATH to determine hormone receptor content. Pathologists are not required to change the way they process tissue specimens in order to take advantage of IMPATH's IHC analyses. Furthermore, tissue analyzed using IHC can be stored for future use.

  Flow Cytometry and Image Analysis. Various components of tumor cells can be quantified by one of two methods: image analysis and flow cytometry. In image analysis, a pathologist selects the area to be examined. Then a computerized image analyzer measures the component based on staining intensity. Flow cytometry is an alternative technique which requires a large number of cells to be examined. The tumor specimen is disaggregated into single cells, stained with the appropriate marker(s), passed through a funnel-like device and analyzed by an optical reader.

  Molecular Pathology. The next generation of diagnostic and prognostic testing is generally expected to be based on molecular biology. The premise in this application is that a disease or condition may be associated with the presence of an abnormality in DNA or RNA. A specimen may be tested for a particular disease or condition by finding and marking this abnormality.

  Currently, molecular pathology is primarily used at major academic centers. In situ-hybridization (ISH) which IMPATH employs on a limited basis, represents one of the first commercial applications of the technology. In terms of technique, ISH is similar to IHC except that a DNA probe is used rather than a monoclonal antibody. This technology has proved extremely useful in the sensitive diagnosis of infectious disease. Another technique of molecular pathology is the amplification of specific DNA sequences by polymerase chain reaction (PCR). PCR is the most sensitive method for detecting alterations in DNA. Another extremely useful way of examining chromosomes is through the examination of their architecture, using cytogenetics. Cytogenetic analysis of tumors has become extremely useful in the diagnosis or prognostic assessment of lymphomas, leukemias, soft tissue cancers (sarcomas), and pediatric cancers. IMPATH expects this technology will become more useful in adult tumors (such as colon, lung, and prostate cancer) as well in the near future.

  All of these molecular pathology techniques are being used, are under development or will be developed in the near future at IMPATH, consistent with IMPATH's strategy of facilitating the transfer of new technologies from the academic environment to the commercial marketplace. IMPATH's strategy is to integrate all of these technologies in order to provide comprehensive cancer information. Currently, even when these technologies exist at academic medical centers, they exist in different departments; and management believes that there is no real integration of information, except what the clinician and pathologist are able to piece together. IMPATH believes it is in a unique position to provide all of these advanced technologies in the integrated way that will be necessary to address the overall management of cancer.

FOCUS ON CANCER MANAGEMENT

  IMPATH's core business has been focused on the central role of pathology in cancer management and it is the only company with this focus. IMPATH's strategy is to concentrate on the use of evolving technologies to address virtually all of the shortcomings of traditional cancer assessment. The Company believes that this role will be critical to the efficient coordination and optimal implementation of the integrated management of cancer. As it implements this strategy, IMPATH's business will affect all phases and specialties of cancer as described below:

  Predisposition. In the large majority of cancers, genetic defects occur in the course of an individual's life which may lead to the development of cancer. However, in some cases an individual has an inherited predisposition for developing certain types of cancer. It is possible that the genes responsible for this inheritance pattern may be identified prior to the overt manifestation of that cancer. It is believed that as many as 5% of certain types of cancers are based at least in part on this inheritable predisposition. IMPATH currently possesses the technology capable of detecting the genetic defects associated with predisposition to certain cancers. While very few of these genes have been identified to date (for example, genes responsible for the inherited form of colon cancer, breast cancer, ovarian cancer and retinoblastoma), this is a very active area of research at academic medical centers. As these genes are identified, IMPATH will be in the position to screen for these types of inheritable cancers.

  Diagnosis. Although most tumors can be characterized based on visual examination by the pathologist, as many as 15% of all cancers (180,000 per year in the U.S. alone) defy specific classification by this method. This may result in treatment decisions that are approximated, incorrect or ineffective leading to unnecessary repeated treatment, complications and increased cost. Traditionally, this information has been based on a purely morphological assessment of the origin of the cancer and the extent of spread, i.e., what does the tumor look like under the microscope (for example, does it look like breast cancer?) and can the pathologist see it in various metastatic sites (such as, regional lymph nodes and bone marrow). While this type of morphological assessment is well accepted, it has important and critical limitations. For example, as described above, up to 15% of all cancers defy traditional morphological assessment. More importantly, morphological assessment is able to provide very little information about the biological aggressiveness of an individual cancer and can provide virtually no meaningful information regarding the specific type of treatment to which the individual will respond.

  IMPATH has shown that in a majority of these cases the use of advanced technologies and the medical expertise provided by IMPATH leads to the accurate diagnosis, thus ensuring optimization of therapy, greater predictability of outcome, increased survival and decreased overall costs. Furthermore, this eliminates the need for other costly and nonspecific detection procedures (i.e. MRI, CT scans), decreases the length of hospital stays, and leads to the most effective treatment program.

  Prognosis. The increase in knowledge of tumor biology and the development of new technologies have made it increasingly important to determine the aggressiveness of an individual cancer in order more rationally to treat that cancer. For example, one breast cancer may have a "low" biological aggressiveness, and may therefore have a very low propensity to recur, while another breast cancer (which looks identical under the microscope) may be very aggressive. These tumors should be treated very differently, but may not be if these differences are not identified. IMPATH provides the prognostic expertise to differentiate such difficult cases, providing the oncologist with the critical information necessary to treat appropriately patients with maximum effectiveness as well as minimal pain and cost.

  Treatment Determination. In an increasing number of cancer cases, IMPATH also provides information that can help to predict the specific types of therapy to which a tumor will, or will not, respond. For example, in the case of breast cancer, IMPATH's expertise allows for the determination of whether or not the patient is likely to respond to specific types of hormonal treatment and chemotherapy before they are tried. This type of information is becoming increasingly available for other types of tumors as well. The Company believes that these technologies will become essential for optimal cancer management.

  Treatment Follow-up. Once a cancer has been diagnosed, assessed and treated, the patient must undergo many years of follow-up care. This care not only provides for the treatment of therapeutic complications (often resulting from inappropriate therapy due to inaccurate diagnosis and insufficient assessment) but is designed to determine, at the earliest possible time, if a patient has suffered a recurrence. IMPATH's expertise is capable of providing highly sensitive patient monitoring in an increasing number of cancers. For example, the Company is able to establish whether or not certain types of lymphomas have recurred prior to their detection by any other method, including serum testing. The identification of tumor recurrence at the earliest possible time increases the likelihood of a beneficial therapeutic response. From a strategic perspective, cancer treatment follow-up requires multiple patient contacts and repeat analysis, which will be increasingly beneficial to the Company's revenue stream.

 Breast Cancer Management--A Model

  IMPATH believes that it is the leader in providing the most comprehensive prognostic information essential to the management of breast cancer. The Company provided patient-specific prognostic information on 10% of all such cases in the U.S. last year and over 20% of cases diagnosed in the New York metropolitan area, the Company's largest market. The Company's special expertise in breast cancer has not only allowed it to play a significant role in optimizing patient specific breast cancer treatment nationwide but has also allowed it to be well positioned to develop the most comprehensive outcomes focused database in breast cancer.

  Breast cancer is the most common cancer in women in the United States. In 1994, 182,000 cases were diagnosed and over 45,000 women died of this disease. While the incidence of breast cancer has been increasing, the number of deaths resulting from this disease has been slowly but steadily decreasing; this is despite the fact that there have been few advancements in treatment options. It is now widely recognized that earlier detection (by mammography and self examination) has played a significant role in decreased mortality. However, a significant advancement in the management of breast cancer has been the development of technologies that provide patient specific information that allows oncologists to optimize treatment for each individual woman's cancer.

  Although breast cancer management is more advanced than that of any other cancer, there are still significant issues that remain unanswered. It has been shown that as many as 25% to 30% of the women who are diagnosed with localized disease (confined to the breast) actually have tumors that have already metastasized. Traditional methods of breast cancer analysis cannot identify who these individuals are. Confronted with this possibility, oncologists are faced with the dilemma of having to treat everybody with chemotherapy, whether or not they will benefit from such therapy.

  Research focused on determining the biological aggressiveness of breast cancer (prognostic analysis) has been and continues to be extremely active and has led to major discoveries. These discoveries have fundamentally impacted on the way that breast cancer must be assessed. For example, the Her-2/neu oncogene identifies tumors which are more biologically aggressive and therefore require more intensive treatment. The Her-2/neu oncogene may also identify breast cancers which are resistant to certain types of chemotherapy.

  The basis of breast cancer recurrence is the presence of undetected spread of tumor. Technology developed by IMPATH's founders allows for the detection of microscopic spread of tumor prior to detection by any other method. Studies conducted by IMPATH's founders and others have shown that as many as 25% of women with breast cancer initially thought to be localized to the breast have microscopic deposits of tumor in their regional lymph nodes (lymph node micrometastases) not detectable by any other method. These women have twice the risk of developing overt breast cancer metastases. In addition, about 30% of women with breast cancer who have no evidence of spread to the body (systemic metastasis) have microscopic deposits of tumor in their bone marrow (bone marrow micrometastases); these women recur at much higher rates. The detection of lymph node and bone marrow micrometastases identifies women at greatly increased risk for breast cancer recurrence; these are the individuals who may benefit from aggressive adjuvant chemotherapy. The detection of micrometastases allows for a substantially modified treatment in these individuals. It also allows for the identification of patients who do not need such therapy, and who do not need to suffer the pain and side effects of chemotherapy. These and other discoveries regarding the aggressiveness of cancer have greatly affected the management of this disease.

  It is now possible to identify the specific type of treatment to which the breast cancer might respond. The model for treatment selection is the evaluation of a breast cancer's response to hormonal manipulation through the identification of specific hormone receptors (i.e. estrogen and progesterone). IMPATH is the leader in the tissue based analysis of estrogen and progesterone receptors. IMPATH provides oncologists with the ability to identify the response of an individual's breast cancer to a specific form of therapy before therapy commences, reducing the trial and error historically prevalent in cancer treatment.

  The identification of these prognostic and treatment determinants is essential to improved patient specific management of breast cancer. Among the important results of these advances is the ability to identify patients who have more aggressive cancers and who therefore require more intensive therapy. Just as important, these advances allow for the identification of women who have less aggressive cancers that do not require additional treatment, thus sparing these women from the harmful short- and long-term consequences of treatments designed for aggressive cancers and resulting in a significant decrease in pain, risk and total treatment cost. This is increasingly true for other cancers as well.

 Management of Other Cancers

  The integration of prognostic information into the management of cancer is happening for other cancers as well. As medical research progresses and as increasing numbers of treatment options evolve, IMPATH believes that its expertise will play an ever increasing role in the decision making processes for all cancers.

  For example, prostate cancer, like breast cancer, is a disease that is responsive to hormonal manipulation. As in the case of estrogen receptors in breast cancer, the presence of androgen receptors in prostate cancer can now be evaluated. IMPATH believes that this information will become increasingly important in the treatment and management of prostate cancer. The growth rate of the tumor is also clearly critical, e.g. a 50 year old man with a rapidly growing disease must be treated differently than a 90 year old man with a very slow growing prostate cancer. IMPATH provides this information for prostate and other cancers, including breast, colon and bladder cancers.

  The determination of patient-specific characteristics in optimizing therapy is becoming essential as more outcomes-related biological determinants are defined. Important examples of this are mutations in tumor suppressor genes (such as p53 and Rb) and oncogenes (such as Her-2/neu). The presence of these mutations in a patient with specific types of tumors (e.g. bladder, breast or colon) identifies the biological aggressiveness of that individual's tumor. Other characteristics help to establish the responsiveness to therapy, e.g. if a patient's cancer has the multi drug resistance (MDR) receptor, his/her tumor will be unresponsive to many forms of therapy including taxol.

  Furthermore, the most significant problem in treating cancer is the accurate, early assessment of disease dissemination, i.e. metastases. IMPATH has a special expertise in identifying the presence of lymph node and bone marrow micrometastases at times earlier than that detected by any other method. This analysis is now useful in correct staging of prostate, colon or lung cancers and increasingly in other types of cancers.

  Information that establishes the biological aggressiveness of an individual's tumor and predicts response to therapy for that particular patient is crucial to optimizing outcome for that patient. IMPATH's expertise and growing importance in this area, as well as IMPATH's access to increasing numbers of patient specimens, will allow it to continue to expand its comprehensive database for predicting outcomes in various types of cancer. This database will be increasingly valuable in the medically optimal and cost effective management of the cancer patient.

 Integration of Cancer Management Information

  The consolidation of oncology practices into comprehensive coordinated cancer treatment groups and the increasing presence of other types of managed care organizations in the oncology marketplace are based on the ability of these groups to provide high quality and cost-effective cancer care. IMPATH believes that it can provide these groups with information that is critical for optimizing cancer management. This information will become even more important to these groups as a result of IMPATH's outcomes oriented database which will provide for optimal utilization of resources in a cost-effective manner.

  IMPATH believes that the use of its services will have two fundamental impacts on cancer management: (1) optimization of patient specific care, and
(2) the cost-effective delivery of that care. As a result, IMPATH expects to become an increasingly significant factor in helping to establish both the perception, as well as the reality, of quality for these cancer management groups. IMPATH believes it is well positioned as a vital and central component in the integrated management of cancer.

  In addition to providing important information regarding cancer diagnosis, prognosis, treatment determinants and patient follow-up, IMPATH also expects to be a major resource in providing information regarding cancer predisposition. As a result, IMPATH's expertise can direct and optimize all of the complex and multidisciplined decisions that must be made in the comprehensive management of a patient with cancer.

SALES AND MARKETING

  Sales Force. As of September 30, 1995, the Company's sales force consisted of 20 employees, including a Director of Sales, a Director of Managed Care, two Regional Managers and 16 sales representatives (compared with 12 sales representatives at the end of 1994). The IMPATH sales force consists of highly trained individuals with extensive scientific backgrounds and successful sales records with health care companies. IMPATH believes that the technical and clinical knowledge of its sales force distinguishes it from other companies.

  Marketing Support. IMPATH supports its sales force with extensive customer service and marketing programs. Due to the technical and scientific complexity of IMPATH's business, the Company has established a strong interactive relationship with its clients. This relationship serves to increase the reliance of the client on IMPATH and is a significant tool for encouraging business growth within the current customer base. The marketing process, therefore, emphasizes educating physicians regarding the development of new technologies and the value of the information provided by IMPATH.

EMPLOYEES

  As of September 30, 1995, the Company had 110 full-time and 21 permanent part-time employees, of which 24 were management, administrative and clerical personnel, 22 were engaged primarily in marketing and sales activities and 85 were engaged in laboratory and related operations. None of the Company's employees is covered by collective bargaining agreements. The Company believes its employee relations are good.

OPERATIONS

  The Company's operations emphasize (i) customer service, including comprehensive detailed reports, and (ii) quality assurance procedures.

 Customer Service; Reports

  The Company emphasizes customer service, including the provision of a comprehensive detailed report to the referring physician after each analysis is completed. In general, the Company returns its completed analysis and report to the referring physician or clinician within 48 hours of receipt of the tissue specimen, compared with 14 days or more for academic institutions. The Company also employs several customer service representatives, who are responsible for inquiries made by referring physicians and provide support for the Company's sales staff.

  The Company's reports summarize the qualitative and quantitative result of each analysis, with each result being categorized as favorable, borderline or unfavorable. Supporting data for any DNA analyses are provided in a histogram. When appropriate, the report will include a brief interpretation by the Company's medical staff. On the back of each report, IMPATH provides information regarding the analyses performed and the basis for the medical staff's interpretation, including a description of each analysis, the range of results and selected references to the analyses in medical publications. These references serve to educate pathologists and clinicians, many of whom may not be familiar with the analyses performed by IMPATH, as well as to provide authoritative support for the accuracy and validity of such analyses. IMPATH's management believes that the Company's report format is superior to others in the industry.

 Quality Assurance

  IMPATH engages in quality control procedures, many of which are not in common practice. For instance, its facilities do not buy untested commercially available reagent test kits. Instead, each of

IMPATH's reagents is selected from various suppliers based on an exhaustive in-house test of purity, batch-to-batch variability, potency and performance. IMPATH believes that its quality review procedures are unmatched in industry and in other centers performing similar analyses. In addition, the quality assurance program of the Company's facilities includes close attention to the Company's Standard Operating Procedures, continuing education and technical training of technologists, statistical quality control of all analytical processes, instrument maintenance, and regular inspection by governmental agencies and the College of American Pathologists ("CAP"). The Company's facilities are CAP accredited, certified by Medicare, licensed by New York State, the City of New York and the State of California, and licensed under the Clinical Laboratories Improvement Act of 1967 ("CLIA"). The Company believes it has obtained all licenses and permits required to operate its facilities.

  IMPATH follows the quality control and quality assurance procedures established by CLIA, the CAP and various New York State and New York City agencies.

  The Company's New York and California facilities are supervised by medical directors whose qualifications meet all regulatory requirements. Their primary role is to ensure the accuracy and quality of the Company's analyses. As a further quality assurance procedure, the Company occasionally undergoes peer review with third-party facilities, including Norris Cancer Center and Memorial Sloan-Kettering Cancer Center. The Company's most recent peer review occurred in January 1996, and the results of such peer review were satisfactory to the Company.

  The Company also participates in a number of proficiency testing programs under which, in general, the testing body submits pre-tested samples to a facility in order to measure the facility's results against the known proficiency test value. The proficiency programs are conducted by groups such as the CAP and state and federal government regulatory agencies. The CAP is an independent nongovernmental organization of board-certified pathologists which offers an accreditation program to which facilities can voluntarily subscribe. The CAP accreditation program involves both periodic inspections of the Company's facilities and participation in the CAP's proficiency testing program for all categories in which its facilities seek to attain or maintain accreditation.

COMPETITION

  The Company provides services in a segment of the health care industry that is highly fragmented and extremely competitive. The Company's actual or potential competitors include large university or teaching hospitals; large clinical laboratories that have substantially greater financial, marketing, logistical and laboratory resources than the Company; special purpose clinical laboratories that have limited test offerings and a highly focused product and marketing strategy; and the Company's customers or potential customers who may choose to perform services similar to those performed by the Company. It is anticipated that competition will continue to increase due to such factors as the perceived potential for commercial applications of biotechnology and the continued availability of investment capital and government funding for cancer-related research. According to the Health Care Financing Administration ("HCFA"), there are over 12,000 federally regulated clinical laboratories, including the 4,000 independent clinical laboratories, which might be deemed actual or potential competitors for the testing business of a cancer-treating physician. There are several large clinical laboratory companies which market a broad range of services nationally, and which have substantially greater financial, selling, logistical and laboratory resources than the Company. These companies typically offer hundreds of different tests. Management believes that these companies compete in general on quality, price and the time required to report results. They are in general not prepared to provide the type of intensive, highly technical, patient-specific service that IMPATH believes the market requires. In addition, management has identified a number of specialized clinical laboratories in the U.S. established since 1987 which have limited test offerings and a highly focused product and marketing strategy.

  Competitive factors aiding the Company's business include a highly skilled medical staff, and a close relationship with founders and consultants who continue to provide new technologies, expertise and direction. IMPATH also has a highly trained and knowledgeable sales force and markets its services based on the quality of service to physicians, accuracy of test results and speed of turnaround (i.e., 48 hours for IMPATH's standard tests compared with 14 days or more for academic centers). Unlike IMPATH, sales forces of most clinical laboratories market hundreds of test services, making it more difficult for them to be thoroughly familiar with the clinical applications of the individual tests that they offer, particularly new clinical tests. In addition, academic institutions, which perform some of the same tests as the Company, typically do not have substantial financial and marketing resources and the pathology laboratories at large regional hospitals are generally dedicated to servicing their resident and affiliated physicians.

REIMBURSEMENT

  During 1993, 1994 and the nine months ended September 30, 1995, the Company received the following estimated percentages of its total revenues for diagnostic and prognostic services from the respective payors identified below:

                                             YEAR ENDED
PAYOR                                       DECEMBER 31,
-----                                       ---------------   NINE MONTHS ENDED
                                             1993     1994    SEPTEMBER 30, 1995
                                            ------   ------   ------------------
Hospitals..................................     48%      45%          43%
Private Insurance/Managed Care.............     26       29           29
Medicare...................................     21       22           25
Individual Patients........................      5        4            3
                                            ------   ------          ---
  Total....................................    100%     100%         100%
                                            ======   ======          ===

  Medicare is a federal health insurance program which provides health insurance coverage for certain disabled persons, for persons aged 65 and older and for certain persons with end stage renal disease. Medicaid is the state administered and state and federally funded program for certain low income individuals. During the years ended December 31, 1993 and 1994 and the nine months ended September 30, 1995, the Company recorded net revenues of approximately $1,352,000, $2,207,000 and $2,560,000, respectively, from
Medicare and at the end of such periods accounts receivable from Medicare, net of allowance for doubtful accounts, were approximately $258,000, $320,000 and $550,000, respectively. To date, the Company has derived no revenues from the Medicaid program. As a participating provider, the Company bills Medicare for covered services and accepts Medicare reimbursement as payment in full for its services, subject to applicable copayments and deductibles.

  Revenues from analyses performed for other patients are derived principally from other third-party payors, including commercial insurers, Blue Cross/Blue Shield plans, health maintenance and preferred provider organizations and from hospitals (who in turn usually bill any third-party payors or patients). With respect to third-party payors, management has elected, to date, not to accept reimbursement rates set by such non-governmental third-party payors as payment in full. With respect to hospitals, management negotiates the terms of the transaction applicable to each arrangement.

  Reimbursement rates for some services of the type or similar to the type performed by the Company have been established by Medicare and some other third-party payors, but have not been established for all services or by all carriers with respect to any particular service. Most carriers, including Medicare, do not cover services they determine to be experimental or investigational, or otherwise not reasonable and necessary for diagnosis or treatment. However, a formal coverage determination is made with respect to relatively few new procedures. When such determinations do occur for Medicare purposes, they most commonly are made by the local Medicare carrier which processes claims for reimbursement within the carrier's geographic jurisdiction. The Company currently receives Medicare reimbursement through two Medicare carriers. Medicare may retroactively audit and review its payments to the Company, and may determine that certain payments for services must be repaid. With respect to other third-party payors, a positive coverage determination, or reimbursement without such determination, by one or more third-party payors does not assure reimbursement by other third-party payors. Significant disapprovals of payment for any of the Company's services by various carriers, reductions or delays in the establishment of reimbursement rates, and carrier limitations on the coverage of the Company's services or the use of the Company as a service provider could have a material adverse effect on the Company's future revenues.

  Medicare Payment for Physician Pathology Services. The services furnished by the Company are characterized for the purposes of the Medicare program as physician pathology services. As of January 1, 1992, all physician services, including pathology services, have been reimbursed by Medicare based on a new methodology known as the resource-based relative value scale ("RBRVS"), which was phased in over a four-year period. A Final Notice updating the RBRVS payment methodology, published November 25, 1992, as well as updates issued subsequently, have not had any significant affect on the Company's reimbursement rates. Both President Clinton and Congress have proposed reforming the RBRVS system by using a single conversion factor rather than the current three and by making changes to the way in which fees are updated. The Company cannot predict whether any of the proposals will be enacted or what the potential impact of any of the proposed changes to the RBRVS will be on the Company's future Medicare reimbursement.

REGULATORY MATTERS

  As a provider of health care related services, the Company is currently subject to extensive and frequently changing federal, state and local regulations governing licensure, billing, financial relationships, referrals, conduct of operations, purchase of existing businesses, cost containment, direct employment of licensed professionals by business corporations and other aspects of the Company's business relationships. The various types of regulatory activity affect the Company's business either by controlling its growth, restricting licensure of the business entity or by controlling the reimbursement for services provided.

  Laboratory Licensure. The Company's facilities are certified or licensed under the federal Medicare program and CLIA, as amended by the Clinical Laboratory Improvement Amendments of 1988 ("CLIA '88"). Licensure is maintained under the clinical laboratory licensure laws of New York and California, where the Company's facilities are located. The Company believes it has obtained all material laboratory licenses required for its operations. In addition, a division of the California facility is licensed by the federal Nuclear Regulatory Commission and both facilities are accredited by CAP.

  The federal and state certification and licensure programs establish standards for the day-to-day operation of facilities, including, but not limited to, personnel and quality control. Compliance with such standards is verified by periodic inspections by inspectors employed by federal or state regulatory agencies. HCFA and the Centers for Disease Control are proposing to allow clinical facilities with no regulatory problems to be inspected once every four years, rather than every two years, as is now required. Off-site surveys would be performed in the interim period. In addition, federal regulatory authorities require participation in a proficiency testing program approved by the Department of Health and Human Services ("HHS") for each of the specialties and subspecialties for which a facility seeks approval from Medicare and licensure under CLIA '88 requires participation in proficiency testing programs which involve actual testing of specimens by the facility that have been prepared by an entity running an approved program for testing.

  The Final Rule implementing CLIA '88, published by HHS on February 28, 1992, became effective September 1, 1992. This Final Rule covers all laboratories in the United States, including the Company's facility. The Company has reviewed the Final Rule (and subsequent revisions thereto), including, among other things, the rule's requirements regarding facility administration, participation in proficiency testing, patient test management (including patient preparation, proper specimen collection, identification, preservation, transportation, processing and result reporting), quality control, quality assurance and personnel, for the types of analyses undertaken by the Company, and believes that it complies with these requirements. However, no assurances can be given that the Company's facilities will pass all future inspections conducted to ensure compliance with CLIA '88 or with any other applicable licensure or certification laws.

  Anti-Kickback/Self-Referral Regulations. The Social Security Act imposes criminal penalties and exclusion from the Medicare program upon persons who make or receive kickbacks, bribes or rebates in connection with the Medicare program. The anti-kickback rules prohibit providers and others from soliciting, offering, receiving or paying, directly or indirectly, any remuneration in return for either making a referral for a Medicare-covered service or item or ordering any such covered service or item. In order to provide guidance with respect to the anti-kickback rules, the Office of the Inspector General ("OIG") issued final regulations outlining certain "safe harbor" practices, which although potentially capable of inducing prohibited referrals, would not be prohibited if all applicable requirements are met. A relationship which fails to satisfy a safe harbor is not necessarily illegal, but could be scrutinized on a case-by-case basis.

  Because the anti-kickback rules have been broadly interpreted, they could limit the manner in which the Company conducts its business. The Company believes that it currently complies with the anti-kickback rules in planning its activities, and believes that its activities, even if not within a safe harbor, do not violate the anti-kickback statute. However, no assurance can be given regarding compliance in any particular factual situation, as there is currently no procedure for advisory opinions from government officials. The Congressional Republican proposal provides for the issuance of interpretive rulings by the OIG, upon request. Exclusion of the Company from the Medicare program could result in a significant loss of reimbursement and have a significant adverse effect on the Company.

  Under another provision, known as the "Stark" law or "self-referral" prohibition, physicians who have an investment or compensation relationship with an entity furnishing clinical laboratory services (including pathology services) may not, subject to certain exceptions, refer clinical laboratory analyses for Medicare patients to that entity. Similarly, facilities may not bill Medicare or any other party for services furnished pursuant to a prohibited referral. Violation of these provisions may result in disallowance of Medicare claims for the affected analysis services, as well as the imposition of civil monetary penalties and program exclusion. Under OBRA '93, a provision added to the Stark law allows a physician to make payments to a clinical laboratory in exchange for the facility's provision of clinical laboratory services and continue to refer Medicare patients to that laboratory, without the payments meeting any particular pricing standards. On August 14, 1995, HHS published the Final Rule, with comment, implementing the Stark law. Under the Final Rule, HCFA declined to interpret the OBRA '93 rule with respect to pricing standards. The Final Rule does make clear however, that supplies or services, other than clinical laboratory services, purchased by a physician from a clinical laboratory must be at fair market value.

  A Congressional Republican proposal to reform the Medicare system would repeal the sections of the Stark law prohibiting referrals based on compensation arrangements, although any compensation arrangement would continue to be subject to the anti-kickback rules, discussed above. The proposal would also revise the list of health services subject to the Stark law, but would still include clinical laboratory services. Therefore, the Stark law restrictions on ownership relationships would continue to apply to referrals of Medicare patients by physicians to the Company. A number of states, including New York and California, have enacted similar prohibitions to the Stark law covering referrals of non-Medicare as well as Medicare business. These rules are very restrictive, prohibit submission of claims for payment for prohibited referrals and provide for the imposition of civil monetary and criminal penalties. The Company has no prohibited relationships with any of its referrers. However, the Company is unable to predict how these laws may be applied in the future, or whether the federal government or states in which the Company operates will enact more restrictive legislation or restrictions that could under certain circumstances impact the Company's operations.

  Any exclusion or suspension from participation in the Medicare program, any loss of licensure or accreditation, or any inability to obtain any required license or permit, whether arising from any action by HHS, any state, or any other regulatory authority, would have a material adverse effect on the Company's business. Any significant civil monetary or criminal penalty resulting from such proceedings could have a material adverse effect on the Company.

  Fee-Splitting; Corporate Practice of Medicine. The laws of many states prohibit physicians from sharing professional fees with non-physicians and prohibit non-physician entities, such as the Company, from practicing medicine (including pathology) and from employing physicians to practice medicine (including pathology). The laws in most states regarding the corporate practice of medicine have been subjected to limited judicial and regulatory interpretation. The Company believes its current and planned activities do not constitute fee-splitting or violate any prohibition against the corporate practice of medicine. However, there can be no assurance that future interpretations of such laws will not require structural or organizational modifications of the Company's existing business. In addition, statutes in certain states in which the Company does not currently operate could require the Company to modify its structure.

  Food and Drug Administration. The Food and Drug Administration ("FDA") regulates certain monoclonal antibodies purchased by the Company but does not currently regulate the analytical services which are the Company's principal business. However, the FDA is currently reviewing issues concerning the use of monoclonal antibodies for analytical services and the decisions the FDA ultimately makes could impact the Company.

  Other. Certain federal and state laws govern the handling and disposal of medical specimens, infectious and hazardous wastes and radioactive materials. Failure to comply could subject an entity covered by these laws to fines, criminal penalties and/or other enforcement actions.

  Pursuant to the Occupational Safety and Health Act, facilities have a general duty to provide a workplace to their employees that is safe from hazard. Over the past few years, the Occupational Safety and Health Administration ("OSHA") has issued rules relevant to certain hazards that are found in facilities such as the Company's. Failure to comply with these regulations, other applicable OSHA rules or with the general duty to provide a safe work place could subject an employer, including a facility employer such as the Company, to substantial fines and penalties.

PROPERTIES

  The Company's main facility and executive offices are located at 1010 Third Avenue, New York, New York, where the Company leases approximately 10,300 square feet of space under four leases expiring in August 1999. The leases provide for minimum aggregate annual rental payments of approximately $265,000. The Company is also required to pay for repairs, property taxes and insurance relating to this facility. The Company believes that its facility is well maintained, in good operating condition and is adequate for its current needs. The Company believes that it can renew its leases or enter into a new lease for equivalent space on commercially reasonable terms.

  The Company's California facility and offices are located at 5230 Pacific Concourse Drive, Los Angeles, California, where the Company has entered into a lease expiring November 2000 for approximately 16,400 square feet of space. This facility commenced operations in December 1995. The lease provides for minimum annual rental payments of approximately $281,000. The Company is also required to pay for repairs, property taxes and insurance relating to this facility.

LEGAL PROCEEDINGS

  From time to time, the Company is a party to various legal proceedings incidental to its business. The Company believes that none of these legal proceedings will have a material adverse effect on the Company's financial position, results of operations or liquidity.

INSURANCE

  The Company is presently covered by general liability insurance in the amount of $6,000,000 per occurrence and $7,000,000 in the aggregate and has obtained professional liability insurance in the amount of $1,000,000 per occurrence and $3,000,000 in the aggregate for the Company's Medical Directors and other individuals who practice medicine in the course of their duties. The Company's liability insurance covers claims relating to the handling and disposal of medical specimens, and infectious and hazardous waste, except in the event of malfeasance or fraud by the Company. Management believes that these amounts and types of coverage are adequate to protect the Company and its property against material loss.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

  The following table sets forth certain information regarding the executive officers and directors of the Company.

          NAME            AGE               POSITION WITH THE COMPANY
          ----            ---               -------------------------
Anu D. Saad, Ph.D.......   39 President, Chief Executive Officer and Director
John P. Gandolfo........   35 Executive Vice President, Chief Operating Officer
                              and Chief Financial Officer
Rogelio R. Rojas-Corona,
 M.D....................   55 Vice President, Medical Affairs and Medical Director,
                              Western Division
Bruce C. Horten, M.D....   52 Medical Director, Eastern Division
Richard P. Adelson......   30 Director of Sales
Yiatin Chu..............   28 Director of Corporate Marketing
Kris Weinberg...........   30 Director of Managed Care
John L. Cassis..........   47 Chairman of the Board and Director
Richard J. Cote, M.D....   41 Director
Richard Kessler.........   65 Director
Joseph A. Mollica.......   55 Director
Marcy H. Shockey........   42 Director
David B. Snow, Jr.......   41 Director

  The following is a brief summary of the business experience of each of the executive officers and directors of the Company:

  ANU D. SAAD, PH.D. President and Chief Executive Officer and a director. Dr. Saad has been the Company's President, Chief Executive Officer and a director since late 1993. Prior to that, she was the Company's Scientific Director and Director of Business Development. Before joining the Company in 1990, Dr. Saad was Assistant Professor of Cell Biology and Anatomy at Cornell University Medical College/New York Hospital. Dr. Saad has published extensively and has been the recipient of many awards, including those from the National Institute of Health, Muscular Dystrophy Association, Andrew W. Mellon Foundation, Charles H. Revson Foundation, Inc. and the American Cancer Society. Dr. Saad received her Bachelor's Degree from the University of Pennsylvania and her Ph.D. in Developmental Biology from the University of Chicago.

  JOHN P. GANDOLFO. Executive Vice President, Chief Operating Officer and Chief Financial Officer. Mr. Gandolfo has been Executive Vice President and Chief Financial Officer of the Company since April 1994 and Chief Operating Officer of the Company since November 1995. From 1987 through March 1994, Mr. Gandolfo served as Controller, Senior Vice President and Chief Financial Officer of Medical Resources Inc., a publicly held medical diagnostic imaging management company. Mr. Gandolfo was employed at the accounting firm of Price Waterhouse from 1982 to 1986, and with Dow Jones Telerate, Inc. in 1987. Mr. Gandolfo, a Certified Public Accountant, received his B.A. in Economics and Business Administration from Rutgers University.

  ROGELIO R. ROJAS-CORONA, M.D. Vice President, Medical Affairs and Medical Director, Western Division. Prior to joining IMPATH, Dr. Rojas-Corona was Division Head of Immunopathology and Chief of the Immunology Laboratory at Montefiore Medical Center. Dr. Rojas-Corona was trained at Harvard University, Indiana University Medical Center, the University of Pittsburgh, Albert Einstein College of Medicine and Montefiore Medical Center. He was also Assistant Professor of Pathology at Albert Einstein College of Medicine. He earned his M.D. from the National University of Mexico.

  BRUCE C. HORTEN, M.D. Medical Director, Eastern Division. Dr. Horten received his anatomic pathology training at New York Hospital-Cornell University Medical College, and clinical pathology training at the University of California, San Francisco and completed a neuropathology fellowship with

Lucien Rubinstein at Stanford University. Dr. Horten earned his M.D. from Duke University. Dr. Horten has been a member of the pathology staffs at the University of California-San Francisco, Memorial Sloan-Kettering Cancer Center and most recently at Lenox Hill Hospital. He continues to serve as a consultant at Lenox Hill Hospital and an instructor in pathology at Cornell University Medical College.

  RICHARD P. ADELSON. Director of Sales. Mr. Adelson has been Director of Sales since August 1994. From January 1992 to August 1994, Mr. Adelson served as District and Regional Sales Manager for the New York Metro Region. Mr. Adelson received his Bachelor's Degree in Biology from the State University of New York at Albany and did graduate studies at the Harvard School of Dental Medicine. Prior to joining IMPATH, Mr. Adelson was a Sales Representative for Surgipath Medical Industries, Inc., a medical equipment company.

  YIATIN CHU. Director of Corporate Marketing. Ms. Chu has been Director of Corporate Marketing since July 1994. In addition to managing new product introductions, Ms. Chu is responsible for overseeing research studies. Since August 1991, she has also served as Project Manager and Director for IMPATH's biotechnology services. Ms. Chu received her Bachelor's Degree in Economics from the State University of New York at Binghamton and received her M.B.A. from Boston University.

  KRIS WEINBERG. Director of Managed Care. Prior to joining IMPATH in August 1994,Mr. Weinberg was Executive Director of MC Corporation, a specialized managed care consulting firm. Mr. Weinberg has spent over eight years in the managed care industry including positions at U.S. Healthcare Inc., Healthdyne Inc., Paradigm Health Corp. and Cigna Corporation. He is a committee chair for the American Managed Care and Review Association, former committee member for the American Association of Preferred Provider Organizations, and a member of the American College of Health Care Executives. Mr. Weinberg holds a B.A. from Siena College and an M.P.A. from Marist College.

  JOHN L. CASSIS. Chairman of the Board of Directors. Mr. Cassis has been the Chairman of the Board since 1993 and a director since 1991. Mr. Cassis joined Hambro America Biosciences, Inc. in 1994 as a co-founder. Prior to that, he was a director of Salomon Brothers Inc, where he co-founded Salomon Brothers Venture Capital in 1986 and headed it from 1990 to 1994. From 1976 to 1981, he was a Managing Director of Ardshiel Associates Inc., a merchant bank. In 1972, Mr. Cassis was employed by Johnson & Johnson where he founded the J&J Development Corp., that firm's venture capital arm, and was J&J's Manager of Acquisitions. Mr. Cassis is currently on the Board of Directors of Articulate Systems Inc., St. Bernard Software, Inc., LifeQuest Medical Inc., and Ilex Oncology Inc, and is Chairman of the Board of Directors of Dome Imaging Systems, Inc. Mr. Cassis received his Bachelor's Degree and M.B.A. from Harvard University.

  RICHARD J. COTE, M.D. Founder, Consulting Immunopathologist and a director. Dr. Cote has been a director since 1988. Dr. Cote is Attending Pathologist at the Kenneth J. Norris Cancer Center and an Associate Professor of Pathology at the University of Southern California. He was trained at the University of Michigan, Cornell University Medical College/New York Hospital and Memorial Sloan-Kettering Cancer Center. Dr. Cote holds patents on monoclonal antibody technology and is a leader in the developmental use of monoclonal antibodies in cancer diagnosis and prognosis. Dr. Cote is also known for his work in breast, prostate and bladder cancers and in the immunopathological analysis of cancer. Dr. Cote has been or is on the Scientific Advisory Boards of Johnson & Johnson and Neoprobe Corporation, and is a consultant to various national and international organizations, such as the National Cancer Institute. Dr. Cote graduated Phi Beta Kappa from the University of California with a B.S. in Biology and a B.A. in Chemistry. He received his M.D. from the University of Chicago Pritzker School of Medicine.

  RICHARD KESSLER. Director. Mr. Kessler has been a director since 1991. Mr. Kessler is a private investor and is President of Empire City Capital Corporation and President and Managing Partner of various closely held corporations and partnerships with a broad base of investments. Mr. Kessler received his Bachelor's Degree in Economics from Colgate University.

  JOSEPH A. MOLLICA. Director. Mr. Mollica has been a director since 1995. Mr. Mollica is the Chairman and Chief Executive Officer of Pharmacopeia, Inc., a Princeton, New Jersey-based company engaged in the field of research to discover low molecular weight drug compounds using combinatorial chemistry and automated high throughput screening. Prior to joining Pharmacopeia, Mr. Mollica was President and Chief Executive Officer of DuPont Merck Pharmaceutical Company. He also served as Vice President, Medical Products for DuPont, and Senior Vice President of Ciba-Geigy Corp. Mr. Mollica is currently on the Boards of USP, Inc. and Biotechnology Council of New Jersey. He received his Bachelor's Degree from the University of Rhode Island and his M.S. and Ph.D. from the University of Wisconsin.

  MARCY H. SHOCKEY. Director. Ms. Shockey has been a director since 1994. Ms. Shockey has been a general partner of Middlewest Ventures, II, L.P., a venture capital limited partnership, since 1988. From 1981 to 1988, Ms. Shockey made investments for The Allstate Venture Capital Division, primarily in early stage companies. These included Altera Corp., DM Management Company, (Inc.), Kenetech Corporation, Rehab Systems Company and Advo-Systems Inc. From 1978 to 1981, Ms. Shockey was employed by First Chicago's First Scholar Program. Ms. Shockey also serves as a director of First Merchants Acceptance Corporation, LNS Group Inc. and Wes-Tech Inc. Ms. Shockey received her Bachelor's Degree from Denison University and her M.B.A. from the University of Chicago.

  DAVID B. SNOW, JR. Director. Mr. Snow has been a director since 1995. Mr. Snow has been the Executive Vice President of Oxford Health Plans, Inc. since 1993. He is responsible for the Marketing, Medical Delivery/Health Services and Government Programs for the 850,000 member managed health care company, as well as serving as President of several Oxford subsidiaries. From 1988 to 1992, Mr. Snow was co-founder and President of Managed Healthcare Systems, Inc. ("MHS"), a managed health care company committed to the development and operation of Medicaid managed care programs. Prior to MHS, Mr. Snow worked for U.S. Healthcare Inc., as Chief Operating Officer and subsequently President of their 300,000 member HMO subsidiary called Health Maintenance Organization of New Jersey, Inc. Mr. Snow received his Bachelor's Degree in Economics from Bates College and his Masters Degree in Health Care Administration from Duke University.

                               ----------------

  The current directors were elected to the Board pursuant to the terms of a shareholders' agreement. Effective upon the completion of the Offering, such shareholders' agreement will terminate.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has a Compensation Committee, an Audit Committee and a Nominating Committee. The members of the Compensation Committee are John L. Cassis, Richard Kessler and Marcy H. Shockey. The Compensation Committee makes recommendations to the full Board as to the compensation of senior management, administers the Company's 1989 Stock Option Plan and determines the persons who are to receive options and the number of shares subject to each option.

  The members of the Audit Committee are John L. Cassis and Marcy H. Shockey. The Audit Committee acts as a liaison between the Board and the independent accountants and annually recommends to the Board the appointment of the independent accountants. The Audit Committee reviews with the independent accountants the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls and monitors other corporate and financial policies.

  The members of the Nominating Committee are John L. Cassis, Richard J. Cote, M.D., Anu D. Saad, Ph.D. and Marcy H. Shockey. The Nominating Committee recommends to the Board of Directors nominees for election as directors of the Company.

COMPENSATION OF DIRECTORS

  The Company pays its directors who are not employees of the Company a fee of $1,000 for each directors' meeting and committee meeting attended. During 1995, the Company granted each of the current directors stock options to purchase 10,632 shares of Common Stock at a purchase price of $3.50 per share. The options vest ratably on a monthly basis over the next three years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  All executive officer compensation decisions have been made by the Compensation Committee of the Board of Directors. The Compensation Committee reviews and makes recommendations regarding the compensation for management and key employees of the Company, including salaries and bonuses. No member of the Compensation Committee is an executive of the Company. The current members of the Compensation Committee are John L. Cassis, Richard Kessler and Marcy H. Shockey.

EXECUTIVE COMPENSATION

  The following table sets forth compensation paid or awarded by the Company during the fiscal year ended December 31, 1995 to the Company's Chief Executive Officer and each of the Company's next four most highly compensated executive officers whose total annual salary plus bonus exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION
                                        --------------------
                                                                 ALL OTHER
NAME AND PRINCIPAL POSITION               SALARY     BONUS   COMPENSATION(1)(2)
---------------------------             ---------- --------- ------------------
Anu D. Saad, Ph.D. .................... $  165,000 $  50,000       $ --
 President and Chief
 Executive Officer
John P. Gandolfo ......................    140,000    30,000         758
 Executive Vice President,
 Chief Operating Officer and
 Chief Financial Officer
Rogelio R. Rojas-Corona, M.D. .........    210,000       --        1,143
 Vice President, Medical Affairs
 and Medical Director, Western Division
Bruce C. Horten, M.D. .................    200,000       --        1,083
 Medical Director, Eastern Division
Richard P. Adelson ....................     90,000    45,000         617
 Director of Sales

--------
(1) The dollar value of perquisites and other personal benefits was less than the lesser of $50,000 or 10% of the total annual salary and bonus for each of the named executive officers, and, accordingly, has been omitted.
(2) Consists of contributions made by the Company to the Retirement Plan (as hereinafter defined) on behalf of such executive officer.

  The following table sets forth the number and value of options held by the executive officers of the Company named in the Summary Compensation Table at December 31, 1995. No options held by such executive officers were exercised during the fiscal year ended December 31, 1995.

                          AGGREGATED FISCAL YEAR END
                      OPTION VALUES AT DECEMBER 31, 1995

                                                                  VALUE OF
                          NUMBER OF SECURITIES UNDERLYING       IN-THE-MONEY
                              UNEXERCISED OPTIONS AT             OPTIONS AT
                                 DECEMBER 31, 1995          DECEMBER 31, 1995(1)
                          ------------------------------- -------------------------
NAME                      EXERCISABLE(2) UNEXERCISABLE(2) EXERCISABLE UNEXERCISABLE
----                      -------------- ---------------- ----------- -------------
Anu D. Saad, Ph.D.......      89,719          71,524       $955,483     $727,726
John P. Gandolfo........       8,326          20,025         85,050      201,294
Rogelio R. Rojas-Corona,
 M.D....................      21,801             172        267,626        1,866
Bruce C. Horten, M.D....       3,537           5,323         36,997       55,679
Richard P. Adelson......       3,539           7,093         36,891       71,609

--------
(1) The value of the options is based upon the difference between the exercise price and an assumed market value of $13.00, the initial public offering price.
(2) Reflects the effectiveness of a 1-for-2.8218735 reverse split of the outstanding shares of Common Stock.

KEY-MAN LIFE INSURANCE

  The Company maintains a $3,000,000 term life insurance policy on the life of Anu D. Saad, Ph.D., the President and Chief Executive Officer of the Company. The Company is the beneficiary of such insurance policy.

STOCK OPTION PLAN

  The Company sponsors the 1989 Stock Option Plan (the "Plan"). Under the Plan, options to purchase up to an aggregate of 884,688 shares of Common Stock may be granted to key employees, directors and consultants of the Company, of which 624,552 had been granted prior to October 15, 1995.

  The following discussion of the material features of the Plan is qualified by reference to the text of the Plan filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

  The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors which determines the persons who are to receive options and the number of shares to be subject to each option. In selecting individuals for options and determining the terms thereof, the Committee may take into consideration any factors it deems relevant including present and potential contributions to the success of the Company. Options granted under the Plan must be exercised within a period fixed by the Committee, which may not exceed ten years from the date of the grant of the option or, in the case of incentive stock options granted to any holder on the date of grant of more than ten percent of the total combined voting power of all classes of stock of the Company, five years from the date of grant of the option. Options may be made exercisable in whole or in installments, as determined by the Committee.

  Options may not be transferred other than by will or the laws of descent and distribution and during the lifetime of an optionee may be exercised only by the optionee. The exercise price may not be less than the par value of the Common Stock or, in the case of incentive stock options, not less than the fair market value of the Common Stock on the date of grant of the option. In the case of incentive stock options granted to any holder on the date of grant of more than ten percent of the total combined voting power of all classes of stock of the Company and its subsidiaries, the exercise price may not be less than 110% of the market value per share of the Common Stock on the date of grant. Unless designated as "incentive stock options" intended to qualify under Section 422 of the Internal Revenue Code of 1986 (the "Code"), options which are granted under the Plan are intended to be "nonstatutory stock options". The exercise price may be paid in cash, shares of Common Stock owned by the optionee, or in a combination of cash and shares.

  The Plan provides that, in the event of changes in the corporate structure of the Company or certain events affecting the Common Stock, the Board of Directors may, in its discretion, make adjustments with respect to the number of shares which may be issued under the Plan or which are covered by outstanding options, in the exercise price per share, or both. The Board of Directors may in its discretion provide that in connection with any merger or consolidation involving the Company or any sale or transfer by the Company of all or substantially all its assets, all outstanding options under the Plan will become exercisable in full on or prior to the effective date of the merger, consolidation, sale or transfer.

  As of December 31, 1995, options to purchase 531,877 shares of Common Stock were outstanding under the Plan and 260,136 shares of Common Stock remained available for future grants of stock options.

401(K) RETIREMENT SAVINGS PLAN

  Effective June 1, 1995, the Company implemented the Impath Inc. 401(k) Retirement Savings Plan (the "Retirement Plan"). The purpose of the Retirement Plan is to provide employees of the Company with an opportunity to save for retirement on a tax advantaged basis.

  All employees are eligible to participate in the Retirement Plan as of the January 1 or July 1 following completion of six months of service with the Company and attainment of age 21. The Retirement Plan permits employees to defer receipt of a portion of their compensation in accordance with Section 401(k) of the Code, and have it contributed, by way of payroll deductions, to the Retirement Plan. An employee's interest in his or her 401(k) contributions is fully vested at all times. The Retirement Plan also provides for a Company matching contribution of 25% of the first 4% of compensation contributed by an employee. For plan participants who were employed as of the effective date of the Retirement Plan, Company matching contributions are fully vested and for plan participants who became employees subsequent to that date, Company matching contributions vest over a three-year period.

  An employee generally will be entitled to payment of his or her account balance under the Retirement Plan upon retirement (usually at age 65), death, permanent disability or other termination of employment. Payment under the Retirement Plan will be made in the form of a lump sum.

LIMITATION OF LIABILITY AND INDEMNIFICATION

  The certificate of incorporation of the Company (the "Certificate") provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the Delaware General Corporation Law (the "Delaware Law"), or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware Law is amended to eliminate further or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. Any repeal or modification of such provision of the Certificate by the stockholders of the Company shall be prospective only and shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

  While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Certificate described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.

  The Certificate provides that, to the fullest extent permitted by Section 145 of the Delaware Law, or any comparable successor law, as the same may be amended and supplemented from time to time, the Company (i) may indemnify all persons whom it shall have power to indemnify under the Delaware Law from and against any and all of the expenses, liabilities or other matters referred to in or covered thereby, (ii) shall indemnify each such person if he is or is threatened to be made a party to an action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company or because he was serving the Company or any other legal entity in any capacity at the request of the Company while a director, officer, employee or agent of the Company and (iii) shall pay the expenses of such a current or former director, officer, employee or agent incurred in connection with any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The Certificate further provides that the indemnification and advancement of expenses provided for therein shall not be deemed exclusive of any other rights to which those entitled to indemnification or advancement of expenses may be entitled under any by-law, agreement, contract or vote of stockholders or disinterested directors or pursuant to the direction (however embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SCIENTIFIC CONSULTANTS

  The Company has consulting agreements with a number of scientists (the "Consultants") with expertise in the Company's core services and technologies who are consulted from time to time by the Company. The Consultants assist the Company in identifying new technologies which may be useful in the Company's business.

  The current Consultants are as follows:

  RICHARD J. COTE, M.D. Founder, director and Consulting Immunologist. Dr. Cote's background is described under "Management--Directors and Executive Officers of the Company."

  CARLOS CORDON-CARDO, M.D., PH.D. Founder, Consulting Immunobiologist and Molecular Biologist. Dr. Cordon-Cardo is Director, Division of Molecular Pathology at Memorial Sloan-Kettering Cancer Center where he is an Associate Member. Dr. Cordon-Cardo is also Associate Professor of Pathology at Cornell University Medical College. He is recognized for his work in tumor biology and molecular analysis of human cancers, mainly in the area of bladder and prostatic carcinomas, melanoma and soft tissue sarcomas. Dr. Cordon-Cardo has worked extensively on oncogenes, tumor suppressor genes and multi-drug resistance receptors as they relate to the diagnosis and prognosis of human neoplasms. Dr. Cardon-Cardo received his M.D. from the Autonomous University of Barcelona, School of Medicine, and his Ph.D. in Cell Biology and Genetics from Cornell University Medical College.

  JUAN ROSAI, M.D. Consulting Pathologist. Dr. Rosai is the James Ewing Alumni Chairman of Pathology at Memorial Sloan-Kettering Cancer Center and Professor of Pathology at Cornell University. Previously, he was Professor of Pathology and Director of Anatomic Pathology, Department of Pathology, Yale University School of Medicine. Dr. Rosai is internationally recognized in the field of tumor pathology, particularly in the fields of thyroid, mediastinal and vascular tumors. Dr. Rosai received his M.D. from the University of Buenos Aires, Argentina.

  ABRAHAM MITTELMAN, M.D. Consulting Oncologist. Dr. Mittelman is Associate Director of Oncology, New York Medical College and Director of Clinical Investigations, Westchester County Medical Center. Dr. Mittelman's research was focused on melanoma, breast cancer and glioblastomas. Dr. Mittelman received his M.D. from Autonomous University of Guadalajara and did a fellowship at Memorial Sloan-Kettering Cancer Center.

  CHARLES L. HITCHCOCK, M.D., PH.D. Consulting Pathologist for Flow and Image Cytometry. Dr. Hitchcock is an Assistant Professor of Pathology at The Ohio State University and The Arthur G. James Cancer Hospital and Research Institute. He was trained at the University of Florida, and previously was the Director of the Flow Cytometry Laboratory, Department of Cellular Pathology, at the Armed Forces Institute of Pathology. Dr. Hitchcock is recognized for his work in flow cytometric analyses. Dr. Hitchcock received his M.D. and Ph.D. in anatomy from The Ohio State University.

  VICTOR REUTER, M.D. Consulting Uropathologist. Dr. Reuter is an Associate Member at Memorial Sloan-Kettering Cancer Center and Associate Attending Pathologist at Memorial Hospital. Dr. Reuter has done extensive work in the morphologic, cytogenetic and molecular characterization of genitourinary tumors. He received his M.D. degree from Universidad Nacional Pedro Henriquez Urena in the Dominican Republic and his anatomic and clinical pathology training at Thomas Jefferson University Hospital.

  The Consultants are reimbursed for their expenses, receive cash compensation in connection with their service and have been issued options to purchase shares of Common Stock. The Consultants have been granted stock options to purchase a total of 78,439 shares at a weighted average exercise price of $1.51 per share. The Consultants are all employed by, or have consulting agreements with, entities other than the Company, some of which may compete with the Company. The Consultants are expected to devote only a small portion of their time to the business of the Company, although no specific time commitment has been established. They are not expected to participate actively in the Company's affairs or in the development of the Company's technology. Certain of the institutions with which the Consultants are affiliated may adopt new regulations or policies that limit the ability of the Consultants to render services to the Company, which could adversely affect the Company to the extent that the Company is pursuing development in areas of such Consultants' expertise. To the extent the Consultants have consulting arrangements with or become employed by any competitor of the Company, the Company could be materially adversely affected.

  Any inventions or processes independently discovered by the Consultants will likely not become the property of the Company and will probably remain the property of such persons or of such persons' employers. In addition, the institutions with which the Consultants are affiliated may make available the research services of their personnel, including the Consultants, to competitors of the Company pursuant to sponsored research agreements. The Company requires the Consultants to enter into confidentiality agreements which prohibit the disclosure of confidential information to anyone outside the Company. However, no assurance can be given that competitors of the Company will not gain access to trade secrets and other proprietary information developed by the Company and disclosed to the Consultants.

                             CERTAIN TRANSACTIONS

ISSUANCE OF SERIES D PREFERRED STOCK AND WARRANTS

  In February 1995, the Company issued an aggregate of 1,612,904 shares of Series D Convertible Participating Preferred Stock, $.01 par value (the "Series D Stock"), for a purchase price of $1.21 per share, and warrants, for a purchase price of $1.13 per warrant share, to purchase an aggregate of 42,529 shares of Common Stock at an exercise price of $3.50 per warrant share (after giving effect to a 1-for-2.8218735 reverse split of the outstanding shares of Common Stock) to certain investors, including 1,092,279 shares and 28,799 warrants to Cross Atlantic Partners K/S ("CAP"); 188,949 shares and 4,982 warrants to Middlewest Ventures, II, L.P.; 186,457 shares and 4,916 warrants to Salomon Brothers Holding Company, Inc. ("SBHC"), an affiliate of Salomon Brothers Inc; 62,173 shares and 1,640 warrants to PB-SB 1985 Investment Partnership VII ("PB-SB"), an affiliate of Salomon Brothers Inc; 20,161 shares and 532 warrants to Anu D. Saad, Ph.D., President, Chief Executive Officer and a director of the Company; 8,064 shares and 213 warrants to John P. Gandolfo, Executive Vice President and Chief Financial Officer of the Company; and 6,048 shares and 160 warrants to Rogelio R. Rojas-Corona, M.D., Vice President, Medical Affairs and Medical Director, Western Division of the Company. The aggregate purchase price for the Series D Stock and the warrants was $2,000,000 (before issuance costs). One of the general partners of Middlewest Ventures, II, L.P. is Marcy H. Shockey, a director of IMPATH; and John L. Cassis, the Chairman of the Board of the Company, may be deemed to beneficially own the shares held by SBHC, PB-SB and CAP, which beneficial ownership Mr. Cassis disclaims. The holders of the Series D Stock are entitled to receive quarterly dividends at a rate per annum of $.0994 per share, when and if declared by the Board of Directors. The liquidation value of the Series D Stock is $1.24 per share plus accrued but unpaid dividends thereon. The warrants may be exercised at any time on or before February 10, 2001. After giving effect to the 1-for-2.8218735 reverse split of the outstanding shares of Common Stock, each share of Series D Stock will be converted into 0.35437 of a share of Common Stock immediately prior to the completion of the Offering. At the offering price of $13.00 per share, the combined unrealized gain on such shares and warrants would be $3,951,317 for CAP, $683,524 for Middlewest Ventures, II, L.P., $674,507 for SBHC, $224,917 for PB-SB, $72,936 for Dr. Saad, $29,175 for Mr. Gandolfo and $21,884 for Dr. Rojas-Corona.

REGISTRATION RIGHTS OF CERTAIN HOLDERS

  Certain of the Company's existing stockholders have certain rights with respect to the registration under the Securities Act of shares of Common Stock owned by them from time to time (the "Registrable Shares"). Of such Registrable Shares, including shares issuable upon the exercise of warrants, after giving effect to the reverse split of the outstanding shares of Common Stock, 415,875 are held by CAP, 319,449 are held by Middlewest Ventures, II, L.P., 649,191 are held by SBHC, 215,407 are held by PB-SB, 7,677 are held by Anu D. Saad, Ph.D., 3,071 are held by John P. Gandolfo, 21,992 are held by Rogelio R. Rojas-Corona, M.D. and 119,863 are held by Richard Kessler, a director of the Company. In general, such stockholders may demand on up to two occasions that the Company register the sale of their shares of Common Stock. Furthermore, if registration of the sale of shares of Common Stock held by such stockholders is available to the Company on Form S-3, and such stockholders are not otherwise able to sell their Common Stock without registration under the Securities Act, such stockholders can cause the Company to register the sale of shares having an aggregate proposed offering price of not less than $500,000 in any six-month period. Each holder of Registrable Shares also has piggy-back registration rights, subject to certain limitations, in the event the Company proposes to register the sale of any shares of Common Stock (or securities convertible into Common Stock) for its own account or for the account of its stockholders. The Company is obligated to bear all of the expenses in connection with the registration of the Registrable Shares, except underwriting commissions and discounts. Any sales of Registrable Shares will be subject to the 180-day lock-up described under "Shares Eligible for Future Sale."

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Common Stock as of October 1, 1995, and after giving effect to the Offering, by (i) each person who is known by the Company to beneficially own more than five percent of the Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all executive officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                  PERCENTAGE OF OWNERSHIP(1)
                                               --------------------------------
        NAME AND ADDRESS OF          NUMBER OF
          BENEFICIAL OWNER           SHARES(1) PRIOR TO OFFERING AFTER OFFERING
        -------------------          --------- ----------------- --------------
Salomon Brothers Holding Company,     861,598        28.8%            17.4%
 Inc.(2)............................
 c/o Salomon Brothers Inc
 7 World Trade Center
 New York, New York 10048
Cross Atlantic Partners K/S(3)......  415,875        13.8              8.4
 c/o Hambro American Biosciences
 650 Madison Avenue
 New York, New York 10022
Middlewest Ventures, II, L.P.(4)....  319,449        10.7              6.5
 333 West Wacker Drive
 Suite 731
 Chicago, Illinois 60606
Middlewest Ventures, I, L.P.........  253,451         8.5              5.1
 333 West Wacker Drive
 Suite 731
 Chicago, Illinois 60606
Ventures Medical, L.P...............  216,564         7.2              4.4
 16945 North Chase Drive
 Suite 2150
 Houston, Texas 74060
Anu D. Saad, Ph.D.(5)...............   93,022         3.0              1.8
John P. Gandolfo(6).................   10,631         *                *


Rogelio R. Rojas-Corona, M.D.(7)....   79,118         2.6              1.6
Bruce C. Horten, M.D.(8)............    3,248         *                *
Richard P. Adelson(9)...............    3,248         *                *
John L. Cassis(10)..................    1,182         *                *
Richard J. Cote, M.D.(11)...........  101,106         3.4              2.0
Richard Kessler(12).................  121,045         4.1              2.5
Joseph A. Mollica(13)...............      591         *                *
Marcy H. Shockey(14)................    1,182         *                *
David B. Snow, Jr.(15)..............      591         *                *
Directors and officers as a group
 (13 persons)(5), (6), (7), (8),
 (9), (10), (11), (12), (13), (14),
 (15), (16).........................  414,964        13.1              8.1

(footnotes on next page)

--------
  * Indicates ownership percentage of less than one percent.

 (1) Amounts and percentages include outstanding warrants or options which are exercisable within 60 days of October 1, 1995 and reflect the effectiveness of the 1-for-2.8218735 reverse split of the outstanding shares of the Common Stock.

 (2) Includes 4,916 shares issuable pursuant to currently exercisable warrants and 215,407 shares (including 1,640 shares issuable pursuant to currently exercisable warrants) beneficially owned by PB-SB. PB-SB Ventures, Inc., a wholly-owned subsidiary of SBHC, is the sole general partner of PB-SB. By virtue of the relationship between SBHC and PB-SB, SBHC may be deemed to beneficially own shares of Common Stock held by PB-SB.

 (3) Includes 28,799 shares issuable pursuant to currently exercisable warrants.

 (4) Includes 4,982 shares issuable pursuant to currently exercisable warrants.

 (5) Includes 85,345 shares issuable pursuant to currently exercisable stock options and 532 shares issuable pursuant to currently exercisable warrants.

 (6) Includes 7,560 issuable pursuant to currently exercisable stock options and 213 shares issuable pursuant to currently exercisable warrants.

 (7) Includes 21,688 shares issuable pursuant to currently exercisable stock options and 160 shares issuable pursuant to currently exercisable warrants.

 (8) Consists of 3,248 shares issuable pursuant to currently exercisable stock options.

 (9) Consists of 3,248 shares issuable pursuant to currently exercisable stock options.

(10) Consists of 1,182 shares issuable pursuant to currently exercisable stock options. Does not include shares beneficially owned by SBHC, PB-SB or CAP. The shares beneficially owned by SBHC, PB-SB and CAP may be deemed to be beneficially owned by Mr. Cassis. Mr. Cassis disclaims any such beneficial ownership.

(11) Includes 30,451 shares issuable pursuant to currently exercisable stock options.

(12) Includes 1,182 shares issuable pursuant to currently exercisable stock options.

(13) Consists of 591 shares issuable pursuant to currently exercisable stock options.

(14) Consists of 1,182 shares issuable pursuant to currently exercisable stock options. Does not include shares beneficially owned by Middlewest Ventures, II, L.P., of which Ms. Shockey is a general partner, or Middlewest Ventures, I, L.P., which designated her as a director of IMPATH. See "Management." The shares beneficially owned by Middlewest Ventures, II, L.P. and Middlewest Ventures, I, L.P. may be deemed to be beneficially owned by Ms. Shockey. Ms. Shockey disclaims any such beneficial ownership.

(15) Consists of 591 shares issuable pursuant to currently exercisable stock options.

(16) Includes 22,031 shares issuable pursuant to currently exercisable stock options held by other officers of the Company.

                         CAPITAL STOCK OF THE COMPANY

  The following description of the Company's capital stock does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's Certificate and By-laws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

  The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 7,192,724 shares of Preferred Stock, issuable in one or more series. As of October 15, 1995, there were 2,986,274 shares of Common Stock issued and outstanding (excluding treasury shares) held of record by approximately 65 stockholders, retroactively reflecting a 1-for-2.8218735 reverse split of the outstanding shares of Common Stock. Upon consummation of the Offering, assuming no exercise of outstanding options or warrants, there will be 4,936,274 shares of Common Stock issued and outstanding (excluding treasury shares), and 575,534 shares of Common Stock will be issuable upon the exercise of outstanding options and warrants.

COMMON STOCK

  Holders of Common Stock are entitled to one vote per share on all matters which, pursuant to the Delaware Law, require the approval of the Company's stockholders, other than matters relating solely to another class of stock. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to participate ratably in all distributions to the holders of Common Stock after payment of liabilities and satisfaction of any preferential rights of holders of Preferred Stock. Holders of Common Stock are not entitled to any preemptive rights. Subject to any preferences that may be applicable to any outstanding shares of Preferred Stock, holders of Common Stock are entitled to receive cash dividends ratably on a per share basis if and when such dividends are declared by the Board of Directors from funds legally available therefor.

  The rights, preferences and privileges of holders of shares of Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

PREFERRED STOCK

  The Board of Directors of the Company is authorized to provide for the issuance by the Company of Preferred Stock in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption or repurchase, redemption or repurchase prices, limitations or restrictions thereon, liquidation preferences and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of any series of Preferred Stock may have an adverse effect on the rights of holders of Common Stock, and could decrease the amount of earnings and assets available for distribution to holders of Common Stock. In addition, any issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change in control of the Company.

  Since its formation, the Company has issued an aggregate of 5,579,820 shares of Convertible Participating Preferred Stock, $.01 par value (the "Redeemable Preferred Stock"), in three series. The Series A Redeemable Preferred Stock, the Series B Redeemable Preferred Stock and the Series C Redeemable Preferred Stock originally had cumulative preferred dividends at the annual rate of 9%. The holders of the Series A, Series B and Series C Redeemable Preferred Stock had the right to cause the Company to redeem the shares at a redemption price equal to $.76 per share, $.88 per share and $.90 per share, respectively, plus accrued but unpaid dividends. The redemption rights vested over three-year periods. In connection with the issuance of the Series D Stock, the terms of the outstanding Series A, B and C Redeemable Preferred Stock were amended to eliminate all previously existing redemption rights, eliminate all previously accrued dividends and change the dividend rate to 8%. After giving effect to the 1-for-2.8218735 reverse split of the outstanding shares of Common Stock, immediately prior to the consummation of the Offering each outstanding share of Preferred Stock will be automatically converted into 0.35437 of a share of Common Stock.

  The Company has no present plans to issue any additional shares of Preferred Stock.

WARRANTS

  The holders of the Warrants, which were issued in February 1995, have the right, prior to February 10, 2001, to purchase 42,529 shares of Common Stock at $3.50 per share, taking into account a 1-for-2.8218735 reverse split of the outstanding shares of Common Stock.


PURPOSES AND EFFECTS OF CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

  The description set forth below of certain provisions of the Certificate and the By-laws of the Company (the "By-laws") is intended as a summary only and is qualified in its entirety by reference to the Certificate and the By-laws, the forms of which are included as exhibits to the Registration Statement of which this Prospectus is a part.

  Number of Directors; Removal; Vacancies; Special Meetings; Quorum. The By-laws provide that the number of directors of the Company may be fixed from time to time by vote of the stockholders or of the Board of Directors, but that the number of directors which constitutes the whole Board shall be no less than five. Except where a vacancy on the Board is created pursuant to the removal of a director as described below or where vacancies occur contemporaneously in the offices of all of the directors, which vacancies will be filled by the stockholders, vacancies may be filled by a majority of the directors then in office or by a sole remaining director. The By-laws provide that directors may be removed from the Board, with or without cause, by the affirmative vote of the Company's stockholders holding a majority of the shares of the Common Stock.

  The By-laws further provide that special meetings of the Board of Directors may be called by the Chairman of the Board, Vice-Chairman of the Board or by the President, any director or the holders of 40% of the outstanding shares of Common Stock. The presence of a majority of the directors constituting the Board of Directors shall constitute a quorum for the transaction of business at any regularly held or special meeting of the Board.

  Special Meetings; Actions by Written Consent; Advance Notice Provisions. The By-laws provide that except as otherwise provided by Delaware Law, special meetings of stockholders of the Company may only be called by resolution of the Board of Directors, by the President or by the holders of 40% of the outstanding shares of Common Stock. The By-laws also require advance notice of any special meeting of the Company's stockholders to be delivered to each stockholder entitled to vote at such a meeting.

  Amendment of Certain Provisions of the Certificate and By-laws. Under Delaware Law, the stockholders have the right to adopt, amend or repeal the by-laws and, with the approval of the board of directors, the certificate of incorporation of a corporation. In addition, subject to the terms of one or more series of preferred stock as designated from time to time by the Board of Directors, the Certificate provides that the By-laws may be adopted, altered or repealed by the Board of Directors.

ANTITAKEOVER LEGISLATION

  Section 203 of the Delaware Law provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares), or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the Delaware Law, an interested stockholder is defined to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

  Under certain circumstances, Section 203 of the Delaware Law makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations. The Certificate does not exclude the Company from the restrictions imposed under Section 203 of the Delaware Law. It is anticipated that the provisions of Section 203 of the Delaware Law may encourage companies interested in acquiring the Company to negotiate in advance with the Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve, prior to the time the stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

STOCK TRANSFER AGENT

  The transfer agent for the Common Stock will be American Stock Transfer & Trust Company, New York, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Offering, the Company will have 4,936,274 shares of Common Stock outstanding, of which 2,986,274 shares (60.5% of the shares to be outstanding) will be held by persons who acquired such shares in transactions in which such shares were not registered under the Securities Act. These shares may not be sold unless registered under the Securities Act or sold pursuant to an applicable exemption from registration, such as Rule 144 under the Securities Act ("Rule 144"). Rule 144, as currently in effect and subject to its provisions and other applicable federal and state securities laws, permits a person (or persons whose shares are aggregated) who has beneficially owned his or her shares for at least two years to sell within any three-month period a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information concerning the Company. Rule 144 also permits, under certain circumstances, such sale of shares without any quantity limitation or current public information described above by a person who is not an affiliate of the Company and who has satisfied a three-year holding period. Of the 2,986,274 shares referred to above, 2,393,648 shares may be sold under Rule 144 after completion of the Offering, of which approximately 1,800,000 are subject to the lock-up described below, 11,813 shares may be sold under Rule 144 commencing on March 31, 1996 and the balance may not be sold under Rule 144 until more than one year from the date of completion of the Offering, in each case assuming compliance with the other requirements of Rule 144.

  The Company cannot predict the number of shares of Common Stock which may be sold in the future pursuant to Rule 144 since such sales will depend upon the market price of the Common Stock, the individual circumstances of holders thereof and other factors. Any sales of a substantial number of shares of Common Stock in the public market could have a significant adverse effect on the market price of the Common Stock.

  The Company, its directors and officers and certain stockholders of the Company have each agreed with the underwriters of the Offering that they will not offer, sell, contract to sell, or otherwise dispose of directly or indirectly, or announce the offering of, or exercise any registration rights with respect to, or register, cause to be registered or announce the registration or intended registration of, any shares of Common Stock or any stock option or other security or agreement convertible into or exchangeable for, any shares of Common Stock for a period of 180 days from the date of this Prospectus, without the prior written consent of Salomon Brothers Inc, except for (a) in the case of the Company, (i) Common Stock issued pursuant to any employee or director benefit plan described herein; or (ii) issuances of Common Stock upon the conversion of securities or the exercise of warrants outstanding on the date the Underwriting Agreement is executed; (b) in the case of directors, executive officers and certain stockholders of the Company, the exercise of stock options pursuant to benefit plans described herein and shares of Common Stock disposed of as bona fide gifts; and (c) in the case of certain stockholders, registered shares of Common Stock acquired in the public market.

  The Company intends to file a registration statement on Form S-8 under the Securities Act to register the 793,141 shares of Common Stock authorized and reserved for issuance but not previously issued pursuant to the Plan. Upon the filing of such Form S-8, outstanding shares of Common Stock so registered may be freely sold without restriction, except for shares held by officers, directors and other affiliates of the Company. See "Management--Stock Option Plan."

                              SELLING STOCKHOLDER

  Salomon Brothers Inc is acting as a representative of the underwriters of the Offering. Prior to the Offering, Salomon Brothers Holding Company, Inc. and PB-SB 1985 Investment Partnership VII, affiliates of Salomon Brothers Inc, own an aggregate of approximately 28.8% of the Common Stock.

                             PLAN OF DISTRIBUTION

  This Prospectus is being used by Salomon in connection with offers and sales of the Common Stock in market-making transactions in the over-the-counter market, in private transactions or otherwise at negotiated prices related to prevailing market prices at the time of sale. Such Common Stock may include the shares of Common Stock issued in the Offering and other shares of Common Stock acquired from time to time in market-making transactions. Salomon may act as principal or agent in such market-making transactions. The Company will not receive any of the proceeds from the sale of the Common Stock in such market-making transactions.

                                    EXPERTS

  The financial statements of Impath Inc. as of December 31, 1994 and 1993 and September 30, 1995 and for each of the years in the three-year period ended December 31, 1994 and for the nine-month period ended September 30, 1995, included herein and elsewhere in the registration statement, have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                   GLOSSARY

ANTIBODY: A protein molecule produced by the immune system that specifically binds with an antigen.

ANTIGEN: Any of a variety of materials that induce the body's immune system to produce antibodies.

BACKGROUND: Usually refers to excess staining, beyond the intended target tissue/organelle.

BIOPSY: Removal of tissue from the body for diagnostic reasons.

CANCER: A generic term for any kind of malignant tumor.

CLINICAL: Pertaining to the symptoms and course of a disease.

CYTOLOGY: The study of cells.

DIAGNOSIS: The process for deciding what disease is present.

DIPLOID: Having two sets of chromosomes (one set from each parent) as normally found in the somatic cells of higher organisms.

DNA: Deoxyribonucleic acid. The biochemical constituents of chromosomes.

EOSIN: A pink/red cytoplasmic dye.

ESTROGEN RECEPTOR: A protein which specifically binds to estrogen and mediates its biological activity. When present in breast and other cancers, predicts response to hormonal therapy.

FINE NEEDLE ASPIRATE OR FNA: Specimen acquired through insertion of a thin needle into a lesion whereby cells are withdrawn using negative pressure.

FLOW CYTOMETRY: Method of analysis used to examine the staining of single cell suspensions by focusing a laser beam on each cell and measuring the emitted fluorescence.

HEMATOXYLIN: A blue dye for staining cell nucleii.

HER-2/NEU: Oncoprotein (product of an oncogene); overexpression is a negative prognostic indicator in many cancers, including breast and ovarian carcinoma.

HISTOGRAM: Two dimensional graph of data (i.e. content vs. cell number).

HORMONE: A chemical substance produced by an organ which has a specific regulatory effect on the activity of organs.

IMAGE ANALYZER: Instrument consisting of a microscope, camera and computer, used to quantify cellular components that have been marked or stained.

IMMUNOHISTOCHEMISTRY (IHC): Technique that uses antibodies to identify and mark antigens expressed by cells in tissues.

IN SITU-HYBRIDIZATION: Use of labeled fragments of DNA (probes) that can bind (hybridize) to specific, complementary sequences.

LYMPH NODES: Small nodular bodies scattered along the path of lymphatics. They produce and store white blood cells and filter harmful substances out of the system. They are often the first site of cancer metastases.

MICROMETASTASES: Presence of a small number of tumor cells, particularly in the lymph nodes and bone marrow, not readily detected by standard methods.

LYMPHOMA: Any neoplasm of lymphoid tissue.

MONOCLONAL ANTIBODY: An antibody produced by a single clone of cells comprising a single species of antibody molecules. Reacts with only one antigen.

MUTATION: An event which changes the structure of DNA in chromosomes; mutations can often be seen in cancer cells.

NEOPLASM: The uncontrolled growth of cells resulting in a mass (tumor); often refers to cancer.

ONCOGENE: Abnormal genes derived from proto-oncogenes (normal counterparts); are associated with many cancers.

ONCOLOGY: The study of cancer.

P53: A tumor suppressor gene. Mutations in the p53 gene are associated with many different cancers, and are related to cancer progression.

PATHOLOGY: That branch of medicine which studies essential nature of disease, especially the structural and functional changes in tissues and organs of the body which cause or are caused by disease.

PLOIDY: The number of chromosomal sets, e.g. diploid.

PROGNOSTIC: Referring to potential future behavior of a disease.

PROGESTERONE RECEPTOR: A protein which specifically binds to progesterone and mediates its biological activity. When present in breast and other cancers, predicts response to hormonal therapy.

PROLIFERATION: Cell cycle kinetics, reproduction or multiplication of a cell.

RB: The first tumor suppressor gene described; associated with the childhood tumor retinoblastoma, as well as many other types of cancers.

RNA: Ribonucleic acid. A nucleic acid found in all living cells and one of the major chemical constituents of nucleoli and ribosomes; involved in the transmission of genetic information from DNA to proteins.

SARCOMA: A malignant neoplasm derived from connective tissues.

SENSITIVITY: In IHC, the ability of an antibody to detect the presence of an antigen, particularly at low antigen levels.

SERUM: Fluid component of blood (noncellular).

SPECIMEN: Material sent in for evaluation, biopsy (tissue) or cell suspensions (body fluids).

STAINING: To apply reagents to cells in order to impart color to specific components.

TAXOL: A chemotherapeutic agent (derived from the bark of the yew tree) having broad anti-tumor activity.

TUMOR: A swelling or enlargement; a growth or neoplasm, often referring to cancer.

TUMOR SUPPRESSOR GENE: A gene involved in the normal growth regulation of cells. Abnormalities (mutations) of tumor suppressor genes are associated with the cause and progression of cancer based on abnormal cell growth.

                                  IMPATH INC.

                         INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report..............................................  F-2
Audited Financial Statements:
 Balance Sheets as of December 31, 1993 and 1994 and September 30, 1995...  F-3
 Statements of Operations for the years ended December 31, 1992, 1993 and
  1994 and for the nine months ended September 30, 1994 (unaudited) and
  1995....................................................................  F-4
 Statements of Cash Flows for the years ended December 31, 1992, 1993 and
  1994 and for the nine months ended September 30, 1994 (unaudited) and
  1995....................................................................  F-5
 Statements of Stockholders' Equity (Deficiency) for the years ended De-
  cember 31, 1992, 1993 and 1994 and for the nine months ended September
  30, 1995................................................................  F-6
 Notes to Financial Statements............................................  F-7
Annual Report on Form 10-K/A: ............................................  K-1
 Independent Auditors' Report.............................................  K-4
 Balance Sheets as of December 31, 1994, 1995 and 1995 (Pro Forma)........  K-5
 Statements of Operations for the years ended December 31, 1993, 1994 and
  1995....................................................................  K-6
 Statements of Stockholders' Equity for the years ended December 31, 1993,
  1994
  and 1995................................................................  K-7
 Statements of Cash Flows for the years ended December 31, 1993, 1994 and
  1995....................................................................  K-9
 Notes to Financial Statements............................................ K-10

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors Impath Inc.:

  We have audited the accompanying balance sheets of Impath Inc. as of December 31, 1993 and 1994 and September 30, 1995, and the related statements of operations, stockholders' equity (deficiency) and cash flows for each of the years in the three-year period ended December 31, 1994 and for the nine-month period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Impath Inc. as of December 31, 1993 and 1994 and September 30, 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1994 and for the nine-month period ended September 30, 1995 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

November 20, 1995
New York, New York

                                  IMPATH INC.

                                 BALANCE SHEETS

                                 DECEMBER 31,          SEPTEMBER 30, 1995
                             ----------------------  -----------------------
                                                                 PRO FORMA
                                1993        1994      ACTUAL    (NOTE 12(C))
                             ----------  ----------  ---------  ------------
                                                                (UNAUDITED)
          ASSETS
Current assets:
 Cash and cash
  equivalents..............  $  770,967     615,317  2,048,542   2,048,542
 Accounts receivable, net
  of allowance for doubtful
  accounts of $588,610 in
  1993, $810,218 in 1994
  and $1,191,040 in 1995...   1,664,304   2,555,870  3,259,326   3,259,326
 Prepaid expenses..........      52,774      58,769    137,402     137,402
 Deferred tax assets, net..         --          --     405,000     405,000
 Other current assets......      41,164      32,410     59,459      59,459
                             ----------  ----------  ---------   ---------
   Total current assets....   2,529,209   3,262,366  5,909,729   5,909,729
Fixed assets, less
 accumulated depreciation
 and amortization..........     563,992     832,028  1,419,581   1,419,581
Deposits and other assets..      58,404      49,128    126,513     126,513
Goodwill, net of
 accumulated amortization
 of $713 in 1995...........         --          --      31,260      31,260
                             ----------  ----------  ---------   ---------
                             $3,151,605   4,143,522  7,487,083   7,487,083
                             ==========  ==========  =========   =========
      LIABILITIES AND
    STOCKHOLDERS' EQUITY
        (DEFICIENCY)
Current liabilities:
 Current portion of loan
  payable--bank............         --      100,000     91,667      91,667
 Current portion of capital
  lease obligations........      21,063      64,878    175,709     175,709
 Accounts payable..........     516,522     235,449    153,774     153,774
 Income taxes payable......         --       15,014     83,417      83,417
 Accrued expenses..........     255,860     346,649    362,621     362,621
 Accrued dividends
  payable..................         --          --     343,000     343,000
                             ----------  ----------  ---------   ---------
   Total current
    liabilities............     793,445     761,990  1,210,188   1,210,188
                             ----------  ----------  ---------   ---------
Capital lease obligations,
 net of current portion....     119,709     240,902    517,495     517,495
Loan payable - bank, net of
 current portion...........         --          --     208,333     208,333
Redeemable preferred
 stock.....................   5,979,386   6,406,507        --          --
Stockholders' equity
 (deficiency):
 Convertible preferred
  stock:
 Series D 8% Convertible
  Participating Preferred
  Stock, $.01 par value.
  Authorized, issued and
  outstanding 1,612,904
  shares in 1995 (aggregate
  involuntary liquidation
  value $2,102,000)........         --          --   1,911,879         --
 Series C 8% Convertible
  Preferred Stock, $.01 par
  value. Authorized, issued
  and outstanding 3,035,320
  shares (aggregate
  involuntary liquidation
  value $2,871,000)........         --          --   2,702,546         --
 Series B 8% Convertible
  Preferred Stock, $.01 par
  value. Authorized, issued
  and outstanding 668,182
  shares (aggregate
  involuntary liquidation
  value $618,000)..........         --          --     562,952         --
 Series A 8% Convertible
  Preferred Stock, $.01 par
  value. Authorized, issued
  and outstanding 1,876,318
  shares (aggregate
  involuntary liquidation
  value $1,499,000)...........      --          --   1,387,908         --
 Common stock, $.005 par
  value. Authorized
  20,000,000 shares;
  425,824 shares issued in
  1993, 439,113 shares
  issued in 1994 and
  444,429 and 2,993,362
  shares issued in 1995,
  respectively; and 418,736
  shares outstanding in
  1993, 432,025 shares
  outstanding in 1994 and
  437,341 and 2,986,274
  shares outstanding in
  1995, respectively.......       2,129       2,195      2,222      14,967
 Additional paid-in capital
  (deficiency).............  (1,282,673) (1,676,111)   (72,597)  6,479,943
 Accumulated deficit.......  (2,460,291) (1,591,861)  (727,658)   (727,658)
                             ----------  ----------  ---------   ---------
                             (3,740,835) (3,265,777) 5,767,252   5,767,252
 Less:
 Cost of 7,088 shares of
  common stock held in
  treasury.................        (100)       (100)      (100)       (100)
 Notes receivable from
  stockholders.............         --          --     (33,085)    (33,085)
 Deferred compensation.....         --          --    (183,000)   (183,000)
                             ----------  ----------  ---------   ---------
   Total stockholders'
    equity (deficiency)....  (3,740,935) (3,265,877) 5,551,067   5,551,067
   Commitments.............         --          --         --          --
                             ----------  ----------  ---------   ---------
                             $3,151,605   4,143,522  7,487,083   7,487,083
                             ==========  ==========  =========   =========

                See accompanying notes to financial statements.

                                  IMPATH INC.

                            STATEMENTS OF OPERATIONS

                                    YEARS ENDED                  NINE MONTHS ENDED
                                    DECEMBER 31,                  SEPTEMBER 30,
                          ----------------------------------  ----------------------
                             1992        1993        1994        1994        1995
                          ----------  ----------  ----------  ----------- ----------
                                                              (UNAUDITED)
Revenues:
  Net diagnostic and
   prognostic services..  $4,546,820   6,659,313   9,888,084   6,925,902  10,435,323
  Contract laboratory
   services.............     445,590     383,071     126,258     104,258      95,782
                          ----------  ----------  ----------   ---------  ----------
    Total revenues......   4,992,410   7,042,384  10,014,342   7,030,160  10,531,105
                          ----------  ----------  ----------   ---------  ----------
Operating expenses:
  Salaries and related
   costs................   2,667,908   4,161,689   4,681,992   3,418,850   4,931,908
  Selling, general and
   administrative.......   2,297,729   3,805,430   4,351,038   3,155,156   4,770,246
                          ----------  ----------  ----------   ---------  ----------
    Total operating
     expenses...........   4,965,637   7,967,119   9,033,030   6,574,006   9,702,154
                          ----------  ----------  ----------   ---------  ----------
    Income (loss) from
     operations.........      26,773    (924,735)    981,312     456,154     828,951
Interest income.........      39,462      14,553      16,466      11,901      78,556
Interest expense........      10,152      13,296      31,427      22,627      43,304
                          ----------  ----------  ----------   ---------  ----------
    Income (loss) before
     income tax
     expense............      56,083    (923,478)    966,351     445,428     864,203
Income tax expense......      24,427      18,910      97,921      55,827         --
                          ----------  ----------  ----------   ---------  ----------
    Net income (loss)...      31,656    (942,388)    868,430     389,601     864,203
Accrued dividends on
 preferred stock........    (314,010)   (371,010)   (427,121)   (320,341)   (389,808)
                          ----------  ----------  ----------   ---------  ----------
Net income (loss)
 available to common
 stockholders...........  $ (282,354) (1,313,398)    441,309      69,260     474,395
                          ==========  ==========  ==========   =========  ==========
Pro forma net income per
 share..................                          $      .33                     .26
                                                  ==========              ==========
Pro forma weighted
 average common and
 common equivalent
 shares outstanding.....                           2,602,176               3,317,882
                                                  ==========              ==========

                See accompanying notes to financial statements.

                                  IMPATH INC.

                            STATEMENTS OF CASH FLOWS

                                    YEARS ENDED                NINE MONTHS ENDED
                                   DECEMBER 31,                  SEPTEMBER 30,
                          ---------------------------------  -----------------------
                            1992        1993        1994        1994         1995
                          ---------  ----------  ----------  -----------  ----------
                                                             (UNAUDITED)
Cash flows from
 operating activities:
 Net income (loss)......  $  31,656    (942,388)    868,430     389,602      864,203
 Adjustments to
  reconcile net income
  (loss) to net cash
  used in operating
  activities:
 Depreciation and
  amortization..........     78,597     104,857     154,992     107,260      253,375
 Provision for
  uncollectible
  accounts receivable...    118,207     480,241     797,126     459,064    1,122,523
 Amortization of
  deferred
  compensation..........        --          --          --          --         8,000
  Changes in assets and
   liabilities (net of
   the effects of the
   acquisition of
   OncoCare in 1995):
   Increase in accounts
    receivable..........   (477,604) (1,043,626) (1,688,692) (1,043,703)  (1,806,073)
   Decrease (increase)
    in prepaid
    expenses............     26,483      (5,759)     (5,995)      6,687      (46,706)
   Increase in deferred
    tax asset...........        --          --          --          --      (405,000)
   Decrease (increase)
    in other current
    assets..............    (56,966)     22,089       8,754      41,164      (27,049)
   Decrease (increase)
    in deposits and
    other assets........    (15,335)     (8,640)      9,276       9,576      (76,672)
   Increase (decrease)
    in accounts
    payable.............     88,170     239,148         --     (253,771)    (106,675)
   Increase (decrease)
    in income taxes
    payable.............     23,461     (23,189)        --          --        68,403
   Increase (decrease)
    in accrued
    expenses............     14,540     223,189    (175,270)    124,811       15,972
   Increase (decrease)
    in other noncurrent
    liabilities.........        247      (1,905)        --          --           --
                          ---------  ----------  ----------  ----------   ----------
    Total adjustments...   (200,200)    (13,595)   (899,809)   (548,912)    (999,902)
                          ---------  ----------  ----------  ----------   ----------
    Net cash used in
     operating
     activities.........   (168,544)   (955,983)    (31,379)   (159,310)    (135,699)
                          ---------  ----------  ----------  ----------   ----------
Cash flows from
 investing activities:
 Acquisition of
  OncoCare, net of cash
  acquired..............        --          --          --          --       (19,955)
 Redemption of short-
  term investments,
  net...................    338,417     507,672         --          --           --
 Capital expenditures...   (185,807)   (118,521)   (217,028)   (145,694)    (382,091)
                          ---------  ----------  ----------  ----------   ----------
Net cash used in
 investing activities...    152,610     389,151    (217,028)   (145,694)    (402,046)
                          ---------  ----------  ----------  ----------   ----------
Cash flows from
 financing activities:
 Issuance of common
  stock.................      2,400      37,988      33,749      33,749        2,440
 Issuance of preferred
  stock.................        --    1,256,789         --          --     1,911,879
 Proceeds from bank
  loan..................        --          --      100,000     100,000      300,000
 Repayment of bank
  loans.................        --          --          --          --      (148,000)
 Payments of capital
  lease obligations.....        --          --      (40,992)    (22,627)     (62,264)
 Issuance of loans to
  stockholders..........        --          --          --          --       (33,085)
                          ---------  ----------  ----------  ----------   ----------
Net cash provided by
 financing activities...      2,400   1,294,777      92,757     111,122    1,970,970
                          ---------  ----------  ----------  ----------   ----------
Net (decrease) increase
 in cash and cash
 equivalents............    (13,534)    727,945    (155,650)   (193,882)   1,433,225
Cash and cash
 equivalents at
 beginning of period....     56,556      43,022     770,967     770,967      615,317
                          ---------  ----------  ----------  ----------   ----------
Cash and cash
 equivalents at end of
 period.................  $  43,022     770,967     615,317     577,085    2,048,542
                          =========  ==========  ==========  ==========   ==========
Supplemental disclosures
 of cash flow
 information:
 Cash paid during the
  period for income
  taxes.................  $  30,657      35,144      44,989         --       334,377
                          =========  ==========  ==========  ==========   ==========
 Cash paid during the
  period for interest...  $  10,152      13,296      31,427      22,627       43,304
                          =========  ==========  ==========  ==========   ==========
 Fixed assets acquired
  pursuant to capital
  leases................  $     --      141,000     206,000      93,259      449,689
                          =========  ==========  ==========  ==========   ==========
 Accrual of dividends on
  preferred stock.......  $ 314,010     371,010     427,121     320,341      389,808
                          =========  ==========  ==========  ==========   ==========
 Forgiveness of
  dividends on preferred
  stock.................  $     --          --          --          --     1,799,909
                          =========  ==========  ==========  ==========   ==========

                See accompanying notes to financial statements.

                                  IMPATH INC.

                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                 YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994
                   AND NINE MONTHS ENDED SEPTEMBER 30, 1995

                                         NONREDEEMABLE
                                          CONVERTIBLE       ADDITIONAL                           NOTES
                      COMMON STOCK      PREFERRED STOCK      PAID-IN                           RECEIVABLE  DEFERRED
                     ---------------  --------------------   CAPITAL    ACCUMULATED  TREASURY     FROM     COMPEN-
                     SHARES   AMOUNT   SHARES     AMOUNT   (DEFICIENCY)   DEFICIT     STOCK   STOCKHOLDERS  SATION     TOTAL
                     -------  ------  --------- ---------- ------------ -----------  -------- ------------ --------  ----------
Balance at
December 31,
1991............     349,937  $1,750        --  $      --     (635,360) (1,549,559)    (437)        --          --   (2,183,606)
Common shares
issued..........       9,604      48        --         --        2,387         --       --          --          --        2,435
Retirement of
common shares
held in
treasury........     (23,920)   (120)       --         --         (217)        --       337         --          --          --
Accrual of pre-
ferred stock
dividends on re-
deemable pre-
ferred stock....         --      --         --         --     (314,010)        --       --          --          --     (314,010)
Net income for
the year ended
December 31,
1992............         --      --         --         --          --       31,656      --          --          --       31,656
                     -------  ------  --------- ----------  ----------  ----------     ----     -------    --------  ----------
Balance at
December 31,
1992............     335,621   1,678        --         --     (947,200) (1,517,903)    (100)        --          --   (2,463,525)
Common shares
issued upon
exercise of
stock options...      86,231     431        --         --       26,369         --       --          --          --       26,800
Common shares
issued as
compensation for
services
rendered........       3,972      20        --         --        9,168         --       --          --          --        9,188
Preferred stock
issuance........         --      --         --         --          --          --       --          --          --          --
Accrual of pre-
ferred stock
dividends on re-
deemable pre-
ferred stock....         --      --         --         --     (371,010)        --       --          --          --     (371,010)
Net loss for the
year ended
December 31, 1993..      --      --         --         --          --     (942,388)     --          --          --     (942,388)
                     -------  ------  --------- ----------  ----------  ----------     ----     -------    --------  ----------
Balance at
December 31,
1993............     425,824   2,129        --         --   (1,282,673) (2,460,291)    (100)        --          --   (3,740,935)
Common shares
issued as
compensation for
services
rendered........      13,289      66        --         --       33,683         --       --          --          --       33,749
Accrual of pre-
ferred stock
dividends on re-
deemable pre-
ferred stock....         --      --         --         --     (427,121)        --       --          --          --     (427,121)
Net income for
the year ended
December 31,
1994............         --      --         --         --          --      868,430      --          --          --      868,430
                     -------  ------  --------- ----------  ----------  ----------     ----     -------    --------  ----------
Balance at
December 31,
1994............     439,113   2,195        --         --   (1,676,111) (1,591,861)    (100)        --          --   (3,265,877)
Common shares
issued upon
exercise of
stock options...       5,316      27        --         --        2,413         --       --          --          --        2,440
Preferred stock
issuance........         --      --   1,612,904  1,911,879         --          --       --      (33,085)        --    1,878,794
Accrual of pre-
ferred stock
dividends on re-
deemable pre-
ferred stock....         --      --         --         --      (46,808)        --       --          --          --      (46,808)
Restructuring of
redeemable
preferred stock
in conjunction
with Series D
preferred stock
issuance........         --      --   5,579,820  4,653,406   1,799,909         --       --          --          --    6,453,315
Accrual of
preferred stock
dividends.......         --      --         --         --     (343,000)        --       --          --          --     (343,000)
Compensation
associated with
issuance of
options.........         --      --         --         --      191,000         --       --          --     (191,000)        --
Amortization of
deferred
compensation....         --      --         --         --          --          --       --          --        8,000       8,000
Net income for
the nine months
ended September
30, 1995........         --      --         --         --          --      864,203      --          --          --      864,203
                     -------  ------  --------- ----------  ----------  ----------     ----     -------    --------  ----------
Balance at
September 30,
1995............     444,429  $2,222  7,192,724 $6,565,285     (72,597)   (727,658)    (100)    (33,085)   (183,000)  5,551,067
                     =======  ======  ========= ==========  ==========  ==========     ====     =======    ========  ==========

                See accompanying notes to financial statements.

                                  IMPATH INC.

                         NOTES TO FINANCIAL STATEMENTS

               DECEMBER 31, 1993 AND 1994 AND SEPTEMBER 30, 1995
 (INFORMATION FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1994 IS UNAUDITED)

(1) ORGANIZATION

  Impath Inc. (the "Company") was incorporated on March 1, 1988 under the laws of the State of Delaware. The Company was organized for the purpose of establishing a specialized facility dedicated to the use of the most sophisticated technologies to provide diagnostic and prognostic information to physicians specializing in cancer. The Company conducts these analyses by utilizing immunohistochemistry, flow and image cytometry and molecular pathology technologies. The Company's revenues are derived through:

  . diagnostic and prognostic analytical services to hospitals, medical centers, clinical laboratories and physicians; and

  . monoclonal antibody and molecular probe characterization services to biotechnology companies and other researchers.

  The Company submits its invoices for diagnostic and prognostic analytical services to its clients, primary and secondary insurers, or individual patients. The Company does not require collateral from its clients as security for payment of its invoices.

(2) SIGNIFICANT ACCOUNTING POLICIES

 (a) Cash Equivalents

  Cash equivalents of $613,245 and $477,360 at December 31, 1993 and 1994, respectively, consist of money market funds and $1,972,697 at September 30, 1995 consists of U.S. treasury bills. For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

 (b) Fixed Assets

  Leasehold improvements and furniture, fixtures, laboratory equipment and personal computers are stated at cost. Depreciation of furniture, fixtures, laboratory equipment and personal computers is provided over their estimated useful lives (which range from three to seven years) using the straight-line method, and leasehold improvements are being amortized over the shorter of the related lease term or the lives of the improvements using the straight-line method.

  Software development costs represent external costs capitalized for software developed to meet the specific needs of the Company. These costs are being amortized over a three-year period using the straight-line method.

 (c) Revenue Recognition

  Revenues are recognized on an accrual basis as earned at such time as the Company has completed performance of its diagnostic or prognostic services.

 (d) Goodwill

  Goodwill is being amortized over a 15-year period using the straight-line method.

                                  IMPATH INC.

 (e) Income Taxes

  Income taxes are provided pursuant to the asset and liability method as described in Statement of Financial Accounting Standards No. 109 ("SFAS 109"). SFAS 109 requires that the Company recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under SFAS 109, deferred tax liabilities and assets are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts ("temporary differences") at enacted tax rates in effect for the years in which the differences are expected to reverse.

 (f) Pro Forma Net Income Per Share

  Pro forma net income per share is based on the weighted average number of shares of common stock outstanding after giving retroactive effect to the conversion (calculated using the as-converted method) of the convertible preferred stock that is expected to convert (see note 8) upon the completion of the Company's proposed initial public offering. Common equivalent shares from stock options and warrants are included in the computation using the treasury stock method to the extent that their effect is dilutive. All stock options and warrants issued within a one year period prior to the initial filing of the registration statement (see notes 8(a), 8(b) and 12(b)) relating to the initial public offering have been treated as outstanding for all reported periods.

 (g) Unaudited Interim Information

  Information pertaining to the nine-month period ended September 30, 1994 is unaudited and, in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the Company's results of operations and cash flows for such period.

(3) BUSINESS AND CREDIT CONCENTRATIONS

  At September 30, 1995, approximately 40% of the Company's clients are located in the Metropolitan New York area and in California. Accounts receivable from clients as a percentage of total net receivables at December 31, 1993 and 1994 and September 30, 1995 are as follows:

                                                       DECEMBER
                                                          31,
                                                       ----------  SEPTEMBER 30,
                                                       1993  1994      1995
                                                       ----  ----  -------------
Medicare..............................................  16%   13%        17%
Commercial insurance..................................  33    35         34
Hospitals, clinics and other institutions.............  40    38         35
Patients..............................................  11    14         14
                                                       ---   ---        ---
                                                       100%  100%       100%
                                                       ===   ===        ===

                                  IMPATH INC.

(4) FIXED ASSETS

  At December 31, 1993 and 1994 and September 30, 1995, fixed assets consisted of the following:

                                                 DECEMBER 31,
                                              ------------------ SEPTEMBER 30,
                                                1993     1994        1995
                                              -------- --------- -------------
Personal computers........................... $    --     56,340     162,986
Software development costs...................   99,585   181,119     434,157
Furniture, fixtures and laboratory equip-
 ment........................................  658,294   758,527   1,130,720
Leasehold improvements.......................   62,329   247,250     356,301
                                              -------- ---------   ---------
                                               820,208 1,243,236   2,084,164
Less accumulated depreciation and amortiza-
 tion........................................  256,216   411,208     664,583
                                              -------- ---------   ---------
                                              $563,992   832,028   1,419,581
                                              ======== =========   =========

  Included in the above at September 30, 1995 are gross assets under capital leases of approximately $833,000 and the related accumulated amortization at such date was approximately $250,000.

(5) ACQUISITION

  In May 1995, the Company acquired the assets and assumed certain liabilities of OncoCare, a serum analysis facility located in California, for a total purchase price of $20,000 plus assumed liabilities of $73,000. The acquisition was accounted for as a purchase and resulted in goodwill of $31,973. The results of operations of OncoCare are included in the accompanying financial statements from the date of acquisition.

(6) ACCRUED EXPENSES

  Accrued expenses are comprised of the following as of December 31, 1993 and 1994 and September 30, 1995:

                                                    DECEMBER 31,
                                                  ---------------- SEPTEMBER 30,
                                                    1993    1994       1995
                                                  -------- ------- -------------
Salaries and related costs....................... $136,398 175,114    107,131
Other accrued expenses...........................  119,462 171,535    255,490
                                                  -------- -------    -------
                                                  $255,860 346,649    362,621
                                                  ======== =======    =======

(7) INDEBTEDNESS

  During January 1994, the Company entered into a revolving term loan agreement ("Agreement") in the amount of $100,000 with a commercial bank. Borrowings under the Agreement were secured by the Company's accounts receivable. Borrowings bore interest at the bank's prime rate plus 1%. The outstanding indebtedness under the loan at December 31, 1994 was $100,000. In March 1995, this amount was repaid out of the proceeds of the Company's 8% Series D Convertible Participating Preferred Stock offering (see note 8(a)). The Agreement was terminated in March 1995.

  The Company entered into a new line of credit with Chemical Bank in the aggregate amount of $1,000,000, which expires on June 30, 1996. Borrowings under the line are secured by and limited to 60% of eligible accounts receivable and must be reduced to zero for at least 30 consecutive days

                                  IMPATH INC.

during the term of the line. Borrowings bear interest at 0.5% over the bank's prime rate. As of September 30, 1995, there were no amounts outstanding under this line of credit.

  On September 21, 1995, the Company entered into a $300,000 term loan with a commercial bank. Borrowings are secured by the Company's accounts receivable and a promissory note that requires repayment over 36 months using an effective rate of interest equal to the bank's prime rate plus 1.0%. The outstanding indebtedness under the loan at September 30, 1995 was $300,000. Amounts are payable as follows for the years ended September 30: 1996-- $91,667; 1997--$100,000; 1998--$100,000; and 1999--$8,333.

(8) STOCKHOLDERS' EQUITY (DEFICIENCY)

 (a) Preferred Stock

  Redeemable preferred stock consists of the following:

                                                 DECEMBER 31,
                                             -------------------- SEPTEMBER 30,
                                                1993      1994        1995
                                             ---------- --------- -------------
Series C 9% Convertible Preferred Stock,
 $.01 par value. Authorized, issued and
 outstanding 3,035,320 shares............... $3,135,047 3,380,908       --
Series B 9% Convertible Preferred Stock,
 $.01 par value. Authorized, issued and
 outstanding 668,182 shares.................    761,711   814,631       --
Series A 9% Convertible Preferred Stock,
 $.01 par value. Authorized, issued and
 outstanding 1,876,318 shares...............  2,082,628 2,210,968       --
                                             ---------- ---------     -----
  Total redeemable preferred stock.......... $5,979,386 6,406,507       --
                                             ========== =========     =====

  Effective February 10, 1995, the Company sold 1,612,904 shares of its 8% Series D Convertible Participating Preferred Stock and warrants to purchase 42,529 shares of its common stock at $3.50 per share for an aggregate sales price of $2,000,000 (before issuance costs). The warrants are exercisable for a period of six years. No value was ascribed to these warrants for financial reporting as the Company believes such amount would not be material to the accompanying financial statements. The warrants are considered to be outstanding for all periods presented for the purpose of the calculation of pro forma net income (loss) per share. The holders of this preferred stock may convert their shares into shares of common stock at any time, with each preferred share convertible into .3543745 shares of common stock, subject to certain adjustments. Concurrent with the issuance of the 8% Series D Convertible Participating Preferred Stock and common stock warrants, the terms of the outstanding Series A, B and C Redeemable Preferred Stock were revised, resulting in the elimination of all previously existing redemption rights, elimination of all previously accrued dividends in the amount of $1,799,909 and a change in the future dividend rate from 9% to 8%, which would be payable when declared by the Board of Directors or, whether or not so declared, in the event of a liquidation or deemed liquidation, and participation in liquidation on a pro-rata basis to common and preferred stockholders on an as-converted basis. The holders of the Series D preferred stock are entitled to preference in liquidation over holders of the Series A, B and C preferred stock. In addition, the Series A, B, C and D preferred stock are participating, whereby, subsequent to the payment of all preferred liquidation amounts, the available assets would be distributed pro rata to common and preferred stockholders on an as-converted basis.

                                  IMPATH INC.

  In June 1988 and March 1990, the Company sold 1,776,318 and 100,000 shares, respectively, of its Series A 9% Convertible Preferred Stock (subsequently amended to 8%) with a par value of $.01 per share for $1,350,000 (before issuance costs) and $76,000, respectively. The holders of this preferred stock may convert their shares into shares of common stock at any time. Each of these preferred shares is convertible into .3543745 shares of common stock. The conversion ratio is subject to adjustment upon the occurrence of certain capital transactions, as defined. The agreements under which these shares were sold contain anti-dilutive provisions and preemptive rights with respect to new stock issuances.

  The holders of the Series A 8% Convertible Preferred Stock are entitled to receive a cumulative dividend at the annual rate of 8%, commencing February 10, 1995, when and as declared by the Board of Directors or, whether or not so declared, in the event of a liquidation or deemed liquidation. Further, these preferred stockholders shall participate in any dividends declared on the common stock and shall be entitled to voting rights, on an as-converted basis. The liquidation value of each of these preferred shares is $.76 per share, plus accrued dividends commencing February 10, 1995.

  In March 1990, the Company issued 668,182 shares of its Series B 9% Convertible Preferred Stock (subsequently amended to 8%; terms are substantially identical to those of the Series A 8% Convertible Preferred Stock) for an aggregate consideration of $587,998 (before issuance costs). The holders of the Series B 8% Convertible Preferred Stock are entitled to preference in liquidation over holders of the Series A 8% Convertible Preferred Stock. The liquidation value of each of these preferred shares is $.88 per share, plus accrued dividends commencing February 10, 1995.

  In March 1991, the Company issued 1,638,887 shares of its Series C 9% Convertible Preferred Stock (subsequently amended to 8%; terms are substantially identical to those of the Series A 8% Convertible Preferred Stock) for an aggregate consideration of $1,475,000 (before issuance costs). In June and July 1993, the Company issued 1,396,433 additional shares of its Series C 9% Convertible Preferred Stock (subsequently amended to 8%) for an aggregate consideration of $1,256,789. The holders of the Series C 8% Convertible Preferred Stock are entitled to preference in liquidation over holders of the Series A 8% Convertible Preferred Stock and the Series B 8% Convertible Preferred Stock. The liquidation value of each of these preferred shares is $.90 per share, plus accrued dividends commencing February 10, 1995.

  In the event of a public offering of common stock by the Company pursuant to a "firm commitment" underwriting agreement of not less than $10,000,000 at an offering price not less than $14.11 per share, the aforementioned preferred shares shall be automatically converted into 2,548,933 shares of common stock immediately prior to the closing of such an offering. The $14.11 per share requirement may be waived by a majority of the preferred stockholders, voting as a single class.

 (b) Stock Option Plan

  In February 1989, the Company adopted (and subsequently amended) a Stock Option Plan, which provides for granting to certain key employees of the company, directors and consultants, options to purchase up to 884,688 shares of common stock. Options granted are exercisable over a period not to exceed ten years. At September 30, 1995, options to purchase approximately 501,109 shares of common stock at exercise prices ranging from $.28 to $8.00 per share were outstanding, 248,029 of which were exercisable.

                                  IMPATH INC.

  In August of 1995, four directors were granted a total of 42,528 options at an exercise price of $3.50 per share under the Company's Stock Option Plan, which vest ratably over 36 months. Management of the Company estimated the fair market value of the underlying common stock to be approximately $8.00 per share and, accordingly, recorded deferred compensation of $191,000, which amount will be amortized ratably over the vesting period. In October of 1995, three additional directors were granted a total of 31,896 options at an exercise price of $3.50 per share, which vest ratably over 36 months. Management of the Company estimated fair market value of the underlying common stock to be approximately $9.50 per share and, accordingly, will record deferred compensation of $191,000 in the fourth quarter of 1995, to be amortized over the vesting period. All such options issued to directors (and other options issued subsequent to November 1, 1994) are considered to be outstanding for all periods presented for purposes of the calculation of pro forma net income (loss) per share.

  The following is a summary of option activity during the years ended December 31, 1992, 1993, and 1994 and the nine-month period ended September 30, 1995:

                                                        SHARES
                                                     UNDER OPTION PRICE RANGE($)
                                                     ------------ --------------
   Options outstanding at December 31, 1991.........   193,961       .28-2.54
   Granted..........................................   157,653         2.54
   Canceled.........................................   (44,621)      .33-.56
                                                       -------
   Options outstanding at December 31, 1992.........   306,993       .28-2.54
   Granted..........................................    84,089         2.54
   Exercised........................................   (86,231)      .28-2.54
   Canceled.........................................   (43,647)      .28-2.54
                                                       -------
   Options outstanding at December 31, 1993.........   261,204       .28-2.54
   Granted..........................................   204,297      2.54-3.50
   Canceled.........................................   (35,615)        2.54
                                                       -------
   Options outstanding at December 31, 1994.........   429,886       .28-3.50
   Granted..........................................    82,918      3.00-8.00
   Exercised........................................    (5,316)        .56
   Canceled.........................................    (6,379)      .56-2.54
                                                       -------
   Options outstanding at September 30, 1995........   501,109       .28-8.00
                                                       =======

(9) 401(K) RETIREMENT SAVINGS PLAN

  Effective June 1, 1995, the Company adopted the Impath Inc. 401(k) Retirement Savings Plan (the "Plan") benefiting certain employees. Employees who are over the age of 21 and have completed six months of service are eligible for voluntary participation in the Plan. Employees may contribute 1% to 20% of their total salary on a before tax basis, and the Company will match up to 25% of the first 4% of employee contributions. Plan participants who were employees as of June 1, 1995 are 100% vested in all contributions. Any employees hired subsequent to June 1, 1995 are 100% vested in their own contributions and will become vested in employer contributions over a three-year period. Employer contributions for the nine months ended September 30, 1995 were $12,450.

                                  IMPATH INC.

(10) INCOME TAXES

  The components of the provision for income taxes for 1992, 1993 and 1994 and the nine-month periods ended September 30, 1994 and 1995 are as follows:

                                      YEARS ENDED          NINE MONTHS ENDED
                                     DECEMBER 31,            SEPTEMBER 30,
                                ------------------------  --------------------
                                 1992     1993    1994       1994       1995
                                -------  ------ --------  ----------- --------
                                                          (UNAUDITED)
Current:
  Federal...................... $17,000     --   336,000    167,000    355,000
  State and local..............  26,427  18,910  337,921    178,827    245,000
  Benefit of operating loss
   carryforwards............... (19,000)    --  (576,000)  (290,000)  (195,000)
                                -------  ------ --------   --------   --------
                                 24,427  18,910   97,921     55,827    405,000
                                -------  ------ --------   --------   --------
Deferred:
  Federal......................     --      --       --         --    (240,000)
  State and local..............     --      --       --         --    (165,000)
                                -------  ------ --------   --------   --------
                                    --      --       --         --    (405,000)
                                -------  ------ --------   --------   --------
                                $24,427  18,910   97,921     55,827        --
                                =======  ====== ========   ========   ========

  Net deferred tax assets at December 31, 1993 and 1994 and September 30, 1995 are as follows:

                                                DECEMBER 31,
                                            ---------------------  SEPTEMBER 30,
                                               1993        1994        1995
                                            -----------  --------  -------------
   Net operating loss carryforwards........ $   855,000   279,000      84,000
   Allowance for doubtful accounts.........     266,000   365,000     546,000
   All other...............................     (37,000)  (30,000)    (20,000)
                                            -----------  --------    --------
                                              1,084,000   614,000     610,000
   Less: Valuation allowance...............  (1,084,000) (614,000)   (205,000)
                                            -----------  --------    --------
   Deferred tax assets, net................ $       --        --      405,000
                                            ===========  ========    ========

  The Company has reduced its valuation allowance against net deferred tax assets in 1995 to increase the carrying value of such assets to the extent of taxes that it expects to pay on estimated current year taxable earnings through September 30, 1995. As a result, management of the Company believes that it is more likely than not that future tax benefits will be realized as a result of the reversal of its temporary differences.

                                  IMPATH INC.

  A reconciliation of the Federal statutory income tax rate to the effective tax rate follows:

                                                               NINE MONTHS
                                         YEARS ENDED              ENDED
                                        DECEMBER 31,          SEPTEMBER 30,
                                      --------------------  -----------------
                                      1992   1993    1994      1994     1995
                                      -----  -----   -----  ----------- -----
                                                            (UNAUDITED)
   Federal statutory income tax
    rate.............................  34.0% (34.0%)  34.0%     34.0%    34.0%
   State and local taxes, net of
    Federal income tax benefit.......  31.1   (1.4)   23.1      23.1     12.6
   Change in valuation allowance..... (28.6)  37.5   (48.7)    (47.2)   (47.3)
   Other.............................   7.1    --      1.7       2.6      0.7
                                      -----  -----   -----     -----    -----
                                       43.6%   2.1%   10.1%     12.5%     0.0%
                                      =====  =====   =====     =====    =====

(11) LEASES

  The Company utilizes laboratory and office facilities and leases equipment pursuant to the terms of operating and capital leases, which expire in 1996 through 2000 (certain leases expiring in 1999 are cancelable at the Company's option in 1996).

  The present value of future minimum lease payments (including those cancelable at the Company's option in 1996 and subject to increases in the Consumer Price Index and real estate taxes) for the operating and capital leases are as follows:

                                                            OPERATING  CAPITAL
   YEAR ENDING SEPTEMBER 30                                   LEASES    LEASES
   ------------------------                                 ---------- --------
   1996.................................................... $  675,383  246,328
   1997....................................................    633,539  248,576
   1998....................................................    599,699  227,914
   1999....................................................    525,571  125,399
   2000....................................................    280,806      --
   Thereafter..............................................     46,801      --
                                                            ---------- --------
                                                            $2,761,799  848,217
                                                            ==========
   Less amount representing interest.......................             155,013
                                                                       --------
   Present value of minimum lease payments.................             693,204
   Less current portion....................................             175,709
                                                                       --------
                                                                       $517,495
                                                                       ========

  For the years 1992, 1993, 1994 and the nine months ended September 30, 1994 (unaudited) and 1995, rent expense totaled $338,892, $250,955, $316,498,
$224,595 and $213,327, respectively.

                                  IMPATH INC.

(12) SUBSEQUENT EVENTS

 (a) Amendment to Certificate of Incorporation

  On October 31, 1995, the Company filed an amendment to its Certificate of Incorporation that provided for a 1-for-2.8218735 reverse stock split of outstanding common stock. All common stock share and per share amounts (including preferred stock conversion rates) in the accompanying financial statements have been retroactively adjusted for the reverse stock split.

 (b) Initial Public Offering

  On October 13, 1995, the Board of Directors authorized the Company to file a registration statement with the Securities and Exchange Commission to register shares of its common stock in connection with an initial public offering.

 (c) Pro Forma Capitalization (Unaudited)

  The following table presents the stockholders' equity of the Company as of September 30, 1995 and the unaudited pro forma effect of the conversion of Series A, Series B, Series C and Series D preferred stock into an aggregate of 2,548,933 common shares, which conversion is expected to occur immediately prior to the closing of a public offering under specified conditions, at a rate of one share of common for each 2.8218735 shares of preferred. The holders of a majority of the outstanding shares of preferred stock have indicated to the Company that they will waive the offering price threshold in connection with the Offering. As a result of such waiver, the shares of preferred stock will be converted into shares of common stock in accordance with the Company's certificate of incorporation immediately prior to the consummation of the Offering.

                                                           ACTUAL    PRO FORMA
                                                         ----------  ---------
   Stockholders' equity:
     Convertible preferred stock, $.01 par value,
      authorized 7,192,724 shares, issued and
      outstanding, 7,192,724 Series A, B, C and D
      shares............................................ $6,565,285        --
     Common stock, $.005 par value, authorized
      20,000,000 shares, issued 444,429 and 2,993,362
      shares, respectively; outstanding 437,341 and
      2,986,274 shares, respectively....................      2,222     14,967
   Additional paid-in capital (deficiency)..............    (72,597) 6,479,943
   Accumulated deficit..................................   (727,658)  (727,658)
   Treasury stock.......................................       (100)      (100)
   Notes receivable from stockholders...................    (33,085)   (33,085)
   Deferred compensation................................   (183,000)  (183,000)
                                                         ----------  ---------
       Total stockholders' equity....................... $5,551,067  5,551,067
                                                         ==========  =========

  The above pro forma presentation excludes the net proceeds from the anticipated public offering.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                  FORM 10-K/A

                 FOR ANNUAL AND TRANSITION REPORTS PURSUANT TO
          SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

(MARK ONE)
[X]ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
   ACT OF 1934 [FEE REQUIRED]

  NOTE: The registrant's Registration Statement on Form S-1 (Registration No. 33-98916) became effective February 15, 1996 and did not contain certified financial statements for the fiscal year of the registrant ended December 31, 1995, the registrant's last full fiscal year. This report is filed pursuant to Rule 15d-2 and contains only financial statements for the fiscal year ended December 31, 1995.

                                      OR

[_]TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
   EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

FOR THE TRANSITION PERIOD FROM      TO

                        COMMISSION FILE NUMBER 0-27750

                               ----------------

                                  IMPATH INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               13-3459685
     (STATE OR OTHER JURISDICTION OF      (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

      1010 THIRD AVENUE, SUITE 302                       10021
           NEW YORK, NEW YORK                          (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                (212) 702-8300
              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

          SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

            TITLE OF EACH CLASS              NAME OF EACH EXCHANGE ON WHICH
                  NONE                                 REGISTERED
                                                          NONE

          SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                         COMMON STOCK, $.005 PAR VALUE
                                TITLE OF CLASS

  Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period as the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                Yes [_]  No [X]

  Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  State the aggregate market value of the voting stock held by non-affiliates of the registrant. The aggregate market value shall be computed by reference to the price at which the stock was sold, or the average bid and asked prices of such stock, as of a specified date within 60 days prior to the date of filing.

   Aggregate market value as of May 6, 1996........................ $54,689,176

  Indicate the number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date.

   Common Stock, $.005 par value, as of May 6, 1996................... 5,247,389

                      DOCUMENTS INCORPORATED BY REFERENCE

  List hereunder the documents, all or portions of which are incorporated by reference herein, and the Part of the Form 10-K into which the document is incorporated:

  None.

                                  IMPATH INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995

                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Impath Inc.:

  We have audited the accompanying balance sheets of Impath Inc. as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity (deficiency) and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Impath Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

March 4, 1996
New York, New York

                                  IMPATH INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1995

                                                                       1995
                                                                     PRO FORMA
                                               1994        1995      (NOTE 14)
                                           ------------  ---------  -----------
                                                                    (UNAUDITED)
                  ASSETS
Current assets:
 Cash and cash equivalents................ $    615,317  1,512,695   1,512,695
 Accounts receivable, net of allowance for
  doubtful accounts of $810,218 in 1994
  and $1,485,375 in 1995..................    2,555,870  3,807,376   3,807,376
 Prepaid expenses.........................       58,769    214,245     214,245
 Deferred tax assets, net.................          --     505,000     505,000
 Other current assets.....................       32,410     59,116      59,116
                                           ------------  ---------   ---------
   Total current assets...................    3,262,366  6,098,432   6,098,432
 Fixed assets, less accumulated
  depreciation and amortization...........      832,028  2,305,739   2,305,739
 Deposits and other assets................       49,128     79,961      79,961
 Deferred registration costs..............          --     746,462     746,462
 Goodwill, net of accumulated amortization
  of $1,246 in 1995.......................          --      30,727      30,727
                                           ------------  ---------   ---------
                                           $  4,143,522  9,261,321   9,261,321
                                           ============  =========   =========
   LIABILITIES AND STOCKHOLDERS' EQUITY
               (DEFICIENCY)
Current liabilities:
 Current portion of loan payable--bank.... $    100,000    100,000     100,000
 Current portion of capital lease
  obligations.............................       64,878    321,125     321,125
 Accounts payable.........................      235,449  1,013,537   1,013,537
 Income taxes payable.....................       15,014     78,415      78,415
 Accrued expenses.........................      346,649    485,195     485,195
 Accrued dividends payable................          --     478,000     478,000
                                           ------------  ---------   ---------
   Total current liabilities..............      761,990  2,476,272   2,476,272
                                           ------------  ---------   ---------
 Capital lease obligations, net of current
  portion.................................      240,902    946,723     946,723
 Loan payable--bank, net of current
  portion.................................          --     183,333     183,333
 Redeemable preferred stock...............    6,406,507        --          --
 Stockholders' equity (deficiency):
 Convertible preferred stock:
  Series D 8% Convertible Participating
   Preferred Stock, $.01 par value.
   Authorized, issued and outstanding
   1,612,904 shares in 1995 (aggregate
   involuntary liquidation value
   $2,142,000)............................          --   1,911,879         --
  Series C 8% Convertible Preferred
   Stock, $.01 par value. Authorized,
   issued and outstanding 3,035,320
   shares in 1995 (aggregate involuntary
   liquidation value $2,925,000)..........          --   2,702,546         --
  Series B 8% Convertible Preferred
   Stock, $.01 par value. Authorized,
   issued and outstanding 668,182 shares
   in 1995 (aggregate involuntary
   liquidation value $630,000)............          --     562,952         --
  Series A 8% Convertible Preferred
   Stock, $.01 par value. Authorized,
   issued and outstanding 1,876,318
   shares in 1995 (aggregate involuntary
   liquidation value $1,527,000)..........          --   1,387,908         --
  Common stock, $.005 par value.
   Authorized 20,000,000 shares; 439,113
   shares issued in 1994 and 455,007 and
   3,003,940 shares issued in 1995,
   respectively; 432,025 shares
   outstanding in 1994 and 447,919 and
   2,996,852 shares outstanding in 1995,
   respectively...........................        2,195      2,275      15,828
  Additional paid-in capital
   (deficiency)...........................   (1,676,111)    11,447   6,563,987
  Accumulated deficit.....................   (1,591,861)  (548,672)   (548,672)
                                           ------------  ---------   ---------
                                            (3,265,777)  6,030,335   6,030,335
 Less:
 Cost of 7,088 shares of common stock
  held in treasury........................         (100)      (100)       (100)
 Notes receivable from stockholders.......          --     (31,335)    (31,335)
 Deferred compensation....................          --    (343,907)   (343,907)
 Commitments
                                           ------------  ---------   ---------
   Total stockholders' equity
    (deficiency)..........................   (3,265,877) 5,654,993   5,654,993
                                           ------------  ---------   ---------
                                           $  4,143,522  9,261,321   9,261,321
                                           ============  =========   =========

                See accompanying notes to financial statements.

                                  IMPATH INC.

                         STATEMENTS OF OPERATIONS DATA

                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                             1993         1994        1995
                                         ------------  ----------  ----------
Revenues:
  Net diagnostic and prognostic
   services............................. $  6,659,313   9,888,084  14,578,326
  Contract laboratory services..........      383,071     126,258     135,238
                                         ------------  ----------  ----------
    Total revenues......................    7,042,384  10,014,342  14,713,564
                                         ------------  ----------  ----------
Operating expenses:
  Salaries and related costs............    4,161,689   4,681,992   6,830,210
  Selling, general and administrative...    3,805,430   4,351,038   6,862,503
                                         ------------  ----------  ----------
    Total operating expenses............    7,967,119   9,033,030  13,692,713
                                         ------------  ----------  ----------
    Income (loss) from operations.......     (924,735)    981,312   1,020,851
Interest income.........................       14,553      16,466     102,711
Interest expense........................       13,296      31,427      80,373
                                         ------------  ----------  ----------
    Income (loss) before income tax
     expense............................     (923,478)    966,351   1,043,189
Income tax expense......................       18,910      97,921         --
                                         ------------  ----------  ----------
    Net income (loss)...................     (942,388)    868,430   1,043,189
Accrued dividends on preferred stock....     (371,010)   (427,121)   (478,000)
                                         ------------  ----------  ----------
Net income (loss) available to common
 stockholders........................... $ (1,313,398)    441,309     565,189
                                         ============  ==========  ==========
Pro forma net income per share..........                           $      .31
                                                                   ==========
Pro forma weighted average common and
 common equivalent shares outstanding...                            3,371,400
                                                                   ==========




                See accompanying notes to financial statements.

                                  IMPATH INC.

                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995




                                            NONREDEEMABLE
                                             CONVERTIBLE       ADDITIONAL
                           COMMON STOCK    PREFERRED STOCK      PAID-IN
                          -------------- --------------------   CAPITAL    ACCUMULATED
                          SHARES  AMOUNT  SHARES     AMOUNT   (DEFICIENCY)   DEFICIT
                          ------- ------ --------- ---------- ------------ -----------
Balance at December 31,
 1992...................  335,621 $1,678       --  $      --     (947,200) (1,517,903)
Common shares issued
 upon exercise of stock
 options................   86,231    431       --         --       26,369         --
Common shares issued as
 compensation for serv-
 ices rendered..........    3,972     20       --         --        9,168         --
Preferred stock issu-
 ance...................      --     --        --         --          --          --
Accrual of preferred
 stock dividends on re-
 deemable preferred
 stock..................      --     --        --         --     (371,010)        --
Net loss for the year
 ended
 December 31, 1993......      --     --        --         --          --     (942,388)
                          ------- ------ --------- ----------  ----------  ----------
Balance at December 31,
 1993...................  425,824  2,129       --          --  (1,282,673) (2,460,291)
Common shares issued as
 compensation for
 services rendered......   13,289     66       --         --       33,683         --
Accrual of preferred
 stock dividends on re-
 deemable preferred
 stock..................      --     --        --         --     (427,121)        --
Net income for the year
 ended December 31,
 1994...................      --     --        --         --          --      868,430
                          ------- ------ --------- ----------  ----------  ----------
Balance at December 31,
 1994...................  439,113  2,195       --         --   (1,676,111) (1,591,861)
Common shares issued
 upon exercise of stock
 options................    6,443     33       --         --        6,122         --
Common shares issued as
 compensation for
 services rendered......    9,451     47       --         --       23,959         --
Preferred stock issu-
 ance...................      --     --  1,612,904  1,911,879         --          --
Accrual of preferred
 stock dividends on re-
 deemable preferred
 stock..................      --     --        --         --      (46,808)        --
Restructuring of redeem-
 able preferred stock in
 conjunction with Series
 D preferred stock issu-
 ance...................      --     --  5,579,820  4,653,406   1,799,909         --
Accrual of preferred
 stock dividends........      --     --        --         --     (478,000)        --
Compensation associated
 with issuance of
 options................      --     --        --         --      382,376         --
Amortization of deferred
 compensation...........      --     --        --         --          --          --
Repayments of loans to
 stockholders...........      --     --        --         --          --          --
Net income for the year
 ended December 31,
 1995...................      --     --        --         --          --    1,043,189
                          ------- ------ --------- ----------  ----------  ----------
Balance at December 31,
 1995...................  455,007 $2,275 7,192,724 $6,565,285      11,447    (548,672)
                          ======= ====== ========= ==========  ==========  ==========

                                  IMPATH INC.

                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995


                                              NOTES
                                            RECEIVABLE
                                  TREASURY     FROM       DEFERRED
                                   STOCK   STOCKHOLDERS COMPENSATION   TOTAL
                                  -------- ------------ ------------   -----
Balance at December 31, 1992....    (100)        --            --    (2,463,525)
Common shares issued upon
 exercise of stock options......     --          --            --        26,800
Common shares issued as
 compensation for services
 rendered.......................     --          --            --         9,188
Preferred stock issuance........     --          --            --           --
Accrual of preferred stock
 dividends on redeemable
 preferred stock................     --          --            --      (371,010)
Net loss for the year ended De-
 cember 31, 1993................     --          --            --      (942,388)
                                    ----     -------      --------   ----------
Balance at December 31, 1993....    (100)        --            --    (3,740,935)
Common shares issued as
 compensation for services
 rendered.......................     --          --            --        33,749
Accrual of preferred stock
 dividends on redeemable
 preferred stock................     --          --            --      (427,121)
Net income for the year ended
 December 31, 1994..............     --          --            --       868,430
                                    ----     -------      --------   ----------
Balance at December 31, 1994....    (100)        --            --    (3,265,877)
Common shares issued upon
 exercise of stock options......     --          --            --         6,155
Common shares issued as
 compensation for services
 rendered.......................     --          --            --        24,006
Preferred stock issuance........     --      (33,085)          --     1,878,794
Accrual of preferred stock
 dividends on redeemable
 preferred stock................     --          --            --       (46,808)
Restructuring of redeemable
 preferred stock in conjunction
 with Series D preferred stock
 issuance.......................     --          --            --     6,453,315
Accrual of preferred stock divi-
 dends..........................     --          --            --      (478,000)
Compensation associated with
 issuance of options............     --          --       (382,376)         --
Amortization of deferred compen-
 sation.........................     --          --         38,469       38,469
Repayments of loans to stock-
 holders........................     --        1,750           --         1,750
Net income for the year ended
 December 31, 1995..............     --          --            --     1,043,189
                                    ----     -------      --------   ----------
Balance at December 31, 1995....    (100)    (31,335)     (343,907)   5,654,993
                                    ====     =======      ========   ==========


                See accompanying notes to financial statements.

                                  IMPATH INC.

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                               1993         1994        1995
                                            -----------  ----------  ----------
Cash flows from operating activities:
 Net income (loss)........................  $  (942,388)    868,430   1,043,189
 Adjustments to reconcile net income
  (loss) to net cash provided by (used in)
  operating activities:
 Depreciation and amortization............      104,857     154,992     395,901
 Provision for uncollectible accounts
  receivable..............................      480,241     797,126   1,580,733
 Amortization of deferred compensation....          --          --       38,469
 Changes in assets and liabilities (net
  of the effects of the acquisition of
  OncoCare in 1995):
   Increase in accounts receivable........   (1,043,626) (1,688,692) (2,812,333)
   Increase in prepaid expenses...........       (5,759)     (5,995)   (123,548)
   Increase in deferred tax asset.........          --          --     (505,000)
   Decrease (increase) in other current
    assets................................       22,089       8,754     (26,706)
   Decrease (increase) in deposits and
    other assets..........................       (8,640)      9,276     (30,833)
   Increase in accounts payable...........      239,148         --      753,088
   Increase (decrease) in income taxes
    payable...............................      (23,189)        --       63,401
   Increase (decrease) in accrued
    expenses..............................      223,189    (175,270)    138,546
   Decrease in other noncurrent
    liabilities...........................       (1,905)        --          --
                                            -----------  ----------  ----------
    Total adjustments.....................      (13,595)   (899,809)   (528,282)
                                            -----------  ----------  ----------
    Net cash provided by (used in)
     operating activities.................     (955,983)    (31,379)    514,907
                                            -----------  ----------  ----------
Cash flow from investing activities:
 Acquisition of OncoCare, net of cash
  acquired................................          --          --      (19,955)
 Redemption of short-term investments,
  net.....................................      507,672         --          --
 Capital expenditures.....................     (118,521)   (217,028)   (737,239)
                                            -----------  ----------  ----------
Net cash provided by (used in) investing
 activities...............................      389,151    (217,028)   (757,194)
                                            -----------  ----------  ----------
Cash flows from financing activities:
 Issuance of common stock.................       37,988      33,749      30,161
 Issuance of preferred stock..............    1,256,789         --    1,911,879
 Proceeds from bank loan..................          --      100,000     300,000
 Repayments of bank loan..................          --          --     (164,667)
 Payments of capital lease obligations....          --      (40,992)   (159,911)
 Issuance of loans to stockholders........          --          --      (33,085)
 Repayments of loans to stockholders......          --          --        1,750
 Deferred registration costs..............          --          --     (746,462)
                                            -----------  ----------  ----------
Net cash provided by financing
 activities...............................    1,294,777      92,757   1,139,665
                                            -----------  ----------  ----------
Net increase (decrease) in cash and cash
 equivalents..............................      727,945    (155,650)    897,378
Cash and cash equivalents at beginning of
 year.....................................       43,022     770,967     615,317
                                            -----------  ----------  ----------
Cash and cash equivalents at end of year..  $   770,967     615,317   1,512,695
                                            ===========  ==========  ==========
Supplemental disclosures of cash flow
 information:
 Cash paid during the period for income
  taxes...................................  $    35,144      44,989     441,599
                                            ===========  ==========  ==========
 Cash paid during the period for
  interest................................  $    13,296      31,427      80,373
                                            ===========  ==========  ==========
 Fixed assets acquired pursuant to capital
  leases..................................  $   141,000     206,000   1,121,979
                                            ===========  ==========  ==========
 Accrual of dividends on preferred stock..  $   371,010     427,121     524,808
                                            ===========  ==========  ==========
 Forgiveness of dividends on preferred
  stock...................................  $       --          --    1,799,909
                                            ===========  ==========  ==========

                See accompanying notes to financial statements.

                                  IMPATH INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1993, 1994 AND 1995

(1) ORGANIZATION

  Impath Inc. (the "Company") was incorporated on March 1, 1988 under the laws of the State of Delaware. The Company was organized for the purpose of establishing a specialized facility dedicated to the use of the most sophisticated technologies to provide diagnostic and prognostic information to physicians specializing in cancer. The Company conducts these analyses by utilizing immunohistochemistry, flow and image cytometry and molecular pathology technologies. The Company's revenues are derived through:

    . diagnostic and prognostic analytical services to hospitals, medical centers, clinical laboratories and physicians; and

    . monoclonal antibody and molecular probe characterization services to biotechnology companies and other researchers.

  The Company submits its invoices for diagnostic and prognostic analytical services to its clients, primary and secondary insurers, or individual patients. The Company does not require collateral from its clients as security for payment of its invoices.

(2) SIGNIFICANT ACCOUNTING POLICIES

 (a) Cash Equivalents

  Cash equivalents of $477,360 at December 31,1994 consist of money market funds in the amount of $427,360 and certificates of deposit in the amount of $50,000. Cash equivalents of $1,494,976 at December 31, 1995 consist of US treasury bills in the amount of $1,481,935, and money market funds in the amount of $13,041. For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

 (b) Fixed Assets

  Leasehold improvements and furniture, fixtures, laboratory equipment and personal computers are stated at cost. Depreciation of furniture, fixtures, laboratory equipment and personal computers is provided over their estimated useful lives (which range from three to seven years) using the straight-line method, and leasehold improvements are being amortized over the shorter of the related lease term or the lives of the improvements using the straight-line method.

  Software development costs represent external costs capitalized for software developed to meet the specific needs of the Company. These costs are being amortized over a three-year period using the straight-line method.

 (c) Revenue Recognition

  Revenues are recognized on an accrual basis as earned at such time as the Company has completed performance of its diagnostic or prognostic services.

 (d) Goodwill

  Goodwill is being amortized over a 15-year period using the straight-line method.

                                  IMPATH INC.

 (e) Deferred Registration Costs

  Deferred registration costs represent costs incurred through December 31, 1995, in connection with the Company's initial public offering (see note 13).

 (f) Income Taxes

  Income taxes are provided pursuant to the asset and liability method as described in Statement of Financial Accounting Standards ("SFAS") No.109 ("SFAS 109"). SFAS 109 requires that the Company recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under SFAS No.109, deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts ("temporary differences") at enacted tax rates in effect for the years in which the differences are expected to reverse.

 (g) Amendment to Certificate of Incorporation

  On October 31, 1995, the Company filed an amendment to its Certificate of Incorporation that provided for a 1-for-2.8218735 reverse stock split of outstanding common stock. All common stock share and per share amounts (including preferred stock conversion rates) in the accompanying financial statements have been retroactively adjusted for the reverse stock split.

 (h) Pro Forma Net Income Per Share

  Pro forma net income per share is based on the weighted average number of shares of common stock outstanding after giving effect to the conversion (calculated using the as-converted method) of the convertible preferred stock that converted (see note 9) upon the completion of the Company's initial public offering. Common equivalent shares from stock options and warrants are included in the computation using the treasury stock method to the extent that their effect is dilutive. All stock options and warrants issued within a one year period prior to the initial filing of the registration statement (see notes 9(a), 9(b) and 13) relating to the initial public offering have been treated as outstanding for all reported periods.

 (i) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3) FAIR VALUE OF FINANCIAL INSTRUMENTS

  SFAS No.107, "Disclosure about Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

  The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short maturity of those instruments.

                                  IMPATH INC.

  The fair value of the loan payable approximates the carrying value as its stated interest rate is consistent with rates currently available to the Company for similar debt instruments of comparable maturities.

(4) BUSINESS AND CREDIT CONCENTRATIONS

  At December 31, 1995, approximately 50% of the Company's clients are located in the Metropolitan New York area and in California. Accounts receivable from clients as a percentage of total net receivables at December 31, 1994 and 1995 are as follows:

                                                                     1994  1995
                                                                     ----  ----
Medicare............................................................  13%   15%
Commercial insurance................................................  35    33
Hospitals, clinics and other institutions...........................  38    37
Patients............................................................  14    15
                                                                     ---   ---
                                                                     100%  100%
                                                                     ===   ===

(5) FIXED ASSETS

  At December 31, 1994 and 1995, fixed assets consisted of the following:

                                                             1994       1995
                                                          ---------- ----------
Personal computers....................................... $   56,340 $  283,096
Software development costs...............................    181,119    629,361
Furniture, fixtures and laboratory equipment.............    758,527  1,442,646
Leasehold improvements...................................    247,250    757,560
                                                          ---------- ----------
                                                           1,243,236  3,112,663
                                                          ---------- ----------
Less accumulated depreciation and amortization...........    411,208    806,924
                                                          ---------- ----------
                                                             832,028  2,305,739
                                                          ========== ==========

  Included in the above at December 31, 1995 are gross assets under capital leases of approximately $1,505,000 and the related accumulated amortization at such date was approximately $390,000.

(6) ACQUISITION

  In May 1995, the Company acquired the assets and assumed certain liabilities of OncoCare, a serum analysis facility located in California, for a total purchase price of $20,000 plus assumed liabilities of $73,000. The acquisition was accounted for as a purchase and resulted in goodwill of $31,973. The results of operations of OncoCare are included in the accompanying financial statements from the date of acquisition.

                                  IMPATH INC.

(7) ACCRUED EXPENSES

  Accrued expenses are comprised of the following as of December 31, 1994 and 1995:

                                                                  1994    1995
                                                                -------- -------
Deferred registration costs.................................... $    --  236,373
Salaries and related costs.....................................  175,114 129,409
Other accrued expenses.........................................  171,535 119,413
                                                                -------- -------
                                                                $346,649 485,195
                                                                ======== =======

(8) INDEBTEDNESS

  During January 1994, the Company entered into a revolving term loan agreement ("Agreement") in the amount of $100,000 with a commercial bank. Borrowings under the Agreement were secured by the Company's accounts receivable. Borrowings bore interest at the bank's prime rate plus 1%. The outstanding indebtedness under the loan at December 31, 1994 was $100,000. In March 1995, this amount was repaid out of the proceeds of the Company's 8% Series D Convertible Participating Preferred Stock offering (see note 9(a)). The Agreement was terminated in March 1995.

  The Company entered into a new line of credit with Chemical Bank in the aggregate amount of $1,000,000, which expires on June 30, 1996. Borrowings under the line are secured by and limited to 60% of eligible accounts receivable and must be reduced to zero for at least 30 consecutive days during the term of the line. Borrowings bear interest at 0.5% over the bank's prime rate. As of December 31, 1995, there were no amounts outstanding under this line of credit.

  On September 21, 1995, the Company entered into a $300,000 term loan with a commercial bank. Borrowings are secured by the Company's accounts receivable and a promissory note that requires repayment over 36 months using an effective rate of interest equal to the bank's prime rate (8.5% at December 31, 1995) plus 1.0%. The outstanding indebtedness under the loan at December 31, 1995 was $283,333. Amounts are payable as follows for the years ended December 31, 1996 - $100,000, 1997--$100,000; 1998--$83,333.

(9) STOCKHOLDERS' EQUITY (DEFICIENCY)

(A) PREFERRED STOCK

  Redeemable preferred stock consists of the following at December 31, 1994:

Series C 9% Convertible Preferred Stock, $.01 par value. Autho-
 rized, issued and outstanding 3,035,320 shares.................... $3,380,908
Series B 9% Convertible Preferred Stock, $.01 par value. Autho-
 rized, issued and outstanding 668,182 shares......................    814,631
Series A 9% Convertible Preferred Stock, $.01 par value. Autho-
 rized, issued and outstanding 1,876,318 shares....................  2,210,968
                                                                    ----------
Total redeemable preferred stock................................... $6,406,507
                                                                    ==========

  Effective February 10, 1995, the Company sold 1,612,904 shares of its 8% Series D Convertible Participating Preferred Stock and warrants to purchase 42,529 shares of its common stock at $3.50 per share for an aggregate sales price of $2,000,000 (before issuance costs). The warrants are

                                  IMPATH INC.

exercisable for a period of six years. No value was ascribed to these warrants for financial reporting as the Company believes such amount would not be material to the accompanying financial statements. The warrants are considered to be outstanding for all periods presented for the purpose of the calculation of pro forma net income per share. The holders of this preferred stock may convert their shares into shares of common stock, subject to certain adjustments. Concurrent with the issuance of the 8% Series D Convertible Participating Preferred Stock and common stock warrants, the terms of the outstanding Series A, B and C Redeemable Preferred Stock were revised, resulting in the elimination of all previously existing redemption rights, elimination of all previously accrued dividends in the amount of $1,799,909 and a change in the future dividend rate from 9% to 8%, which would be payable when declared by the Board of Directors or, whether or not so declared, in the event of a liquidation or deemed liquidation, and participation in liquidation on a pro-rata basis to common and preferred stockholders on an as-converted basis. The holders of the Series D preferred stock are entitled to preference in liquidation amounts. The available assets would be distributed pro rata to common and preferred stockholders on an as-converted basis.

  In June 1988 and March 1990, the Company sold 1,776,318 and 100,000 shares, respectively, of its Series A 9% Convertible Preferred Stock (subsequently amended to 8%) with a par value of $.01 per share for $1,350,000 (before issuance costs) and $76,000, respectively. The holders of this preferred stock may convert their shares into shares of common stock at any time. Each of these preferred shares is convertible into .3543745 shares of common stock. The conversion ratio is subject to adjustment upon the occurrence of certain capital transactions as defined. The agreements under which these shares were sold contain anti-dilutive provisions and preemptive rights with respect to new stock issuances.

  The holders of the Series A 8% Convertible Preferred Stock are entitled to receive a cumulative dividend at the annual rate of 8%, commencing February 10, 1995, when and as declared by the Board of Directors, or whether or not so declared, in the event of a liquidation or deemed liquidation. Further, these preferred stockholders shall participate in any dividends declared on the common stock and shall be entitled to voting rights, on an as-converted basis. The liquidation value of each of these preferred shares is $.76 per share, plus accrued dividends commencing February 10, 1995.

  In March 1990, the Company issued 668,182 shares of its Series B 9% Convertible Preferred Stock (subsequently amended to 8%; terms are substantially identical to those of the Series A 8% Convertible Preferred Stock) for an aggregate consideration of $587,998 (before issuance costs). The holders of the Series B 8% Convertible Preferred Stock are entitled to preference in liquidation over holders of the Series A 8% Convertible Preferred Stock. The liquidation value of each of these preferred shares is $.88 per share, plus accrued dividends commencing February 10, 1995.

  In March 1991, the Company issued 1,638,887 shares of its Series C 9% Convertible Preferred Stock (subsequently amended to 8%; terms are substantially identical to those of the Series A 8% Convertible Preferred Stock) for an aggregate consideration of $1,475,000 (before issuance costs). In June and July 1993, the Company issued 1,396,433 additional shares of its Series C 9% Convertible Preferred Stock (subsequently amended to 8%) for an aggregate consideration of $1,256,789. The holders of the Series C 8% Convertible Preferred Stock are entitled to preference in liquidation over holders of the Series A 8% Convertible Preferred Stock and the Series B 8% Convertible Preferred Stock. The liquidation value of each of these preferred shares is $.90 per share, plus accrued dividends commencing February 10, 1995.

                                  IMPATH INC.

  Upon the consummation of the Company's initial public offering on February 20, 1996 (see notes 13 and 14), all preferred shares were converted into 2,548,933 shares of common stock.

  In October of 1995, the Financial Accounting Standards Board issued SFAS No.123, "Accounting for Stock-Based Compensation," which must be adopted by the Company in 1996. The Company has elected not to implement the fair value based accounting method for employee stock options, but has elected to disclose, commencing in 1996, the pro forma net income and earnings per share as if such method had been used to account for stock-based compensation cost as described in the Statement.

(B) STOCK OPTION PLAN

  In February 1989, the Company adopted (and subsequently amended) a Stock Option Plan, which provides for granting to certain key employees of the Company, directors and consultants, options to purchase up to 884,688 shares of common stock. Options granted are exercisable over a period not to exceed ten years. At December 31, 1995, options to purchase approximately 533,357 shares of common stock at exercise prices ranging from $.28 to $8.00 per share were outstanding, 271,885 of which were exercisable.

  In August of 1995, four directors were granted options to purchase a total of 42,528 shares at an exercise price of $3.50 per share under the Company's Stock Option Plan, which vest ratably over 36 months. Management of the Company estimated the fair market value of the underlying common stock to be approximately $8.00 per share and, accordingly, recorded deferred compensation of $191,000, which amount will be amortized ratably over the vesting period. In October of 1995, three additional directors were granted options to purchase a total of 31,896 shares at an exercise price of $3.50 per share, which vest ratably over 36 months. Management of the Company estimated fair market value of the underlying common stock to be approximately $9.50 per share and, accordingly, recorded deferred compensation of $191,000, which amount will be amortized ratably over the vesting period. All such options issued to directors (and other options issued subsequent to November 1, 1994) are considered to be outstanding for all periods presented for purposes of the calculation of pro forma net income per share.

  The following is a summary of option activity during the years ended December 31, 1993, 1994 and 1995:

                                                            SHARES       PRICE
                                                         UNDER OPTIONS RANGE ($)
                                                         ------------- ---------
Options outstanding at December 31, 1992................    306,993     .28-2.54
  Granted...............................................     84,089         2.54
  Exercised.............................................    (86,231)    .28-2.54
  Canceled..............................................    (43,647)        2.54
                                                            -------
Options outstanding at December 31, 1993................    261,204     .28-2.54
  Granted...............................................    204,297    2.54-3.50
  Canceled..............................................    (35,615)        2.54
                                                            -------
Options outstanding at December 31, 1994................    429,886     .28-3.50
  Granted...............................................    126,692    3.50-8.00
  Exercised.............................................     (6,444)    .56-3.50
  Canceled..............................................    (16,777)    .56-3.50
                                                            -------
Options outstanding at December 31, 1995................    533,357     .28-8.00
                                                            =======

                                  IMPATH INC.

(10) 401(K) RETIREMENT SAVINGS PLAN

  Effective June 1, 1995, the Company adopted the Impath Inc. 401(k) Retirement Savings Plan (the "Plan") benefiting certain employees. Employees who are over the age of 21 and have completed six months of service are eligible for voluntary participation in the Plan. Employees may contribute 1% to 20% of their total salaries on a before tax basis, and the Company will match up to 25% of the first 4% of employee contributions. Plan participants who were employees as of June 1, 1995 are 100% vested in all contributions. Any employees hired subsequent to June 1, 1995 are 100% vested in their own contributions and will vested in employer contributions over a three-year period. Employer contributions for the year ended December 31, 1995 were $22,129.

(11) INCOME TAXES

  The components of the provision for income taxes for 1993, 1994 and 1995 are as follows:

                                                      1993     1994      1995
                                                     ------- --------  --------
Current:
  Federal........................................... $   --   336,000   463,000
  State and local...................................  18,910  337,921   321,000
  Benefit of operating loss carryforwards...........     --  (576,000) (279,000)
                                                     ------- --------  --------
                                                      18,910   97,921   505,000
                                                     ------- --------  --------
Deferred:
  Federal...........................................     --       --   (298,000)
  State and local...................................     --       --   (207,000)
                                                     ------- --------  --------
                                                         --       --   (505,000)
                                                     ------- --------  --------
                                                     $18,910   97,921       --
                                                     ======= ========  ========

  Net deferred tax assets at December 31, 1994 and 1995 are as follows:

                                                                1994     1995
                                                              --------  -------
Net operating loss carryforwards............................. $279,000      --
Allowance for doubtful accounts..............................  365,000  667,000
All other....................................................  (30,000) (77,000)
                                                              --------  -------
                                                               614,000  590,000
Less: Valuation allowance.................................... (614,000) (85,000)
                                                              --------  -------
Deferred tax assets, net..................................... $    --   505,000
                                                              ========  =======

  The Company has reduced its valuation allowance against net deferred tax assets in 1995 to increase the carrying value of such assets to the extent of taxes that it expects to pay on estimated current year taxable earnings through December 31, 1995. As a result, management of the Company believes that it is more likely than not that future tax benefits will be realized as a result of the reversal of its temporary differences.

                                  IMPATH INC.

  A reconciliation of the Federal statutory income tax rate to the effective tax rate for the years ended December 31, 1993, 1994 and 1995 follows:

                                                          1993   1994   1995
                                                         ------  -----  -----
Federal statutory income tax rate....................... (34.0%)  34.0%  34.0%
State and local taxes, net of Federal income tax
 benefit................................................   (1.4)  23.1   20.3
Change in valuation allowance...........................   37.5  (48.7) (50.7)
Other...................................................    --     1.7   (3.6)
                                                         ------  -----  -----
                                                            2.1%  10.1%   0.0%
                                                         ======  =====  =====

(12) LEASES

  The Company utilizes laboratory and office facilities and leases equipment pursuant to the terms of operating and capital leases, which expire in 1996 through 2001 (certain leases expiring in 1999 are cancelable at the Company's option in 1996).

  The present value of future minimum lease payments (including those cancelable at the Company's option in 1996 and subject to increases in the Consumer Price Index and real estate taxes) for the operating and capital leases are as follows:

                                                           OPERATING   CAPITAL
YEAR ENDING DECEMBER 31                                      LEASES    LEASES
-----------------------                                    ---------- ---------
  1996.................................................... $  665,483   469,206
  1997....................................................    629,989   487,407
  1998....................................................    593,791   450,166
  1999....................................................    467,828   172,450
  2000....................................................    266,754       --
  Thereafter..............................................      3,116       --
                                                           ---------- ---------
                                                           $2,626,961 1,579,229
                                                           ========== =========
Less amount representing interest....................................  (311,381)
                                                                      ---------
Present value of minimum lease payments.............................. 1,267,848
Less current portion.................................................   321,125
                                                                      ---------
                                                                      $ 946,723
                                                                      =========

  For the years 1993, 1994 and 1995, rent expense totaled $250,955, $316,498 and $328,580, respectively.

(13) INITIAL PUBLIC OFFERING

  On October 13, 1995, the Board of Directors authorized the Company to file a registration statement with the Securities and Exchange Commission to register shares of its common stock in connection with an initial public offering. Such offering was consummated on February 26, 1996, for a total of 2,242,500 common shares at an offering price of $13 per share. The net proceeds to the Company amounted to approximately $26,062,000.

                                  IMPATH INC.

(14) PRO FORMA CAPITALIZATION (UNAUDITED)

  The pro forma presentation of the balance sheet gives effect to the conversion of Series A, Series B, Series C and Series D preferred stock into an aggregate of 2,548,933 common shares, which conversion occurred on February 26, 1996 at a rate of one share of common for each 2.8218735 shares of preferred, as if it had occurred on December 31, 1995. Such presentation excludes the receipt of the net proceeds and the issuance of common stock in conjunction with the Company's initial public offering.

                               POWER OF ATTORNEY

  The Registrant and each person whose signature appears below hereby appoint Anu D. Saad, Ph.D. and John P. Gandolfo as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments to this Annual Report on Form 10-K, which amendments may make such changes in this Report as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Report with the Securities and Exchange Commission.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                          IMPATH Inc.

                                                      /s/ Anu D. Saad
                                          By: _________________________________
                                              ANU D. SAAD, PH.D PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER
Dated: May 6, 1996

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THIS REPORT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.

                                          IMPATH Inc.

                                                    /s/ John L. Cassis
                                          By: _________________________________
                                              JOHN L. CASSIS CHAIRMAN OF THE
                                                    BOARD AND DIRECTOR
Dated: May 6, 1996

              SIGNATURE                        TITLE                 DATE

           /s/ Anu D. Saad             President, Chief          May 6, 1996
-------------------------------------   Executive Officer
          ANU D. SAAD, PH.D             and Director

         /s/ Richard Kessler           Director                  May 6, 1996
-------------------------------------
           RICHARD KESSLER

         /s/ Richard J. Cote           Director                  May 6, 1996
-------------------------------------
           RICHARD J. COTE

              SIGNATURE                         TITLE                DATE

                                        Director                 May  , 1996
-------------------------------------
          JOSEPH A. MOLLICA

                                        Director                 May  , 1996
-------------------------------------
          MARCY H. SHOCKEY

                                        Director                 May  , 1996
-------------------------------------
         DAVID B. SNOW, JR.

        /s/ John P. Gandolfo            Executive Vice           May 6, 1996
-------------------------------------    President, Chief
          JOHN P. GANDOLFO               Financial Officer,
                                         Secretary,
                                         Treasurer and
                                         Principal
                                         Accounting Officer

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COM-PANY SINCE THE DATES AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURIS-DICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                 ------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Additional Information...................................................   2
Prospectus Summary.......................................................   3
Risk Factors.............................................................   7
Dividend Policy..........................................................  11
Selected Financial and Operating Data....................................  12
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  14
Business.................................................................  20
Management...............................................................  38
Certain Transactions.....................................................  47
Principal Stockholders...................................................  48
Capital Stock of the Company.............................................  50
Shares Eligible for Future Sale..........................................  53
Selling Stockholder......................................................  54
Plan of Distribution.....................................................  54
Experts..................................................................  54
Glossary.................................................................  55
Index to Financial Statements............................................ F-1
Annual Report on Form 10-K/A............................................. K-1

                                 ------------

UNTIL MARCH 16, 1996 (25 DAYS AFTER THE COMMENCEMENT OF THE OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPAT-ING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS RE-QUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS OR WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


[LOGO OF IMPATH APPEARS HERE]

COMMON STOCK
($.005 PAR VALUE)

                                       -----------------------------
                                            SALOMON BROTHERS INC
                                            -----------------------------------

                                            PROSPECTUS

                                            DATED FEBRUARY 20, 1996, AS
                                            SUPPLEMENTED BY THE ANNUAL
                                            REPORT ON FORM 10-K/A (AS
                                            FILED ON JULY 3, 1996) CON-
                                            TAINING CERTIFIED FINANCIAL
                                            STATEMENTS FOR THE YEAR ENDED
                                            DECEMBER 31, 1995.

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 20, 1996)

1,950,000 SHARES
IMPATH/R/
------
THE CANCER INFORMATION COMPANY

COMMON STOCK
($.005 PAR VALUE)

Set forth in this Prospectus Supplement is the Annual Report on Form 10-K of Impath Inc. (the "Company") for the year ended December 31, 1996, excluding the exhibits thereto.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


----------------------------------
         SALOMON BROTHERS INC
         ----------------------------------------------------------------------

         The date of this Prospectus Supplement is March 31, 1997.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-K

                 FOR ANNUAL AND TRANSITION REPORTS PURSUANT TO

           SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

(Mark One)

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]
For the Fiscal Year Ended December 31, 1996

                                       OR

[ ]    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934 [NO FEE REQUIRED]
For the transition period from _______ to _______

                         Commission file number 0-27750
                                                -------

                                 IMPATH INC.
       ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                13-3459685
-------------------------------                 --------------
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)

          1010 Third Avenue
          New York, New York                         10021
 ----------------------------------------       --------------
 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (212) 702-8300
                                                   --------------

Securities registered pursuant to Section 12(b) of the Act:

                                Name of each exchange
     Title of each class         on which registered
     -------------------      ------------------------

                         None

Securities registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.005 par value
                         -----------------------------
                                 Title of class

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period as the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                              Yes  X       No ___
                                  ---

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

                             Page 1 of ____ pages.
                         Index to Exhibits at page __.

    State the aggregate market value of the voting stock held by non-affiliates of the registrant. The aggregate market value shall be computed by reference to the price at which the stock was sold, or the average bid and asked prices of such stock, as of a specified date within 60 days prior to the date of filing.

     Aggregate market value as of March 6, 1997 .............$100,988,838

     Indicate the number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date.

     Common Stock, $.005 par value, as of March 6, 1997..........5,315,202

                      DOCUMENTS INCORPORATED BY REFERENCE

     List hereunder the documents, all or portions of which are incorporated by reference herein and the Part of the Form 10-K into which the document is incorporated:

     1997 Proxy Statement -- Part III

                                     PART I

ITEM 1.  BUSINESS.

GENERAL

     IMPATH Inc. (the "Company" or "IMPATH") provides critical information focused exclusively on cancer. The Company provides the expertise to establish correct diagnosis, accurate prognosis, treatment determination and patient follow-up, all of which are essential for making medically optimal and cost-effective cancer management decisions. IMPATH believes it currently performs more specialized analyses to establish correct diagnosis of difficult cancer cases than any other institution in the world. The Company also believes it is the leader in providing the most comprehensive prognostic information essential to the management of breast cancer. IMPATH provided patient-specific prognostic information on over 15% of all such cases in the U.S. last year and over 25% of cases diagnosed in the New York metropolitan area, the Company's largest market. The Company believes that large clinical laboratory companies are in general not prepared to provide the type of intensive, highly technical, patient-specific service that it thinks the market requires. The few university-based medical centers that have the professional expertise and advanced technologies required to perform such analyses do not generally provide the same focus as the Company on service (48 hour turn-around for IMPATH compared with 14 days or more for academic centers) and on delivery of coordinated and integrated information.
The Company has capitalized on this competitive advantage to build one of the most significant knowledge bases related to the diagnosis, prognosis and treatment of cancer. In addition, the significant volume of cases the Company reviews is also enabling IMPATH to rapidly grow its diagnostic and prognostic database into one of the largest and most comprehensive cancer databases and tissue libraries in the world, with a specific emphasis on patient outcomes and optimal treatment protocols.

     The market for cancer diagnosis, prognosis and treatment is significant and growing. According to the American Cancer Society, the estimated number of cancer cases diagnosed annually in the United States (excluding certain skin cancers) increased from approximately 782,000 in 1980 to approximately 1,200,000 in 1995, an increase of 53%. This increase is attributable to a number of factors, including a growing and aging population. In addition, earlier diagnosis and better information have led to more effective treatment and increased the relative five-year survival rate of cancer patients from 39% in 1963 to 54% in 1990. As a result, over 8,000,000 Americans alive today have been diagnosed with cancer. The Company anticipates that these trends will continue and that the demand for information regarding cancer will continue to increase. The cost of treating cancer patients is also expected to escalate. The National Cancer Institute estimates that direct medical costs associated with cancer totaled approximately $35 billion in 1995, not including lost productivity and mortality costs.

     IMPATH's potential market includes all physicians involved in the diagnosis and treatment of cancer in the United States. This includes approximately 16,000 pathologists, 7,000 oncologists and 9,000 urologists, as well as other specialists for whom cancer is important, such as surgeons, gynecologists and radiologists. Historically, pathologists have been the focus of the Company's marketing efforts because they are responsible for providing the information from which all cancer management decisions flow.

     Currently, IMPATH's major customers are the pathology departments of small to medium sized community hospitals (100 to 500 beds). According to the American Hospital Association, there are approximately 3,200 hospitals of this size in the United States. Of these, approximately 2,650 are located in geographic areas targeted by IMPATH (i.e., states with high cancer incidence). The Company believes that direct medical costs associated with cancer will increase more rapidly than those associated with most other diseases as a result of the growth in the number of cancer patients and the high cost of new therapies. As a result, the delivery of cost-effective treatment will become increasingly important. The cornerstone of cost-effective cancer treatment is accurate diagnosis and prognostic assessment: this constitutes IMPATH's core business.

     The diagnosis, assessment and treatment of cancer is extremely complex and requires a multidisciplinary approach. Among the key specialties involved in cancer management are surgery (for diagnosis and treatment), oncology (for treatment and follow-up), radiology (for diagnosis and follow-up), radiation oncology (for treatment) as well as a number of subspecialties for which cancer is an important disease, such as urology and gynecology. However, absolutely central to all of the specialties and the decisions made by them is the accurate diagnosis and prognostic assessment of the cancer. This information (which is necessary for any treatment decision) is provided by the pathologist.

     Through the development and use of sophisticated technologies, IMPATH provides patient-specific diagnostic and prognostic information to pathologists, urologists and oncologists specializing in the disease of cancer. IMPATH believes that the use of its services is critical in both the optimization of patient care as well as the cost-effective delivery of that care. Historically, the treatment of cancer has frequently used an approach based upon how a particular drug or therapy worked on the population as a whole; if one therapy (i.e., a particular chemotherapy, radiation therapy or other treatment) proved ineffective then another was tried until a successful therapy was found or all possibilities were exhausted. IMPATH provides care givers with the necessary information, based upon a given individual's specific cancer, to diagnose correctly a difficult tumor and very often know whether a therapy is the optimal one before it is tried, thus targeting only those therapies appropriate to an individual's specific cancer and avoiding the trauma, risk and cost of unnecessary treatment. In a significant number of instances, IMPATH's analysis of particularly difficult cases has helped doctors avoid misdiagnosis. The Company believes that significant cost savings can be achieved through the relatively inexpensive but highly valuable services provided by IMPATH. Furthermore, as an increased understanding of the molecular basis of cancer leads to the development of new evaluation methods and therapeutic tools, the information provided by IMPATH is expected to become increasingly significant in optimizing the management of all phases of cancer, including cancer predisposition, diagnosis, prognostic and therapeutic assessment and treatment follow-up.

     Certain terms relating to the Company's business which are used in this Annual Report on Form 10-K are explained in the Glossary included at the end of this Item 1.

CANCER INFORMATION MARKET

     Oncology analysis currently represents a small but important portion of the overall clinical testing market and has significant growth opportunities. The emphasis on cost-containment within the health care industry has placed a heavy burden on the hospital laboratory. Hospitals are demanding more cost-effective operations, while providing services that satisfy the medical staff, encourage patient admissions, discourage patient transfers and generate maximum revenue. Thus the target hospitals are often faced with the following choices: operating a small scale, under-utilized and costly immuno- and molecular pathology laboratory in-house; referring these tests to a major medical center, resulting in long turnaround service times and the possibility of losing the patient entirely to that center; or referring the case to an outside, independent laboratory, substantially all of which provide a limited number of mostly automated tests with little or no analysis of test results. IMPATH provides a valuable, cost-effective and expeditious alternative for these hospitals by providing a single source for a broad range of sophisticated, labor-intensive diagnostic and prognostic analyses for cancer patients.

     The continuing trend towards the organization of health care providers into managed care networks that emphasize cost containment is the major focus of medical delivery. IMPATH believes that, as a result of this trend, there will be a major effort to outsource sophisticated cancer analysis in order to optimize patient care and control costs. IMPATH is positioned to take advantage of this trend by providing diagnostic and prognostic information that is the basis for optimal and less costly therapy choices. In many cases, unnecessary treatment can be avoided.

     In the past decade, the oncology analysis industry has experienced many new products and services resulting from the increased understanding of cancer and its cellular and molecular biology. As new therapies emerge, management believes the demand for services that provide information regarding specific diagnosis, prognosis and therapeutic assessment for individual cancers will increase substantially. In fact, the effort to identify new cancer therapies represents an enormous multinational effort which is yielding, and is likely to continue to yield, a great many new therapeutic options. IMPATH believes that it is in an ideal position to take advantage of this growing and evolving market; its services are synergistic with the development of new therapies because these therapies will often require specific information about individual cancers to achieve optimal effect. As such therapies become available to the public, they can only be applied and evaluated using the types of information provided by IMPATH. Thus, IMPATH believes it is well positioned to take advantage of the advances in cancer therapy into the future.

COMPANY STRATEGY

     The Company's objective is to be the leading cancer information company and to become the comprehensive resource for integrating all aspects of the management of cancer information. The Company believes that its position as a leader in providing valuable information on cancer, its demonstrated expertise in the application of sophisticated technologies for better and more cost-effective treatment of cancer, its large case flow and diagnostic and prognostic database and the distinguished reputation of its scientific staff give the Company significant competitive advantages. The Company is pursuing the following strategies to achieve its objective:

     Focus on Cancer. IMPATH believes that a significant opportunity exists for a company focused on combining sophisticated technologies with an expanding knowledge base to provide information critical to the optimal evaluation and treatment of cancer. IMPATH is providing advanced information for virtually all forms of cancer, and has developed a special expertise in breast cancer.

     Incorporate Evolving Technologies into Cancer Management. The Company intends to continue to identify and incorporate new technologies that provide better information about cancer. IMPATH's medical staff and scientific consultants are leaders in the development and validation of technologies that are, and will be, important in the evaluation of various cancers. The Company seeks to consolidate its leadership in cancer information and management by matching the changing therapeutic choices of the medical community with the latest diagnostic tools of the research community. IMPATH has a well developed relationship with the biotechnology industry which has resulted from its extensive and continuing work to evaluate new technologies as they are being developed. Although this area of business represents a very small portion of the Company's revenues, it allows IMPATH to expand continuously its expertise in emerging technologies.

     Expand and Enhance Database. IMPATH has one of the most significant knowledge bases related to the diagnosis, prognosis and treatment of cancer. In addition, the significant volume of cases the Company reviews is also enabling IMPATH to rapidly grow its diagnostic and prognostic database into one of the largest and most comprehensive cancer databases and tissue libraries in the world, with a specific emphasis on patient outcomes and optimal treatment protocols. IMPATH expects to continue to link the data obtained from diagnostic and prognostic analyses with therapy choice and patient outcomes. The management of cancer information at all stages from predisposition to monitoring of disease following therapy is expected to position the Company to develop data regarding the medical value and cost-effectiveness of various diagnostic and prognostic analyses, as well as the efficacy of currently used and newly developed therapeutic regimens. Management believes that this constantly expanding and evolving database will result in the development of optimal protocols and will have a significant impact on the management of cancer.

     Establish Strategic Partnerships and Joint Ventures. The Company believes that the most comprehensive and therefore the most valuable database will be established through the coordinated efforts of groups that are key components in the cancer care network. During 1997, the Company plans to continue to pursue strategic partnerships and joint ventures with oncology networks, hospital groups, managed care companies and pharmaceutical companies. Oncology networks, hospital groups and managed care companies can provide the Company access to additional comprehensive patient data for inclusion in IMPATH's database. A potential area of great synergy is between IMPATH and groups developing new cancer therapies, including biotech companies, pharmaceutical companies and research centers. As therapies evolve to take advantage of new advances in the cellular and molecular basis of cancer, a more detailed knowledge of an individual's cancer will be essential in order to select those individuals that will benefit most from particular approaches. IMPATH is well positioned with these groups to become an integral part of the therapy development process. For example, IMPATH's prognostic expertise can identify patient groups that are most likely to respond to a new cancer treatment so that clinical trials of the treatment's efficacy can be targeted to these patient groups. Also, IMPATH can assist physicians in determining whether a new cancer treatment would be effective for a specific patient's cancer. This will have the added advantage of demonstrating the importance of the services provided by IMPATH.

     In 1996, the Company entered into two such strategic partnerships. Dr. Clive R. Taylor, Professor of Pathology and Chairman of the Pathology Department at the University of Southern California, became affiliated with the Company. The Company purchased certain assets of Dr. Taylor's cancer testing facility and appointed Dr. Taylor to the Company's medical advisory committee. IMPATH also entered into a joint venture, IMPATH Registry L.L.C., with Medical Registry Services, Inc., a leading developer of cancer registry software, to develop a new software product which will incorporate evolving technologies on a real time basis and enable oncologists and pathologists to select optimal patient specific treatment pathways.

     Develop Managed Care Relationships. The organization of health care providers into managed care networks represents an important business opportunity for the Company because, in many cases, unnecessary treatment can be avoided and significant cost savings can be achieved through the relatively inexpensive services provided by IMPATH. A typical IMPATH case analysis costs approximately $400 and provides the physician with the information to potentially avoid ineffective courses of therapy costing many thousands of dollars. The Company has targeted the managed care market by establishing managed care provider contracts with organizations that are active within current IMPATH accounts. The Company also intends to expand its presence in managed care by aggressively marketing the cost effectiveness and patient benefits of IMPATH's services, highlighting the savings that would result from the information provided by the Company and assisting managed care companies in developing cancer treatment protocols.

     In order to achieve its goal, the Company has established a managed care group within its sales organization including the Vice President of Sales and the Director of Corporate Marketing. Management believes that the combined efforts of the existing sales force and the managed care group will allow the Company to expand significantly its presence in managed care.

     Geographic Expansion. In December 1995, IMPATH established a facility in Southern California, thereby expanding the Company's national presence. California currently represents IMPATH's second largest market (after the New York metropolitan area) and has the highest concentration of patients enrolled in managed care. The California facility provides the Company with additional operating capacity. Furthermore, the California facility broadens the Company's technical capabilities by providing an added focus on molecular analysis and cytogenetics. The Company incurred $785,000 in operating expenses during 1995 and $355,000 in operating expenses during the first quarter of 1996 in connection with this facility, reducing earnings for such periods. During the second quarter of 1996, this facility began to generate sufficient incremental volume and revenues to cover the facility's operating expenses. In January 1997, IMPATH-HDC, Inc., a wholly owned subsidiary of the Company, acquired a cancer testing facility based in Phoenix, Arizona specializing in the cytogenetic analysis of cancer from Oncogenetics, Inc. The Arizona facility has provided the Company with the technical resources required to expand its existing molecular and cytogenetics product line. The Company expects the facility to generate sufficient revenues by the second quarter of 1997 to cover its operating expenses. In general, geographic expansion involves expansion of the Company's sales force, with focus on regions where the number of cancer cases and the market potential warrant the presence of full-time sales representatives.

     IMPATH believes that foreign markets in cancer information represent a significant opportunity for the Company. IMPATH intends to pursue this opportunity by partnering with foreign oncology networks or hospital groups. These efforts will focus primarily on Europe, Southeast Asia, Japan, Canada and Australia, as these regions represent areas where sophisticated treatment technologies currently exist and therefore the demand for IMPATH's services will be greatest. These areas also represent regions with the economic ability to provide for the advanced types of cancer management that can best utilize the Company's services.

     Acquisitions. The Company intends to pursue selective acquisitions of companies that will enhance its cancer management information base. These acquisitions may be in three different areas: companies that have expertise that is complementary to, and synergistic with, the Company's current technologies; companies that are establishing tumor registries in hospitals; and companies that have expertise in the evaluation of medical data and cost analysis.

     In 1996, the Company purchased certain assets of Cytoprobe, a Southern California based cancer testing facility owned by Dr. Clive R. Taylor, professor of Pathology and Chairman of the Pathology Department at the University of Southern California. The Company also purchased certain assets of Oncogenetics, Inc., a leader in the cytogenetic analysis of cancer. In January 1997, IMPATH-HDC, Inc., a wholly owned subsidiary of the Company, acquired a cancer testing facility from Oncogenetics, Inc., which expanded IMPATH's business into new growth areas in oncology, such as molecular and cytogenetics testing for cancer. The Company also recently purchased certain assets of Immmunodiagnostic Laboratories, Inc., which operates an oncology division specializing in sophisticated cancer analytical assays, in order to provide diagnostic and prognostic information to pathologists, oncologists and others specializing in cancer.

COMPANY DIAGNOSTIC AND PROGNOSTIC SERVICES

     IMPATH provides individualized diagnostic and prognostic information to pathologists, oncologists and others specializing in the disease of cancer through the use of sophisticated technologies. At present, approximately 60% of the Company's revenues are derived from the provision of prognostic analyses and 40% are derived from the provision of diagnostic analyses.

     Recent advances in immunology, biochemistry and molecular biology have created new tools with tremendous potential in the management of cancer patients. IMPATH specializes in cancer tests that require a sophisticated level of medical knowledge and technical expertise that is beyond the capability of pathology laboratories in the average community hospital. In fact, the expertise required to develop and maintain a high quality immuno- and molecular pathology laboratory is found in a relatively small group of individuals, almost all of whom are located at academic institutions and major medical centers. The average community hospital pathologist does not see a substantial volume or range of cases and, therefore, very rarely has the experience in choosing the correct tests and in evaluating the data, or the technical support for achieving high quality results. IMPATH addresses these issues by virtue of extensive experience in developing and carrying out these tests and by the background and expertise of its medical staff. IMPATH currently receives an average of over 295 cases a day. Because IMPATH sees a great many of these cases each day, its professionals have been able to expand on their considerable experience, and have been able to develop individual areas of expertise. In contrast, a community hospital pathology department may only see a few cases a day requiring advanced analysis; on an individual basis, a pathologist may see particular types of cases very rarely. Furthermore, the technical staff in a community hospital will only occasionally perform the actual tests; the technicians will not have full time responsibility for the assays, and will most likely work with prefabricated kits. When assays do not work or are suboptimal, the technical and professional personnel may not have the experience to recognize this. IMPATH's in-house staff and consultants include internationally known experts in immuno- and molecular pathology and highly experienced technologists.

     Some of the diagnostic and prognostic analyses provided by the Company are described below:

     Pathology/Oncology Core Diagnostic Analyses. IMPATH's core diagnostic analyses provide information regarding tumors that are difficult to diagnose using conventional pathology procedures. Certain biopsy specimens cannot be easily classified as a specific tumor type since many tumors are morphologically very similar. This limitation is amplified when the specimen is small. Furthermore, morphological examination alone is often insufficient to establish the origin of a metastasized tumor. IMPATH's analyses are able to provide information leading to a specific diagnosis in the vast majority of these cases.

     Pathology/Oncology Prognostic Analyses. IMPATH's prognostic tests provide information to pathologists and oncologists regarding the aggressiveness of the tumor. Although the tests described below are currently most commonly used for breast cancer, they can also be applied to prostate, bladder and colon cancer. These tests include hormone receptors, cell proliferation and/or DNA ploidy analysis, tumor suppressor gene products, oncogene expression and examination of micrometastases in the lymph nodes and bone marrow.

     --Hormone Receptors. The presence of estrogen and progesterone receptors in breast cancer identifies women who are more likely to respond to a commonly used therapy, i.e., hormonal manipulation of the tumor. This important test is now required by the American College of Surgeons. The hormonal receptor status, as examined by immunohistochemistry (IHC), has been shown to be better correlated with clinical outcome than standard biochemical assays. Furthermore, smaller tumor specimens, including fine needle aspirates (FNAs), which are less invasive, less painful and less costly, can only be effectively examined by IHC.

     --Cell Proliferation and/or DNA Ploidy Analysis. Proliferative rate and ploidy have been well documented as important prognostic indicators in many cancers, including breast cancer. The ploidy compares the DNA content of a tumor cell with that of a normal (diploid) cell. The proliferative rate measures the percentage of cells that are actively dividing. High proliferative rates and abnormal DNA content have been strongly correlated with faster progression and earlier recurrences. Using image analysis and flow cytometry, the DNA of the tumor can be examined by IMPATH on tissue specimens, FNAs and other cytological specimens. IHC can also be used visually to evaluate cell proliferation.

     --Lymph Node Micrometastases. The single most reliable prognostic indicator in breast and most other cancers is regional lymph node status. For breast cancer, numerous studies have shown that survival rates are significantly lower when metastases are found in the axillary lymph nodes after surgery. However, according to the American Cancer Society, 25% to 30% of breast cancer patients for whom routine pathological analysis indicates no lymph node involvement will eventually experience a recurrence of their cancer. The basis for breast cancer recurrences is the presence of undetected spread of tumor. Technology developed by IMPATH's founders allows for the detection of microscopic spread of cancer prior to detection by any other method. Studies conducted by IMPATH's founders as well as others, have shown that as many as 25% of women with breast cancer initially thought to be localized to the breast using traditional, standard methods have microscopic deposits of tumors in their regional lymph nodes (lymph node micrometastases) not detectable by any other method. There is evidence that the presence of occult micrometastases identifies a group of patients with axillary node negative breast cancer who are at a significantly increased risk for developing distant metastases. The use of IHC significantly increases the ability to detect tumor cells and allows for the accurate evaluation of occult metastases, i.e., small numbers of tumor cells previously undetected by conventional hematoxylin and eosin (H&E) analysis in lymph nodes. The detection of lymph node micrometastases identifies patients who will most benefit from aggressive adjuvant chemotherapy. Furthermore, identifying those patients who do not have lymph node (or bone marrow) micrometastases may indicate the patients who will not require such therapy, and who thus can be spared the pain, side effects and substantial costs of chemotherapy.

     --Bone Marrow Micrometastases. IMPATH believes that it is one of the very few companies currently offering tests for the detection of micrometastases in lymph nodes and bone marrow. The presence of bone marrow micrometastases in patients with cancer, particularly breast, lung, colon and prostate cancers, appears to be a clinically important variable that is predictive of early recurrence and may be useful in identifying patients who are most likely to benefit from more aggressive therapy. Furthermore, in patients undergoing high-dose chemotherapy followed by autologous stem cell transplants, accurate assessment of tumor cells in bone marrow harvests may be important for accurately evaluating the response to therapy and in order to avoid reinfusing the patient with cancerous cells. Examining the bone marrow tumor burden in these patients following high dose chemotherapy may also be useful in tracking the effectiveness of the treatment regimens. Evolving data strongly suggest that IHC can be used to detect as few as two to five tumor cells in a population of 1,000,000 normal bone marrow cells. This technique is significantly superior to standard cytology in reliably evaluating the presence of tumor cells in bone marrow.

     IMPATH's diagnostic and prognostic analyses are performed using four principal technologies: immunohistochemistry, flow cytometry and image analysis, molecular pathology and cytogenetics.

     Immunohistochemistry. IHC is a technique in which an antibody (often a monoclonal antibody) is used to seek out and identify antigens characteristic of specific diseases in cells. A skilled pathologist can then microscopically examine the stained cells, and draw conclusions about the disease state, aggressiveness and its metastatic potential, and the likely outcome of therapy.

     An example of the changes brought about by IHC is the analysis of steroid hormone receptors in breast cancer. Analysis of steroid hormone receptors is the most important test of breast cancer; it provides prognostic information and also serves specifically to direct treatment by predicting the type of therapy to which the tumor will respond. The analysis of hormone receptor status in breast cancer has been traditionally performed using a biochemical assay. In this assay, a piece of tissue is frozen, ground up and mixed with radioactively labeled hormones; the degree of radioactive uptake by the tissue is then assessed. This assay has several problems: tissue must be rapidly frozen, it is not possible to determine if the ground-up tissue actually contained cancer, and there is no good possibility of storing the samples for future analysis.
Despite such shortcomings, this is the test that virtually all facilities currently use. IHC has now been shown to be superior to standard biochemical assays for the determination of hormone receptor content in breast cancer. IHC tests are more rapid, can be used on smaller tissue samples and have less stringent requirements for specimen storage and transport. Furthermore, the results of IHC tests have now been shown more accurately to determine outcome. It should be noted that there are approximately 180,000 breast cancers diagnosed annually; only a fraction are currently tested by IHC. However, because tumors are being diagnosed earlier, i.e., from smaller specimens, and because IHC is a superior technology, the Company expects that there will be a gradual but significant conversion to breast cancer receptor analysis being performed by IHC. The IHC test is more technically and professionally demanding, requiring greater experience and professional interpretation. This is the method used by IMPATH to determine hormone receptor content. Pathologists are not required to change the way they process tissue specimens in order to take advantage of IMPATH's IHC analyses. Furthermore, tissue analyzed using IHC can be stored for future use.

     Flow Cytometry and Image Analysis. Various components of tumor cells can be quantified by one of two methods: image analysis and flow cytometry. In image analysis, a pathologist selects the area to be examined. Then a computerized image analyzer measures the component based on staining intensity. Flow cytometry is an alternative technique which requires a large number of cells to be examined. The tumor specimen is disaggregated into single cells, stained with the appropriate marker(s), passed through a funnel-like device and analyzed by an optical reader.

     Molecular Pathology. The next generation of diagnostic and prognostic testing is generally expected to be based on molecular biology. The premise in this application is that a disease or condition may be associated with the presence of an abnormality in DNA or RNA. A specimen may be tested for a particular disease or condition by finding and marking this abnormality.

     Currently, molecular pathology is primarily used at major academic centers. In situ-hybridization (ISH), which IMPATH employs on a limited basis, represents one of the first commercial applications of the technology. In terms of technique, ISH is similar to IHC except that a DNA probe is used rather than a monoclonal antibody. This technology has proved extremely useful in the sensitive diagnosis of infectious disease. Another technique of molecular pathology is the amplification of specific DNA sequences by polymerase chain reaction (PCR). PCR is the most sensitive method for detecting alterations in DNA. Another extremely useful way of examining chromosomes is through the examination of their architecture, using cytogenetics.

     Cytogenetics Analysis. Cytogenetics analysis is a test that is performed to evaluate the genetic changes that occur at the chromosome level. Identification of chromosome changes has become extremely useful in the diagnosis and prognostic assessment of lymphomas, leukemias, soft tissue cancers (sarcomas) and pediatric cancers. IMPATH expects this technology will become useful in carcinomas (such as colon, lung and prostate cancer) in the near future. The analysis involves utilization of fresh cells obtained from blood, bone marrow or tissue specimens which have been cultured to enhance cell growth and division. The cells are then harvested and prepared in such a manner that the chromosomes can be seen through a microscope. Each chromosome has a distinct and unique pattern which can be analyzed. Any alteration of this pattern or abnormality of a chromosome or chromosomes can be detected by a trained cytogenetics technologist. This technique helps provide a diagnosis and in many cases a prognosis. Therefore, cytogenetics can become invaluable in the clinical management of a patient.

     All of these molecular pathology and cytogenetics techniques are being used at IMPATH, consistent with IMPATH's strategy of facilitating the transfer of new technologies from the academic environment to the commercial marketplace. IMPATH's strategy is to integrate all of these technologies in order to provide comprehensive cancer information. Currently, even when these technologies exist at academic medical centers, they exist in different departments; and management believes that there is no real integration of information, except what the clinician and pathologist are able to piece together. IMPATH believes it is in a unique position to provide all of these advanced technologies in the integrated way that will be necessary to address the overall management of cancer.

FOCUS ON CANCER MANAGEMENT

     IMPATH's core business has been focused on the central role of pathology in cancer management and IMPATH believes it is the only company with this focus. IMPATH's strategy is to concentrate on the use of evolving technologies to address virtually all of the shortcomings of traditional cancer assessment. The Company believes that this role will be critical to the efficient coordination and optimal implementation of the integrated management of cancer. As it implements this strategy, IMPATH's business will affect all phases and specialties of cancer as described below:

     Predisposition. In the large majority of cancers, genetic defects occur in the course of an individual's life that may lead to the development of cancer. However, in some cases an individual has an inherited predisposition for developing certain types of cancer. It is possible that the genes responsible for this inheritance pattern may be identified prior to the overt manifestation of that cancer. It is believed that as many as 5% of certain types of cancers are based at least in part on this inheritable predisposition. IMPATH currently possesses the technology capable of detecting the genetic defects associated with predisposition to certain cancers. While very few of these genes have been identified to date (for example, genes responsible for the inherited form of colon cancer, breast cancer, ovarian cancer and retinoblastoma), this is a very active area of research at academic medical centers. As these genes are identified, IMPATH will be in the position to screen for these types of inheritable cancers.

     Diagnosis. Although most tumors can be characterized based on visual examination by the pathologist, as many as 15% (180,000 per year in the U.S. alone) of all cancers defy specific classification by this method. This may result in treatment decisions that are approximated, incorrect or ineffective leading to unnecessary repeated treatment, complications and increased cost. Traditionally, this information has been based on a purely morphological assessment of the origin of the cancer and the extent of spread, i.e., what does the tumor look like under the microscope (for example, does it look like breast cancer?) and can the pathologist see it in various metastatic sites (such as, regional lymph nodes and bone marrow). While this type of morphological assessment is well accepted, it has important and critical limitations. For example, as described above, up to 15% of all cancers defy traditional morphological assessment. More importantly, morphological assessment is able to provide very little information about the biological aggressiveness of an individual cancer and can provide virtually no meaningful information regarding the specific type of treatment to which the individual will respond.

     IMPATH has shown that in a majority of these cases the use of advanced technologies and the medical expertise provided by IMPATH leads to the accurate diagnosis, thus ensuring optimization of therapy, greater predictability of outcome, increased survival and decreased overall costs. Furthermore, this eliminates the need for other costly and nonspecific detection procedures (i.e., MRI, CT scans), decreases the length of hospital stays, and leads to the most effective treatment program.

     Prognosis. The increase in knowledge of tumor biology and the development of new technologies have made it increasingly important to determine the aggressiveness of an individual cancer in order more rationally to treat that cancer. For example, one breast cancer may have a "low" biological aggressiveness, and may therefore have a very low propensity to recur, while another breast cancer (which looks identical under the microscope) may be very aggressive. These tumors should be treated very differently, but may not be if these differences are not identified. IMPATH provides the prognostic expertise to differentiate such difficult cases, providing the oncologist with the critical information necessary to treat appropriately patients with maximum effectiveness as well as minimal pain and cost.

     Treatment Determination. In an increasing number of cancer cases, IMPATH also provides information that can help to predict the specific types of therapy to which a tumor will, or will not, respond. For example, in the case of breast cancer, IMPATH's expertise allows for the determination of whether or not the patient is likely to respond to specific types of hormonal treatment and chemotherapy before they are tried. This type of information is becoming increasingly available for other types of tumors as well. The Company believes that these technologies will become essential for optimal cancer management.

     Treatment Follow-up. Once a cancer has been diagnosed, assessed and treated, the patient must undergo many years of follow-up care. This care not only provides for the treatment of therapeutic complications (often resulting from inappropriate therapy due to inaccurate diagnosis and insufficient assessment) but is designed to determine, at the earliest possible time, if a patient has suffered a recurrence. IMPATH's expertise is capable of providing highly sensitive patient monitoring in an increasing number of cancers. For example, the Company is able to establish whether or not certain types of lymphomas have recurred prior to their detection by any other method, including serum testing. The identification of tumor recurrence at the earliest possible time increases the likelihood of a beneficial therapeutic response. From a strategic perspective, cancer treatment follow-up requires multiple patient contacts and repeat analysis, which will be increasingly beneficial to the Company's revenue stream.

     Breast Cancer Management--A Model

     IMPATH believes that it is the leader in providing the most comprehensive prognostic information essential to the management of breast cancer. The Company provided patient-specific prognostic information on 15% of all such cases in the U.S. last year and over 25% of cases diagnosed in the New York metropolitan area, the Company's largest market. The Company's special expertise in breast cancer has not only allowed it to play a significant role in optimizing patient specific breast cancer treatment nationwide but has also allowed it to be well positioned to develop the most comprehensive outcomes-focused database in breast cancer.

     Breast cancer is the most common cancer in women in the United States. Annually, more than 180,000 cases are diagnosed and over 46,000 women die of this disease. While the incidence of breast cancer has been increasing, the number of deaths resulting from this disease has been slowly but steadily decreasing; this is despite the fact that there have been few advancements in treatment options. It is now widely recognized that earlier detection (by mammography and self examination) has played a significant role in decreased mortality. However, a significant advancement in the management of breast cancer has been the development of technologies that provide patient specific information that allows oncologists to optimize treatment for each individual woman's cancer.

     Although breast cancer management is more advanced than that of any other cancer, there are still significant issues that remain unanswered. It has been shown that as many as 25% to 30% of the women who are diagnosed with localized disease (confined to the breast) actually have tumors that have already metastasized. Traditional methods of breast cancer analysis cannot identify who these individuals are. Confronted with this possibility, oncologists are faced with the dilemma of having to treat everybody with chemotherapy, whether or not they will benefit from such therapy.

     Research focused on determining the biological aggressiveness of breast cancer (prognostic analysis) has been and continues to be extremely active and has led to major discoveries. These discoveries have fundamentally impacted on the way that breast cancer must be assessed. For example, the Her-2/neu oncogene identifies tumors that are more biologically aggressive and therefore require more intensive treatment. The Her-2/neu oncogene may also identify breast cancers that are resistant to certain types of chemotherapy.

     The basis of breast cancer recurrence is the presence of undetected spread of tumor. Technology developed by IMPATH's founders allows for the detection of microscopic spread of tumor prior to detection by any other method. Studies conducted by IMPATH's founders and others have shown that as many as 25% of women with breast cancer initially thought to be localized to the breast have microscopic deposits of tumor in their regional lymph nodes (lymph node micrometastases) not detectable by any other method. These women have twice the risk of developing overt breast cancer metastases. In addition, about 30% of women with breast cancer who have no evidence of spread to the body (systemic metastasis) have microscopic deposits of tumor in their bone marrow (bone marrow micrometastases); these women have recurrences at much higher rates. The detection of lymph node and bone marrow micrometastases identifies women at greatly increased risk for breast cancer recurrence; these are the individuals who may benefit from aggressive adjuvant chemotherapy. The detection of micrometastases allows for a substantially modified treatment in these individuals. It also allows for the identification of patients who do not need such therapy, and who do not need to suffer the pain and side effects of chemotherapy. These and other discoveries regarding the aggressiveness of cancer have greatly affected the management of this disease.

     It is now possible to identify the specific type of treatment to which the breast cancer might respond. The model for treatment selection is the evaluation of a breast cancer's response to hormonal manipulation through the identification of specific hormone receptors (i.e., estrogen and progesterone). IMPATH is the leader in the tissue based analysis of estrogen and progesterone receptors. IMPATH provides oncologists with the ability to identify the response of an individual's breast cancer to a specific form of therapy before therapy commences, reducing the trial and error historically prevalent in cancer treatment.

     The identification of these prognostic and treatment determinants is essential to improved patient specific management of breast cancer. Among the important results of these advances is the ability to identify patients who have more aggressive cancers and who therefore require more intensive therapy. Just as important, these advances allow for the identification of women who have less aggressive cancers that do not require additional treatment, thus sparing these women from the harmful short- and long-term consequences of treatments designed for aggressive cancers and resulting in a significant decrease in pain, risk and total treatment cost. This is increasingly true for other cancers as well.

     Management of Other Cancers

     The integration of prognostic information into the management of cancer is happening for other cancers as well. As medical research progresses and as increasing numbers of treatment options evolve, IMPATH believes that its expertise will play an ever increasing role in the decision making processes for all cancers.

     For example, prostate cancer, like breast cancer, is a disease that is responsive to hormonal manipulation. As in the case of estrogen receptors in breast cancer, the presence of androgen receptors in prostate cancer can now be evaluated. IMPATH believes that this information will become increasingly important in the treatment and management of prostate cancer. The growth rate of the tumor is also clearly critical, e.g., a 50 year old man with a rapidly growing disease must be treated differently than a 90 year old man with a very slow growing prostate cancer. IMPATH provides this information for prostate and other cancers, including breast, colon and bladder cancers.

     The determination of patient-specific characteristics in optimizing therapy is becoming essential as more outcomes-related biological determinants are defined. Important examples of this are mutations in tumor suppressor genes (such as p53 and Rb) and oncogenes (such as Her-2/neu). The presence of these mutations in a patient with specific types of tumors (e.g., bladder, breast or colon) identifies the biological aggressiveness of that individual's tumor. Other characteristics help to establish the responsiveness to therapy, e.g., if a patient's cancer has the multi drug resistance (MDR) receptor, his/her tumor will be unresponsive to many forms of therapy including taxol.

     Furthermore, the most significant problem in treating cancer is the accurate, early assessment of disease dissemination, i.e., metastases. IMPATH has a special expertise in identifying the presence of lymph node and bone marrow micrometastases at times earlier than that detected by any other method. This analysis is now useful in correct staging of prostate, colon or lung cancers and increasingly in other types of cancers.

     Information that establishes the biological aggressiveness of an individual's tumor and predicts response to therapy for that particular patient is crucial to optimizing outcome for that patient. IMPATH's expertise and growing importance in this area, as well as IMPATH's access to increasing numbers of patient specimens, will allow it to continue to expand its comprehensive database for predicting outcomes in various types of cancer. This database will be increasingly valuable in the medically optimal and cost-effective management of the cancer patient.

     Integration of Cancer Management Information

     The consolidation of oncology practices into comprehensive coordinated cancer treatment groups and the increasing presence of other types of managed care organizations in the oncology marketplace are based on the ability of these groups to provide high quality and cost-effective cancer care. IMPATH believes that it can provide these groups with information that is critical for optimizing cancer management. This information will become even more important to these groups as a result of IMPATH's outcomes-oriented database, which will provide for optimal utilization of resources in a cost-effective manner.

     IMPATH believes that the use of its services will have two fundamental impacts on cancer management: (1) optimization of patient specific care, and (2) the cost-effective delivery of that care. As a result, IMPATH expects to become an increasingly significant factor in helping to establish both the perception, as well as the reality, of quality for these cancer management groups. IMPATH believes it is well positioned as a vital and central component in the integrated management of cancer.

     In addition to providing important information regarding cancer diagnosis, prognosis, treatment determinants and patient follow-up, IMPATH also expects to be a major resource in providing information regarding cancer predisposition. As a result, IMPATH's expertise can direct and optimize all of the complex and multidisciplined decisions that must be made in the comprehensive management of a patient with cancer.

SALES AND MARKETING

     Sales Force. As of December 31, 1996, the Company's sales force consisted of 26 employees, including a Vice President of Sales, a Director of Sales, 3 full time Regional Managers and 21 sales representatives. The IMPATH sales force consists of highly trained individuals with extensive scientific backgrounds and successful sales records with health care companies. IMPATH believes that the technical and clinical knowledge of its sales force distinguishes it from other companies.

     Marketing Support. IMPATH supports its sales force with extensive customer service and marketing programs. Due to the technical and scientific complexity of IMPATH's business, the Company has established a strong interactive relationship with its clients. This relationship serves to increase the reliance of the client on IMPATH and is a significant tool for encouraging business growth within the current customer base. The marketing process, therefore, emphasizes educating physicians regarding the development of new technologies and the value of the information provided by IMPATH.

EMPLOYEES

     As of December 31, 1996, the Company had 159 full-time and 11 permanent part-time employees, of which 30 were management, administrative and clerical personnel, 31 were engaged primarily in marketing and sales activities and 109 were engaged in laboratory and related operations. None of the Company's employees is covered by collective bargaining agreements. The Company believes its employee relations are good.

OPERATIONS

     The Company's operations emphasize (i) customer service, including comprehensive detailed reports, and (ii) quality assurance procedures.

     Customer Service; Reports

     The Company emphasizes customer service, including the provision of a comprehensive detailed report to the referring physician after each analysis is completed. In general, the Company returns its completed analysis and report to the referring physician or clinician within 48 hours of receipt of the tissue specimen, compared with 14 days or more for academic institutions. The Company also employs several customer service representatives, who are responsible for inquiries made by referring physicians and provide support for the Company's sales staff.

     The Company's reports summarize the qualitative and quantitative result of each analysis, with each result being categorized as favorable, borderline or unfavorable. Supporting data for any DNA analyses are provided in a histogram. When appropriate, the report will include a brief interpretation by the Company's medical staff. On the back of each report, IMPATH provides information regarding the analyses performed and the basis for the medical staff's interpretation, including a description of each analysis, the range of results and selected references to the analyses in medical publications. These references serve to educate pathologists and clinicians, many of whom may not be familiar with the analyses performed by IMPATH, as well as to provide authoritative support for the accuracy and validity of such analyses. IMPATH's management believes that the Company's report format is superior to others in the industry.

     Quality Assurance

     IMPATH engages in quality control procedures, many of which are not in common practice. For instance, its facilities do not buy untested commercially available reagent test kits. Instead, each of IMPATH's reagents is selected from various suppliers based on an exhaustive in-house test of purity, batch-to-batch variability, potency and performance. IMPATH believes that its quality review procedures are unmatched in industry and other centers performing similar analyses. In addition, the quality assurance program of the Company's facilities includes close attention to the Company's Standard Operating Procedures, continuing education and technical training of technologists, statistical quality control of all analytical processes, instrument maintenance, and regular inspection by governmental agencies and the College of American Pathologists (the "CAP"). The Company's facilities are CAP accredited, certified by Medicare, licensed by New York State, the City of New York and the States of California and Arizona and licensed under the Clinical Laboratories Improvement Act of 1967 ("CLIA"). The Company believes it has obtained all licenses and permits required to operate its facilities.

     IMPATH follows the quality control and quality assurance procedures established by CLIA, the CAP and various New York, California, Arizona State and New York City agencies.

     The Company's New York and California facilities are supervised by medical directors whose qualifications meet all regulatory requirements. The Company's Arizona facility is supervised by a laboratory director whose qualifications meet all regulatory requirements governing the cytogenetics testing which is performed at the facility. Their primary role is to ensure the accuracy and quality of the Company's analyses. As a further quality assurance procedure, the Company occasionally undergoes peer review with third-party facilities, including Norris Cancer Center and Memorial Sloan-Kettering Cancer Center. The Company's most recent peer review occurred in January 1996, and the results of such peer review were satisfactory to the Company.

     The Company also participates in a number of proficiency testing programs under which, in general, the testing body submits pre-tested samples to a facility in order to measure the facility's results against the known proficiency test value. The proficiency programs are conducted by groups such as the CAP and state and federal government regulatory agencies. The CAP is an independent nongovernmental organization of board-certified pathologists which offers an accreditation program to which facilities can voluntarily subscribe. The CAP accreditation program involves both periodic inspections of the Company's facilities and participation in the CAP's proficiency testing program for all categories in which its facilities seek to attain or maintain accreditation.

COMPETITION

     The Company provides services in a segment of the health care industry that is highly fragmented and extremely competitive. The Company's actual or potential competitors include large university or teaching hospitals; large clinical laboratories that have substantially greater financial, marketing, logistical and laboratory resources than the Company; special purpose clinical laboratories that have limited test offerings and a highly focused product and marketing strategy; and the Company's customers or potential customers who may choose to perform services similar to those performed by the Company. It is anticipated that competition will continue to increase due to such factors as the perceived potential for commercial applications of biotechnology and the continued availability of investment capital and government funding for cancer-related research. According to the Health Care Financing Administration ("HCFA"), there are over 12,000 federally regulated clinical laboratories, including the 4,000 independent clinical laboratories, which might be deemed actual or potential competitors for the testing business of a cancer-treating physician. There are several large clinical laboratory companies which market a broad range of services nationally, and which have substantially greater financial, selling, logistical and laboratory resources than the Company. These companies typically offer hundreds of different tests. Management believes that these companies compete in general on quality, price and the time required to report results. They are in general not prepared to provide the type of intensive, highly technical, patient-specific service that IMPATH believes the market requires. In addition, management has identified a number of specialized clinical laboratories in the U.S. established since 1987 which have limited test offerings and a highly focused product and marketing strategy.

     Competitive factors aiding the Company's business include a highly skilled medical staff and a close relationship with founders and consultants who continue to provide new technologies, expertise and direction. IMPATH also has a highly trained and knowledgeable sales force and markets its services based on the quality of service to physicians, accuracy of test results and speed of turnaround (i.e., 48 hours for IMPATH's standard tests compared with 14 days or more for academic centers). Unlike IMPATH, sales forces of most clinical laboratories market hundreds of test services, making it more difficult for them to be thoroughly familiar with the clinical applications of the individual tests that they offer, particularly new clinical tests. In addition, academic institutions, which perform some of the same tests as the Company, typically do not have substantial financial and marketing resources and the pathology laboratories at large regional hospitals are generally dedicated to servicing their resident and affiliated physicians.

REIMBURSEMENT

     During 1994, 1995 and 1996, the Company received the following estimated percentages of its total revenues for diagnostic and prognostic services from the respective payors identified below:


             Payor                 Year Ended December 31,
          ----------               -----------------------
                                    1994     1995     1996
                                   ------   ------   ------
Hospitals                              45%      43%      37%
Private Insurance/Managed Care         29       29       35
Medicare                               22       24       25
Individual Patients                     4        4        3
                                     ----     ----     ----
     Total                            100%     100%     100%
                                     ====     ====     ====

     Medicare is a federal health insurance program that provides health insurance coverage for certain disabled persons, for persons aged 65 and older and for certain persons with end stage renal disease. Medicaid is the state administered and state and federally funded program for certain low income individuals. During the years ended December 31, 1994, 1995 and 1996, the Company recorded net revenues of approximately $2,207,000, $3,576,022 and $5,443,176, respectively, from Medicare and at the end of such periods accounts receivable from Medicare, net of allowance for doubtful accounts, were approximately $320,000, $578,000 and $1,687,192, respectively. To date, the Company has derived no revenues from the Medicaid program. As a participating provider, the Company bills Medicare for covered services and accepts Medicare reimbursement as payment in full for its services, subject to applicable copayments and deductibles.

     Revenues from analyses performed for other patients are derived principally from other third-party payors, including commercial insurers, Blue Cross/Blue Shield plans, health maintenance and preferred provider organizations and from hospitals (who in turn usually bill any third-party payors or patients). With respect to third-party payors, management has elected, to date, not to accept reimbursement rates set by such non-governmental third-party payors as payment in full. With respect to hospitals, management negotiates the terms of the transaction applicable to each arrangement.

     Reimbursement rates for some services of the type or similar to the type performed by the Company have been established by Medicare and some other third-party payors, but have not been established for all services or by all carriers with respect to any particular service. Most carriers, including Medicare, do not cover services they determine to be experimental or investigational, or otherwise not reasonable and necessary for diagnosis or treatment. However, a formal coverage determination is made with respect to relatively few new procedures. When such determinations do occur for Medicare purposes, they most commonly are made by the local Medicare carrier which processes claims for reimbursement within the carrier's geographic jurisdiction. The Company currently receives Medicare reimbursement through three Medicare carriers. Medicare may retroactively audit and review its payments to the Company, and may determine that certain payments for services must be repaid. With respect to other third-party payors, a positive coverage determination, or reimbursement without such determination, by one or more third-party payors does not assure reimbursement by other third-party payors. Significant disapprovals of payment for any of the Company's services by various carriers, reductions or delays in the establishment of reimbursement rates, and carrier limitations on the coverage of the Company's services or the use of the Company as a service provider could have a material adverse effect on the Company's future revenues.

     Medicare Payment for Physician Pathology Services. The services furnished by the Company are characterized for the purposes of the Medicare program as physician pathology services. As of January 1, 1992, all physician services, including pathology services, have been reimbursed by Medicare based on a new methodology known as the resource-based relative value scale ("RBRVS"), which was phased in over a four-year period. A Final Notice updating the RBRVS payment methodology, published November 25, 1992, as well as updates issued subsequently, have not had any significant effect on the Company's reimbursement rates. There have been proposals to reform the RBRVS system by using a single conversion factor rather than the current three and by making changes to the way in which fees are updated. The Company cannot predict whether any of the proposals will be enacted or what the potential impact of any of the proposed changes to the RBRVS will be on the Company's future Medicare reimbursement.

REGULATORY MATTERS

     As a provider of health care related services, the Company is currently subject to extensive and frequently changing federal, state and local regulations governing licensure, billing, financial relationships, referrals, conduct of operations, purchase of existing businesses, cost containment, direct employment of licensed professionals by business corporations and other aspects of the Company's business relationships. The various types of regulatory activity affect the Company's business either by controlling its growth, restricting licensure of the business entity or by controlling the reimbursement for services provided.

     Laboratory Licensure. The Company's facilities are certified or licensed under the federal Medicare program and CLIA, as amended by the Clinical Laboratory Improvement Amendments of 1988 ("CLIA '88"). Licensure is maintained under the clinical laboratory licensure laws of New York and California, where the Company's facilities are located. The Company believes it has obtained all material laboratory licenses required for its operations. In addition, the California facility is licensed by the federal Nuclear Regulatory Commission and both facilities are accredited by the CAP.

     The federal and state certification and licensure programs establish standards for the day-to-day operation of facilities, including, but not limited to, personnel and quality control. Compliance with such standards is verified by periodic inspections by inspectors employed by federal or state regulatory agencies. As of March 1996, clinical facilities with exceptional performance, i.e., no deficiencies and satisfactory proficiency testing, are eligible to participate in the Alternate Quality Assessment Survey, which is a self-survey for recertification instead of an on-site survey every two years. HCFA will continue to survey participating laboratories at least every four years, instead of every two, and will perform random on-site surveys every two years of a sample of laboratories using the new system, in order to verify the new system's effectiveness. In addition, federal regulatory authorities require participation in a proficiency testing program approved by the Department of Health and Human Services ("HHS") for each of the specialties and subspecialties for which a facility seeks approval from Medicare and licensure under CLIA '88 requires participation in proficiency testing programs which involve actual testing of specimens by the facility that have been prepared by an entity running an approved program for testing.

     The Final Rule implementing CLIA '88, published by HHS on February 28, 1992, became effective September 1, 1992. This Final Rule covers all laboratories in the United States, including the Company's facility. The Company has reviewed the Final Rule (and subsequent revisions thereto), including, among other things, the rule's requirements regarding facility administration, participation in proficiency testing, patient test management (including patient preparation, proper specimen collection, identification, preservation, transportation, processing and result reporting), quality control, quality assurance and personnel, for the types of analyses undertaken by the Company, and believes that it complies with these requirements. However, no assurances can be given that the Company's facilities will pass all future inspections conducted to ensure compliance with CLIA '88 or with any other applicable licensure or certification laws.

     Anti-Kickback/Self-Referral Regulations. The Social Security Act imposes criminal penalties and exclusion from the Medicare program upon persons who make or receive kickbacks, bribes or rebates in connection with the Medicare program. The anti-kickback rules prohibit providers and others from soliciting, offering, receiving or paying, directly or indirectly, any remuneration in return for either making a referral for a Medicare-covered service or item or ordering any such covered service or item. In order to provide guidance with respect to the anti-kickback rules, the Office of the Inspector General ("OIG") issued final regulations outlining certain "safe harbor" practices, which although potentially capable of inducing prohibited referrals, would not be prohibited if all applicable requirements are met. A relationship which fails to satisfy a safe harbor is not necessarily illegal, but could be scrutinized on a case-by-case basis. In February 1997, the OIG issued an interim rule regarding its recently mandated proposals for accepting and issuing advisory opinions on the anti-kickback rules.

     Because the anti-kickback rules have been broadly interpreted, they could limit the manner in which the Company conducts its business. The Company believes that it currently complies with the anti-kickback rules in planning its activities, and believes that its activities, even if not within a safe harbor, do not violate the anti-kickback statute. However, no assurance can be given regarding compliance in any particular factual situation. Exclusion of the Company from the Medicare program could result in a significant loss of reimbursement and have a significant adverse effect on the Company.

     Under another provision, known as the "Stark" law or "self-referral" prohibition, physicians who have an investment or compensation relationship with an entity furnishing clinical laboratory services (including pathology services) may not, subject to certain exceptions, refer clinical laboratory analyses for Medicare patients to that entity. Similarly, facilities may not bill Medicare or any other party for services furnished pursuant to a prohibited referral. Violation of these provisions may result in disallowance of Medicare claims for the affected analysis services, as well as the imposition of civil monetary penalties and program exclusion. Under the Stark law, a physician may make payments to a clinical laboratory in exchange for the facility's provision of clinical laboratory services and continue to refer Medicare patients to that laboratory, without the payments meeting any particular pricing standards. On August 14, 1995, HHS published the Final Rule, with comment, implementing the Stark law. Under the Final Rule, HCFA declined to interpret the OBRA '93 rule with respect to pricing standards. The Final Rule does make clear however, that supplies or services, other than clinical laboratory services, purchased by a physician from a clinical laboratory must be at fair market value.

     A number of states, including New York, California and Arizona have enacted prohibitions similar to the Stark law covering referrals of non-Medicare as well as Medicare business. These rules are very restrictive, prohibit submission of claims for payment for prohibited referrals and provide for the imposition of civil monetary and criminal penalties. The Company has no prohibited relationships with any of its referrers. However, the Company is unable to predict how these laws may be applied in the future, or whether the federal government or states in which the Company operates will enact more restrictive legislation or restrictions that could under certain circumstances impact the Company's operations.

     Any exclusion or suspension from participation in the Medicare program, any loss of licensure or accreditation, or any inability to obtain any required license or permit, whether arising from any action by HHS, any state or any other regulatory authority, would have a material adverse effect on the Company's business. Any significant civil monetary or criminal penalty resulting from such proceedings could have a material adverse effect on the Company.

     Fee-Splitting; Corporate Practice of Medicine. The laws of many states prohibit physicians from sharing professional fees with non-physicians and prohibit non-physician entities, such as the Company, from practicing medicine (including pathology) and from employing physicians to practice medicine (including pathology). The laws in most states regarding the corporate practice of medicine have been subjected to limited judicial and regulatory interpretation. The Company believes its current and planned activities do not constitute fee-splitting or violate any prohibition against the corporate practice of medicine. However, there can be no assurance that future interpretations of such laws will not require structural or organizational modifications of the Company's existing business. In addition, statutes in certain states in which the Company does not currently operate could require the Company to modify its structure.

     Food and Drug Administration. The Food and Drug Administration ("FDA") regulates certain monoclonal antibodies purchased by the Company but does not currently regulate the analytical services which are the Company's principal business. However, the FDA is currently reviewing issues concerning the use of monoclonal antibodies for analytical services and the decisions the FDA ultimately makes could impact the Company.

     Other. Certain federal and state laws govern the handling and disposal of medical specimens, infectious and hazardous wastes and radioactive materials. Failure to comply could subject an entity covered by these laws to fines, criminal penalties and/or other enforcement actions.

     Pursuant to the Occupational Safety and Health Act, facilities have a general duty to provide a workplace to their employees that is safe from hazard. Over the past few years, the Occupational Safety and Health Administration ("OSHA") has issued rules relevant to certain hazards that are found in facilities such as the Company's. Failure to comply with these regulations, other applicable OSHA rules or with the general duty to provide a safe work place could subject an employer, including a facility employer such as the Company, to substantial fines and penalties.

INSURANCE

     The Company is presently covered by general liability insurance in the amount of $6,000,000 per occurrence and $7,000,000 in the aggregate and has obtained professional liability insurance in the amount of $1,000,000 per occurrence and $3,000,000 in the aggregate for the Company's Medical Directors and other individuals who practice medicine in the course of their duties. The Company's liability insurance covers claims relating to the handling and disposal of medical specimens and infectious and hazardous waste, except in the event of malfeasance or fraud by the Company. Management believes that these amounts and types of coverage are adequate to protect the Company and its property against material loss.

                                    GLOSSARY

ANTIBODY: A protein molecule produced by the immune system that specifically binds with an antigen.

ANTIGEN: Any of a variety of materials that induce the body's immune system to produce antibodies.

BIOPSY:  Removal of tissue from the body for diagnostic reasons.

CANCER:  A generic term for any kind of malignant tumor.

CLINICAL:  Pertaining to the symptoms and course of a disease.

CYTOGENETICS: An analysis which evaluates genetic changes that occur at the chromosome level.

CYTOLOGY:  The study of cells.

DIAGNOSIS:  The process for deciding what disease is present.

DIPLOID: Having two sets of chromosomes (one set from each parent) as normally found in the somatic cells of higher organisms.

DNA:  Deoxyribonucleic acid.  The biochemical constituents of chromosomes.

EOSIN:  A pink/red cytoplasmic dye.

ESTROGEN RECEPTOR: A protein which specifically binds to estrogen and mediates its biological activity. When present in breast and other cancers, predicts response to hormonal therapy.

FINE NEEDLE ASPIRATE OR FNA: Specimen acquired through insertion of a thin needle into a lesion whereby cells are withdrawn using negative pressure.

FLOW CYTOMETRY: Method of analysis used to examine the staining of single cell suspensions by focusing a laser beam on each cell and measuring the emitted fluorescence.

HEMATOXYLIN:  A blue dye for staining cell nucleii.

HER-2/NEU: Oncoprotein (product of an oncogene); overexpression is a negative prognostic indicator in many cancers, including breast and ovarian carcinoma.

HISTOGRAM:  Two dimensional graph of data (i.e., content vs. cell number).

HORMONE: A chemical substance produced by an organ which has a specific regulatory effect on the activity of organs.

IMAGE ANALYZER: Instrument consisting of a microscope, camera and computer, used to quantify cellular components that have been marked or stained.

IMMUNOHISTOCHEMISTRY (IHC): Technique that uses antibodies to identify and mark antigens expressed by cells in tissues.

IN SITU-HYBRIDIZATION: Use of labeled fragments of DNA (probes) that can bind (hybridize) to specific, complementary sequences.

LYMPH NODES: Small nodular bodies scattered along the path of lymphatics. They produce and store white blood cells and filter harmful substances out of the system. They are often the first site of cancer metastases.

MICROMETASTASES: Presence of a small number of tumor cells, particularly in the lymph nodes and bone marrow, not readily detected by standard methods.

LYMPHOMA:  Any neoplasm of lymphoid tissue.

MONOCLONAL ANTIBODY: An antibody produced by a single clone of cells comprising a single species of antibody molecules. Reacts with only one antigen.

MUTATION: An event which changes the structure of DNA in chromosomes; mutations can often be seen in cancer cells.

NEOPLASM: The uncontrolled growth of cells resulting in a mass (tumor); often refers to cancer.

ONCOGENE: Abnormal genes derived from proto-oncogenes (normal counterparts); are associated with many cancers.

ONCOLOGY:  The study of cancer.

P53: A tumor suppressor gene. Mutations in the p53 gene are associated with many different cancers, and are related to cancer progression.

PATHOLOGY: That branch of medicine which studies essential nature of disease, especially the structural and functional changes in tissues and organs of the body which cause or are caused by disease.

PLOIDY:  The number of chromosomal sets, e.g., diploid.

PROGNOSTIC:  Referring to potential future behavior of a disease.

PROGESTERONE RECEPTOR: A protein which specifically binds to progesterone and mediates its biological activity. When present in breast and other cancers, predicts response to hormonal therapy.

PROLIFERATION:  Cell cycle kinetics, reproduction or multiplication of a cell.

RB: The first tumor suppressor gene described; associated with the childhood tumor retinoblastoma, as well as many other types of cancers.

RNA: Ribonucleic acid. A nucleic acid found in all living cells and one of the major chemical constituents of nucleoli and ribosomes; involved in the transmission of genetic information from DNA to proteins.

SARCOMA:  A malignant neoplasm derived from connective tissues.

SENSITIVITY: In IHC, the ability of an antibody to detect the presence of an antigen, particularly at low antigen levels.

SERUM:  Fluid component of blood (noncellular).

SPECIMEN: Material sent in for evaluation, biopsy (tissue) or cell suspensions (body fluids).

STAINING: To apply reagents to cells in order to impart color to specific components.

TAXOL: A chemotherapeutic agent (derived from the bark of the yew tree) having broad anti-tumor activity.

TUMOR: A swelling or enlargement; a growth or neoplasm, often referring to cancer.

TUMOR SUPPRESSOR GENE: A gene involved in the normal growth regulation of cells. Abnormalities (mutations) of tumor suppressor genes are associated with the cause and progression of cancer based on abnormal cell growth.

ITEM 2.  PROPERTIES.

     The Company's main facility and executive offices are located at 1010 Third Avenue, New York, New York, where the Company leases approximately 10,300 square feet of space under four leases expiring in August 1999. The leases provide for minimum aggregate annual rental payments of approximately $278,000. The Company is also required to pay for repairs, property taxes and insurance relating to this facility. The Company believes that its facility is well maintained, in good operating condition and is adequate for its current needs. The Company believes that it can renew its leases or enter into a new lease for equivalent space on commercially reasonable terms.

     The Company's California facility and offices are located at 5230 Pacific Concourse Drive, Los Angeles, California, where the Company has entered into a lease expiring November 2000 for approximately 16,400 square feet of space. This facility commenced operations in December 1995. The lease provides for minimum annual rental payments of approximately $281,000. The Company is also required to pay for repairs, property taxes and insurance relating to this facility.

     The Company's Arizona facility and offices are located at 810 E. Hammond Avenue, Phoenix, Arizona, where the Company leases approximately 11,200 square feet of space under a lease which expires September 2006. The Company commenced operations at this facility in January 1997, when it completed its acquisition from Oncogenetics, Inc. The lease provides for minimum annual rental payments of approximately $90,000. The Company is also responsible for all maintenance, property taxes and insurance relating to the facility.

ITEM 3.  LEGAL PROCEEDINGS.

     From time to time, the Company is a party to various legal proceedings incidental to its business. The Company believes that none of these legal proceedings will have a material adverse effect on the Company's financial position, results of operations or liquidity.

ITEM 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

     Not applicable.
                                    PART II


ITEM 5.   MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

          The Company's Common Stock trades on the Nasdaq Stock Market under the symbol "IMPH". The following table sets forth the range of high and low sales prices per share for the Common Stock for the period from February 21, 1996 (the first day the Company's Common Stock was publicly traded) through December 31, 1996.

                                                High Sale  Low Sale
                                                ---------  --------

FISCAL 1996
 First Quarter (beginning February 21, 1996)..    $16 1/4   $12 3/4
 Second Quarter...............................     18 3/4    14
 Third Quarter................................     18 3/8    10 1/2
 Fourth Quarter...............................     19 1/4    10 1/2


     On March 6, 1997, the last sale price of the Common Stock as reported on the Nasdaq Stock Market was $19.00.

     As of March 17, 1997, there were approximately 66 record holders of the Common Stock. No dividends have been declared on the Common Stock since the Company was organized.

ITEM 6.   SELECTED FINANCIAL DATA.

     The following table sets forth selected consolidated financial and operating data of the Company as of December 31 in each of 1992 through 1996 and for each of the years in the five-year period ended December 31, 1996. The consolidated statement of operations and balance sheet data as of December 31 in each of 1992 through 1996 and for each of the years in the five-year period ended December 31, 1996 have been derived from the Company's audited consolidated financial statements of which such financial statements as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 and the notes thereto are included in Item 14(a) of this Annual Report on Form 10-K. The historical financial data should be read in conjunction with and are qualified in their entirety by reference to the

                                                                              30
consolidated financial statements of the Company and the related notes thereto and Item 7 of this Annual Report on Form 10-K.

                                                                                     YEAR ENDED DECEMBER 31,
                                                                            1992     1993     1994      1995     1996
                                                                          --------  -------  -------  --------  -------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)

CONSOLIDATED STATEMENT OF OPERATIONS DATA:
  Total revenues  .....................................................     $4,993    7,042   10,014    14,714   21,965
  Operating expenses:
    Salaries and related costs  .......................................      2,668    4,162    4,682     6,830    9,432
    Selling, general and administrative  ..............................      2,298    3,805    4,351     6,863    9,895
                                                                            ------   ------   ------   -------   ------
  Total operating expenses  ...........................................      4,966    7,967    9,033    13,693   19,327
                                                                            ------   ------   ------   -------   ------
  Income (loss) from operations  ......................................         27     (925)     981     1,021    2,638
  Other income (expense)  .............................................         29        2      (15)       22    1,030
                                                                            ------   ------   ------   -------   ------
  Income (loss) before income tax expense  ............................         56     (923)     966     1,043    3,668
  Income tax expense  .................................................         24       19       98         0    1,621
                                                                            ------   ------   ------   -------   ------
  Net income (loss)  ..................................................         32     (942)     868     1,043    2,047
  Accrued dividends on Preferred Stock(1)  ............................       (314)    (371)    (427)     (478)     (82)
                                                                            ------   ------   ------   -------   ------
  Net income (loss) available to common stockholders  .................     $ (282)  (1,313)     441       565    1,965
                                                                            ======   ======   ======   =======   ======
  Pro forma net income per common share(2)(3)  ........................                                   $.31      .38
                                                                                                       =======   ======
  Pro forma weighted average common and common equivalent shares
   outstanding(2)  ....................................................                                  3,371    5,404
                                                                                                       =======   ======

(1) Reflects dividends accrued on the Preferred Stock. Dividends earned prior to February 10, 1995 were forgiven in conjunction with the issuance of Series D Preferred Stock. Dividends accrued from February 10, 1995 in the amount of $560,000 were paid and ceased to accrue upon conversion of the Preferred Stock on February 26, 1996.
(2) Pro forma weighted average shares outstanding give effect to the conversion of the outstanding shares of Preferred Stock into shares of Common Stock in accordance with the terms thereof on February 26, 1996 and reflect the 1-for-2.8218735 reverse split of the outstanding shares of Common Stock.
(3) Does not reflect $560,000 in dividends accrued on the Preferred Stock from February 10, 1995, which dividends were paid and ceased to accrue upon conversion of the Preferred Stock on February 26, 1996.


                                                         YEAR ENDED DECEMBER 31,
                                                  1992     1993    1994    1995    1996
                                                 -------  ------  ------  ------  ------
                                                         (DOLLARS IN THOUSANDS)
SELECTED CONSOLIDATED OPERATING
DATA:
  Revenues  ..................................   $ 4,993   7,042  10,014  14,714  21,965
  Number of cases reported  ..................    15,136  24,812  33,618  43,287  55,539
  Number of hospitals served  ................       817     959   1,021   1,118   1,360
  Cases per hospital served  .................        19      26      33      39      41

                                                                              31

                                                                                      DECEMBER 31,
                                                                          1992     1993     1994    1995    1996
                                                                        --------  -------  -------  -----  ------
                                                                                     (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA
  Working capital ..................................................    $ 1,429    1,736    2,500   3,622  30,768
  Total assets......................................................      2,221    3,152    4,144   9,261  37,581
  Long-term liabilities, net of current portion.....................         --      120      241   1,130   1,430
  Redeemable preferred stock........................................      4,352    5,979    6,407      --      --
  Total stockholders' equity (deficiency)...........................     (2,464)  (3,741)  (3,266)  5,655  33,638

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

                   YEAR ENDED DECEMBER 31, 1996 COMPARED WITH
                          YEAR ENDED DECEMBER 31, 1995

     The Company's total revenues in 1996 and 1995 were $21,965,000 and $14,714,000, respectively, representing an increase of $7,251,000, or 49.3% in 1996. This growth was primarily attributable to a 28.3% increase in case volume resulting from increased sales and marketing activities. In addition, revenue realization per case increased due to payor mix and product mix changes toward cases that carry a higher reimbursement rate.

     Salaries and related costs in 1996 and 1995 were $9,432,000 and $6,830,000, respectively, representing an increase of $2,602,000, or 38.1%, in 1996. This increase was primarily attributable to a 32.5% increase in personnel headcount associated with case volume growth as well as personnel costs incurred in connection with the Company's expansion. As a percentage of total revenues, salaries and related costs decreased to 42.9% in 1996 from 46.4% in 1995.

     Selling, general and administrative expenses in 1996 and 1995 were $9,895,000 and $6,863,000, respectively, representing an increase of $3,032,000, or 44.2%, in 1996. The primary component of this increase was an increase in bad debt expense of approximately $854,000 associated with increased revenues, specifically generated from third-party billing. Third-party revenues have historically had a higher bad debt rate than institutional revenues. Case volume growth necessitated an increase of $387,000 in laboratory supplies and consulting and a $268,000 increase in auto and courier expenses.

     In addition, rent expense and depreciation and amortization costs increased $348,000 and $422,000, respectively, due to the establishment of the Company's California facility and the development of new clinical and billing operating systems. Additional depreciation costs also resulted from the Company's expansion and database development activities. The Company also incurred an additional $283,000 in higher travel and marketing costs associated with its expanded sales, marketing and investor relation activities. As a percentage of total revenues, selling, general and administrative costs decreased to 45.0% in 1996 from 46.6% in 1995.

     Income from operations in 1996 and 1995 was $2,638,000 and $1,021,000, respectively, representing an increase of $1,617,000, or 158.4%, in 1996. The 1996 figure reflects the effect on operating income of increased revenue growth and a decrease in operating expenses as a percentage of revenue from 93.1% in 1995 to 88.0% in the 1996 period.

     Other income, net for 1996 and 1995 was $1,030,000 and $22,000, respectively, representing an increase of $1,008,000 in 1996. The increase was the result of income generated from trading gains on marketable securities using the proceeds of the Company's initial public offering of common stock in February 1996, partially offset by increased interest expense due to additional capital lease obligations.

     The tax provision for 1996 of approximately $1,621,000 reflects federal, state and local income tax expense. For 1995, the Company utilized its remaining net operating losses and recorded deferred tax assets to the extent of taxes that it had expected to pay on estimated 1995 taxable earnings. Management believes that realization of such deferred assets was more likely than not. As such, it estimated its annual effective tax rate for 1995 to be zero.

     As a result, net income in 1996 and 1995 was $2,047,000 and $1,043,000, respectively, representing an increase of $1,004,000, or 96.3% in 1996. As a percentage of total revenues, net income increased to 9.3% in 1996 from 7.1% in 1995.


                   YEAR ENDED DECEMBER 31, 1995 COMPARED WITH
                          YEAR ENDED DECEMBER 31, 1994

     The Company's total revenues in 1995 and 1994 were $14,714,000 and $10,014,000, respectively, representing an increase of $4,700,000 or 46.9% in 1995. This growth was primarily attributable to a 28.8% increase in case volume resulting from increased sales and marketing activities. In addition, revenue realization per case increased due to product mix changes towards cases which carry a higher reimbursement rate.

     Salaries and related costs in 1995 and 1994 were $6,830,000 and $4,682,000, respectively, representing an increase of $2,148,000, or 45.9% in 1995. This increase was the result of increased personnel, as well as personnel costs incurred in connection with the establishment of the Company's California facility. As a percentage of total revenues, salaries and related costs decreased to 46.4% in 1995 from 46.8% in 1994.

     Selling, general and administrative expenses in 1995 and 1994 were $6,863,000 and $4,351,000, respectively, representing and increase of $2,512,000, or 57.7%, in 1995. The largest component of this increase was an increase in bad debt expense of approximately $784,000 associated with higher revenues and particularly revenue generated from third-party billing, which has historically had a higher bad debt rate than institutional billing. In addition, depreciation expense and equipment related rental and service costs increased by $390,000 and $133,000, respectively, due to planned laboratory and office equipment additions. The Company also incurred higher travel and recruitment expenses associated with its expanded sales, marketing and database development actives.

     Income from operations in 1995 and 1994 was $1,021,000 and $981,000, respectively, representing an increase of $40,000, or 4.1%, in 1995. The 1995 figure reflects approximately $785,000 of operating expenses incurred in connection with the establishment of the Company's California facility. As a percentage of total revenues, income from operations decreased to 6.9% in 1995 from 9.8% in 1994 as a result of the previously noted increase in the provision for bad debts and due to the increase in operating expenses associated with the start-up of the California facility.

     In 1995, the Company's operating activities provided approximately $515,000 in cash and the Company used approximately $737,000 for capital expenditures. IMPATH financed its deferred registration costs and capital expenditures through its operating activities, proceeds of approximately $1,912,000 from the issuance of preferred stock in February 1995 and bank loans in the principal amount of $300,000.

     As a result, net income in 1995 and 1994 was $1,043,000 and $868,000, respectively, representing an increase of $175,000, or 20.2%, in 1995. As a percentage of total revenues, net income decreased to 7.1% in 1995 from 8.7% in 1994.

LIQUIDITY AND CAPITAL RESOURCES

     Since inception, the Company has financed its operations through its February 1996 initial public offering, the private issuance of convertible preferred stock, secured term loans and operating and capital equipment leases. Since its inception, the Company has raised approximately $32,500,000 of capital through the initial public offering of Common Stock and private placements of Preferred Stock, all of which was converted into Common Stock at the closing of the public offering. The Company's working capital and capital expenditure needs have increased and are expected to continue to increase as the Company expands its existing facilities and pursues its growth strategy. See "Business Company Strategy-Geographic Expansion."

     The Company's cash and cash equivalent balances at December 31, 1996 and December 31, 1995 were $942,000 and $1,513,000, respectively, representing a decrease of $571,000 in 1996. In addition, the Company has invested approximately $23,395,000 in a portfolio of fixed income securities actively managed by a Wall Street investment firm. The increase was primarily attributable to approximately $26,000,000 of net proceeds from the initial public offering of the Company's common stock, which was consummated on February 26, 1996.

     For the year ended December 31, 1996, the Company used net cash in operating activities of approximately $24,553,000. This resulted from an investment in marketable trading securities of approximately $23,395,000 and an increase in accounts receivable net of allowance for bad debt of approximately $3,252,000 due to rapid sales growth. In addition, the Company reduced its accounts payable and accrued expenses by $382,000. These uses were partially offset by higher net income.

     In August 1996, the Company renewed its line of credit at an aggregate amount of $2,500,000 with The Chase Manhattan Bank. Borrowing under the line will bear interest at The Chase Manhattan Bank's prime rate. The availability of the line of credit is subject to the execution of such additional documentation as The Chase Manhattan Bank may request. As of December 31, 1996, the Company had not drawn on the line of credit.

     At December 31, 1996, the Company had working capital of approximately $30,768,000. The Company's capital expenditures through December 31, 1996 in connection with the establishment of its California facility were approximately $1,160,000, which were partially financed through capital equipment leases, a $300,000 secured term loan, and a $145,200 leasehold improvement allowance from the landlord. The Company prepaid the balance of the $300,000 secured term loan with the proceeds from the initial public offering.

     The Company's growth strategy is anticipated to be financed through the net proceeds from the initial public offering, its current cash resources and existing third-party credit facilities. The Company believes the combination of these sources will be sufficient to fund its operations and satisfy the Company's cash requirements for the next 12 months and the foreseeable future. There may be circumstances, however, that would accelerate the Company's use of proceeds from the initial public offering. If this occurs, the Company may, from time to time, incur additional indebtedness or issue, in public or private transactions, equity or debt securities. However, there can be no assurance that suitable debt or equity financing will be available to the Company.

IMPACT OF INFLATION AND CHANGING PRICES

     The impact of inflation and changing prices on the Company has been primarily limited to salary, laboratory and operating supplies and rent increases and has not been material to date to the Company's operations. In the future, the Company may not be able to raise the prices for its cases by an amount sufficient to cover the cost of inflation, although the Company is responding to these concerns by attempting to increase the volume and adjust the product mix of its business.


ITEM 8.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     For information concerning this item, see Item 14(a) below.


ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     Not Applicable.


                                    PART III


ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

     For information concerning this item, see text under the caption "Election of Directors" and "Executive Officers" in the 1997 Proxy Statement of the Company (the "Proxy Statement") to be filed subsequent to the filing of this Annual Report on Form 10-K, which information is incorporated herein by reference.


ITEM 11.  EXECUTIVE COMPENSATION.

     For information concerning this item, see text under the captions "Executive Compensation," "Compensation of Directors," "Compensation Committee Interlocks and Insider Participation," "Performance Graph" and "Report of the Compensation Committee" in the Proxy Statement, which information is incorporated herein by reference.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     For information concerning this item, see text under the captions "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management" in the Proxy Statement, which information is incorporated herein by reference.


ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     For information concerning this item, see text under the caption "Certain Relationships and Related Transactions" in the Proxy Statement, which information is incorporated herein by reference.


                                    PART IV


ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

     (a) (1)  Financial Statements:

     The financial statements of the Company contained in this Annual Report on Form 10-K are listed in the attached Index to Financial Statements.

         (2)  Financial Statement Schedules:

     All schedules have been omitted because they are inapplicable or the information is provided in the consolidated financial statements, including the notes thereto.

         (3)   Exhibits:

     The exhibits required filed as part of this Annual Report on Form 10-K are listed in the attached Index to Exhibits. Exhibits 10.2 and 10.3 are the management contracts and compensatory plans or arrangements required to be filed as part of this Annual Report on Form 10-K.

     (b)   Current Reports on Form 8-K:

          None.

                               POWER OF ATTORNEY


     The Registrant and each person whose signature appears below hereby appoint each of Anu D. Saad, Ph.D. and John P. Gandolfo as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more amendments to this Annual Report on Form 10-K, which amendments may make such changes in this Report as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Report with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  March 31, 1997

                              IMPATH INC.


                              By /s/ Anu D. Saad
                                ----------------------------------
                                     Anu D. Saad, Ph.D.
                                     President and Chief
                                     Executive Officer


     Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Dated:  March 31, 1997        By /s/ Anu D. Saad
                                -------------------------------------
                                     Anu D. Saad, Ph.D.
                                     President, Chief Executive
                                     Officer and Director

Dated:  March 31, 1997        By /s/ John P. Gandolfo
                              -------------------------------------
                                    John P. Gandolfo
                                    Executive Vice President, Chief
                                    Financial Officer and Principal
                                    Accounting Officer



Dated:  March 31, 1997        By /s/ John L. Cassis
                                -------------------------------------
                                    John L. Cassis
                                    Chairman of the Board
                                    and Director

Dated:  March 31, 1997        By /s/ Richard J. Cote
                                -------------------------------------
                                    Richard J. Cote, M.D
                                    Director


Dated:  March 27, 1997        By /s/ Richard Kessler
                                _____________________________________
                                    Richard Kessler
                                    Director


Dated:  March 31, 1997        By /s/ Joseph A. Mollica
                                -------------------------------------
                                    Joseph A. Mollica, Ph.D.
                                    Director


Dated:  March __, 1997        By_____________________________________
                                    Marcy H. Shockey
                                    Director


Dated:  March 31, 1997        By /s/ David B. Snow, Jr.
                                _____________________________________
                                    David B. Snow, Jr.
                                    Director

                   Index to Consolidated Financial Statements
                   ------------------------------------------




Independent Auditors' Report
Consolidated Balance Sheets as of December 31, 1995 and 1996
Consolidated Statements of Operations for the years ended December 31,
 1994, 1995 and 1996
Consolidated Statements of Cash Flows for the years ended
 December 31, 1994, 1995 and 1996
Consolidated Statements of Stockholders' Equity (Deficiency) for the
 years ended December 31, 1994, 1995 and 1996
Notes to Consolidated Financial Statements

                         IMPATH INC. AND SUBSIDIARIES

                       Consolidated Financial Statements

                           December 31, 1995 and 1996


                  (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Impath Inc.:


We have audited the accompanying consolidated balance sheets of Impath Inc. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Impath Inc. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                                   KPMG Peat Marwick LLP


February 14, 1997

                          IMPATH INC. AND SUBSIDIARIES
                          Consolidated Balance Sheets
                           December 31, 1995 and 1996

                         ASSETS                                                            1995         1996
                                                                                       ------------  -----------
Current assets:
  Cash and cash equivalents                                                             $1,512,695      941,903
  Marketable trading securities                                                                 --   23,395,398
  Accounts receivable, net of allowance for doubtful
    accounts of $1,485,375 in 1995 and $2,732,041 in 1996                                3,807,376    7,059,812
  Prepaid expenses                                                                         214,245      152,846
  Deferred tax assets, net                                                                 505,000    1,359,285
  Other current assets                                                                      59,116      371,753
                                                                                        ----------   ----------
      Total current assets                                                               6,098,432   33,280,997

Fixed assets, less accumulated depreciation and amortization                             2,305,739    3,391,965
Deposits and other assets                                                                   79,961       98,878
Deferred registration costs                                                                746,462           --
Intangible assets, net of accumulated amortization of $1,246 in 1995 and
  $22,431 in 1996                                                                           30,727      809,542
                                                                                        ----------   ----------

      Total assets                                                                      $9,261,321   37,581,382
                                                                                        ==========   ==========

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of loan payable-bank                                                  $  100,000           --
  Current portion of capital lease obligations                                             321,125      704,399
  Accounts payable                                                                       1,013,537      742,020
  Income taxes payable                                                                      78,415      692,193
  Accrued expenses                                                                         485,195      374,761
  Accrued dividends payable                                                                478,000           --
                                                                                        ----------   ----------

      Total current liabilities                                                          2,476,272    2,513,373
                                                                                        ----------   ----------

Capital lease obligations, net of current portion                                          946,723    1,430,104
Loan payable - bank, net of current portion                                                183,333           --
Stockholders' equity:
  Convertible preferred stock:
    Series D 8% Convertible Participating Preferred Stock, $.01 par value.
                Authorized, issued and outstanding 1,612,904 shares in 1995
                (aggregate involuntary liquidation value $2,142,000)                     1,911,879           --
    Series C 8% Convertible Preferred Stock, $.01 par value.  Authorized, issued and outstanding 3,035,320 shares in 1995 (aggregate
                involuntary liquidation value $2,925,000)                                2,702,546           --
    Series B 8% Convertible Preferred Stock, $.01 par value.  Authorized, issued and outstanding 668,182 shares in 1995 (aggregate
                involuntary liquidation value $630,000)                                    562,952           --
    Series A 8% Convertible Preferred Stock, $.01 par value.  Authorized, issued and outstanding 1,876,318 shares in 1995 (aggregate
                involuntary liquidation value $1,527,000)                                1,387,908           --
  Common stock, $.005 par value.  Authorized 20,000,000 shares;
    455,007 and 5,322,286 shares issued in 1995 and 1996,
    respectively; 447,919 and 5,315,198 shares outstanding
    in 1995 and 1996, respectively                                                           2,275       26,611
  Additional paid-in capital                                                                11,447   32,357,260
    (Accumulated deficit) retained earnings                                               (548,672)   1,498,878
                                                                                        ----------  -----------
                                                                                         6,030,335   33,882,749
  Less:
    Cost of 7,088 shares of common stock held in treasury                                     (100)        (100)
    Notes receivable from stockholders                                                     (31,335)     (28,421)
    Deferred compensation                                                                 (343,907)    (216,323)
                                                                                         ----------  ----------
Commitments

      Total stockholders' equity                                                         5,654,993    33,637,90
                                                                                        ----------   ----------
      Total liabilities and stockholders' equity                                        $9,261,321   37,581,382
                                                                                        ==========   ==========
See accompanying notes to consolidated financial statements.


                         IMPATH INC. AND SUBSIDIARIES

                     Consolidated Statements of Operations

                  Years ended December 31, 1994, 1995 and 1996

                                                                       1994          1995         1996
                                                                   -----------  ------------  ------------
Revenues:
  Net diagnostic and prognostic services                            $ 9,888,084   14,578,326     21,755,193
  Contract laboratory services                                          126,258      135,238        210,270
                                                                    -----------   ----------    -----------

      Total revenues                                                 10,014,342   14,713,564     21,965,463
                                                                    -----------   ----------    -----------

Operating expenses:
 Salaries and related costs                                           4,681,992    6,830,210      9,432,397
 Selling, general and administrative                                  4,351,038    6,862,503      9,895,084
                                                                     ----------   ----------     ----------

      Total operating expenses                                        9,033,030   13,692,713     19,327,481
                                                                     ----------   ----------    -----------
      Income from operations                                            981,312    1,020,851      2,637,982

Interest income                                                          16,466      102,711        506,086
Interest expense                                                        (31,427)     (80,373)      (224,112)
Gains on trading marketable securities (including
 unrealized gains of $80,720)                                               --           --         747,903
                                                                     ----------   ----------     ----------

      Income before income tax expense                                  966,351    1,043,189      3,667,859

  Income tax expense                                                     97,921          --       1,620,309
                                                                     ----------   ----------     ----------
      Net income                                                        868,430    1,043,189      2,047,550

Accrued dividends on preferred stock                                  (427,121)     (478,000)       (82,346)
                                                                    ----------    ----------     ----------

Net income available to common stockholders                          $ 441,309       565,189      1,965,204
                                                                    ==========    ==========     ==========
Pro forma net income per share                                                         $0.31           0.38
                                                                                  ==========     ==========

Pro forma weighted average common and
 common equivalent shares outstanding                                              3,371,000      5,404,000
                                                                                  ==========     ==========

          See accompanying notes to consolidated financial statements.

                         IMPATH INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                 Years ended December 31, 1994, 1995 and 1996


                                                                          NONREDEEMABLE
                                                                           CONVERTIBLE             ADDITIONAL
                                                 COMMON STOCK            PREFERRED  STOCK            PAID-IN
                                              -------------------     ---------------------          CAPITAL
                                             SHARES        AMOUNT      SHARES        AMOUNT        (DEFICIENCY)
                                             -------       ------      ------        ------        ------------

Balance at December 31, 1993                 425,824      $  2,129           -     $       -          (1,282,673)

Common shares issued as
 compensation
 for services rendered                        13,289            66           -             -              33,683
Accrual of preferred stock
 dividends on redeemable
 preferred stock                                   -             -           -             -            (427,121)

Net income for the year
 ended December 31, 1994                           -             -           -             -                   -
                                            --------     ---------   ----------  -----------          ----------

Balance at December 31, 1994                 439,113         2,195           -             -          (1,676,111)

Common shares issued upon
 exercise of stock options                     6,443            33           -             -               6,122
Common shares issued as
 compensation for services rendered            9,451            47           -             -              23,959
Preferred stock issuance                           -             -   1,612,904     1,911,879                   -
Accrual of preferred stock
 dividends on redeemable
 preferred stock                                   -             -           -             -             (46,808)
Restructuring of redeemable preferred
 stock in conjunction with
 Series D preferred stock issuance                 -             -   5,579,820     4,653,406           1,799,909
Accrual of preferred stock dividends               -             -           -             -            (478,000)
Compensation associated
 with issuance of options                          -             -           -             -             382,376
Amortization of deferred compensation              -             -           -             -                   -
Repayments of loans to stockholders                -             -           -             -                   -
Net income for the year
 ended December 31, 1995                           -             -           -             -                   -
                                             -------      --------   ---------    ----------           ---------

Balance at December 31, 1995                 455,007         2,275   7,192,724     6,565,285              11,447

Common shares issued upon
 exercise of stock options                    75,846           379                                       124,302
Accrual of preferred stock
 dividends on  redeemable
 preferred stock                                                                                         (82,346)
Conversion of redeemable
 preferred stock into
 common stock                              2,548,933        12,745  (7,192,724)   (6,565,285)          6,552,540
Common shares issued in
 the initial public
 offering                                  2,242,500        11,212                                    25,726,054
Compensation associated
 with issuance of options
  to nonemployees                                                                                         25,263
Amortization of deferred
 compensation
Repayment of loans to
 stockholders
Net income for the year
 ended December 31,1996                                                      -             -
                                           ---------     ----------  ---------     ---------        ------------
Balance at December 31,
 1996                                      5,322,286     $  26,611           -    $        -          32,357,260
                                           =========     ==========  =========     =========        ============




                                          (ACCUMULATED                  NOTES
                                            DEFICIT)                  RECEIVABLE
                                            RETAINED      TREASURY      FROM           DEFERRED
                                            EARNINGS       STOCK     STOCKHOLDERS    COMPENSATION        TOTAL
                                            --------     ---------   ------------    ------------      -----------

Balance at December 31, 1993                (1,282,673)       (100)              -             -         (3,740,935)

Common shares issued as
 compensation
 for services rendered                               -             -             -             -             33,749
Accrual of preferred stock
 dividends on redeemable
 preferred stock                                     -             -             -             -           (427,121)

Net income for the year
 ended December 31, 1994                       868,430             -             -             -            868,430
                                              ---------     --------     ---------    ----------         ----------

 Balance at December 31, 1994               (1,591,861)         (100)            -             -         (3,265,877)

Common shares issued upon
 exercise of stock options                           -             -             -             -              6,155
Common shares issued as
 compensation for services rendered                  -             -             -             -             24,006
Preferred stock issuance                             -             -       (33,085)            -          1,878,794
Accrual of preferred stock
 dividends on redeemable
 preferred stock                                     -             -             -             -            (46,808)
Restructuring of redeemable preferred
 stock in conjunction with
 Series D preferred stock issuance                   -             -             -             -          6,453,315
Accrual of preferred stock dividends                 -             -             -             -           (478,000)
Compensation associated
 with issuance of options                            -             -             -      (382,376)                -
Amortization of deferred compensation                -             -             -        38,469             38,469
Repayments of loans to stockholders                  -             -             -             -              1,750
Net income for the year
 ended December 31, 1995                     1,043,189             -             -                        1,043,189
                                             ---------     ---------    ---------     ----------        -----------

Balance at December 31, 1995                  (548,672)         (100)     (31,335)      (343,907)         5,654,993

Common shares issued upon
 exercise of stock options                                                                                  124,681
Accrual of preferred stock
 dividends on  redeemable
 preferred stock                                                                                            (82,346)
Conversion of redeemable
 preferred stock into
 common stock                                                                                                     -
Common shares issued in
 the initial public
 offering                                                                                                25,737,266
Compensation associated
 with issuance of options
  to nonemployees                                                                                            25,263
Amortization of deferred
 compensation                                                                                               127,584

Repayment of loans to
 stockholders                                                               2,914                             2,914
Net income for the year
 ended December 31,1996                      2,047,550                                                    2,047,550
                                             ---------     ---------   ---------       ----------       -----------
Balance at December 31,
 1996                                        1,498,878          (100)     (28,421)      (216,323)        33,637,905
                                             =========     =========   ==========      =========       ============

See accompanying notes to consolidated financial statements.

                          IMPATH INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows
                  Years ended December 31, 1994, 1995 and 1996

                                                                           1994              1995               1996
                                                                       --------------     -----------      -------------
 Cash flows from operating activities:
  Net income                                                         $   868,430          1,043,189          2,047,550
  Adjustments to reconcile net income to net cash
  (used in) provided by operating activities:
   Depreciation and amortization                                         154,992            395,901            786,852
   Provision for uncollectible accounts receivable                       797,126          1,580,733          2,434,511
   Non-cash compensation                                                      --             38,469            152,847
  Deferred tax benefit                                                        --           (505,000)          (854,285)
  Changes in assets and liabilities (net of the effects
  of the acquisition of OncoCare in 1995):
   Increase in accounts receivable                                    (1,688,692)        (2,812,333)        (5,686,947)
   Increase in prepaid expenses
    and other current assets                                              (2,759)          (150,254)          (251,238)
   Increase (decrease) in deposits and other assets                        9,276            (30,833)           (18,917)
   Net purchase of marketable trading securities                              --                 --        (23,395,398)
   (Decrease) increase  in accounts payable/accrued expenses            (175,270)           891,634           (381,951)
   Increase in income taxes payable                                           --             63,401            613,778
                                                                     -----------        -----------        -----------

     Total adjustments                                                  (899,809)          (528,282)       (26,600,748)
                                                                     -----------        -----------        -----------

Net cash provided by (used in) operating activities                      (31,379)           514,907        (24,553,198)
                                                                     -----------        -----------        -----------

Cash flow from investing activities:
  Acquisition of OncoCare, net of cash acquired                               --            (19,955)               --
  Acquisition of other intangibles                                            --                 --           (800,000)
  Capital expenditures                                                  (217,028)          (737,239)          (434,324)
                                                                     -----------        -----------        -----------

Net cash used in investing activities                                   (217,028)          (757,194)        (1,234,324)
                                                                     -----------        -----------        -----------
Cash flows from financing activities:
  Issuance of common stock                                                33,749             30,161         25,861,947
  Decrease (increase) of registration costs                                   --           (746,462)            76,462
  Issuance of preferred stock                                                 --          1,911,879                 --
  Payment of dividends on preferred stock                                     --                 --           (560,346)
  Proceeds from bank loan                                                100,000            300,000                 --
  Repayments of bank loan                                                     --           (164,667)          (283,333)
  Payments of capital lease obligations                                  (40,992)          (159,911)          (550,914)
  Issuance of loans to stockholders                                           --            (33,085)                --
  Repayments of loans to stockholders                                         --              1,750              2,914
                                                                     -----------        -----------        -----------
Net cash provided by financing activities                                 92,757          1,139,665         25,216,730
                                                                     -----------        -----------        -----------

Net (decrease) increase in cash and cash equivalents                    (155,650)           897,378           (570,792)

Cash and cash equivalents at beginning of year                           770,967            615,317          1,512,695
                                                                     -----------        -----------        -----------
Cash and cash equivalents at end of year                             $   615,317          1,512,695            941,903
                                                                     ===========        ===========        ===========
Supplemental disclosures of cash flow information:
  Cash paid during the period for income taxes                       $    44,989            441,599          1,941,013
                                                                     ===========        ===========        ===========
  Cash paid during the period for interest                           $    31,427             80,373            224,112
                                                                     ===========        ===========        ===========
  Fixed assets acquired pursuant to capital leases                   $   206,000          1,121,979          1,417,569
                                                                     ===========        ===========        ===========
  Accrual of dividends on preferred stock                            $   427,121            524,808             82,346
                                                                     ===========        ===========        ===========
  Forgiveness of dividends on preferred stock                        $        --          1,799,909               --
                                                                     ===========        ===========        ===========

   See accompanying notes to consolidated financial statements.

                         IMPATH INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(1)  ORGANIZATION

       Impath Inc. (the "Company") was incorporated on March 1, 1988 under the laws of the State of Delaware. The Company was organized for the purpose of establishing a specialized facility dedicated to the use of the most sophisticated technologies to provide diagnostic and prognostic information to physicians specializing in cancer. The company conducts these analyses by utilizing immunohistochemistry, flow and image cytometry and molecular pathology technologies. The Company's affiliates include IMPATH-HDC, Inc., a wholly owned subsidiary which comprises the Company's cytogenetics testing facility; IMPATH Information Services, Inc., a wholly owned subsidiary, and a 50% owned limited liability company, IMPATH Registry L.L.C. IMPATH Information Services, Inc. and IMPATH Registry L.L.C. will facilitate the Company's ongoing effort to link its diagnostic and prognostic information to patient outcomes data and provide referring physicians with specific treatment pathways. The Company's revenues are derived through:

                   Diagnostic and prognostic analytical services to hospitals, medical centers, clinical laboratories and physicians; and

                   Monoclonal antibody and molecular probe characterization services to biotechnology companies and other researchers.

       The Company submits its invoices for diagnostic and prognostic analytical services to its clients, primary and secondary insurers, or individual patients. The Company does not require collateral from its clients as security for payment of its invoices.


(2)    SIGNIFICANT ACCOUNTING POLICIES

   (A)  CASH EQUIVALENTS

               Cash equivalents consist of US Treasury bills at December 31, 1995 in the amount of $1,481,935 and money market funds at December 31, 1996 in the amount of $565,102. For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

   (B)  MARKETABLE SECURITIES

               The Company invested approximately $20,000,000 of the net proceeds from its initial public offering in a portfolio of short-term fixed income securities that are actively traded by an investment manager. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, the Company's investments have been classified as trading securities and are stated at fair market value at each balance sheet date, with unrealized gains in the amount of $80,720 as of December 31, 1996 reported in the accompanying consolidated statement of operations. Realized gains and losses are determined on the specific identification method.

   (C)  FIXED ASSETS

               Leasehold improvements and furniture, fixtures, laboratory equipment and personal computers are stated at cost. Depreciation of furniture, fixtures, laboratory equipment and personal computers is provided over their estimated useful lives (which range from three to seven years) using the straight-line method, and leasehold improvements are being amortized over the shorter of the related lease term or the lives of the improvements using the straight-line method.

                          IMPATH INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



(2)  CONTINUED

       Software development costs represent external costs capitalized for software developed to meet the specific needs of the Company. These costs are being amortized over a five to seven year period using the straight-line method.

   (D)  REVENUE RECOGNITION

               Revenues are recognized on an accrual basis as earned at such time as the Company has completed performance of its diagnostic or prognostic services.

   (E)  INTANGIBLE ASSETS

               The excess of cost over net assets acquired (goodwill) is being amortized on a straight line basis over a period of 15 years. Other acquired intangibles are being amortized over their estimated useful lives of approximately seven years.

   (F)  INCOME TAXES

               Income taxes are provided pursuant to the asset and liability method as described in SFAS No.109 ("SFAS 109"). SFAS 109 requires that the Company recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under SFAS 109, deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts ("temporary differences") at enacted tax rates in effect for the years in which the differences are expected to reverse.

   (G)  CONCENTRATION OF CREDIT RISKS

               The Company invests its cash and investments in deposits with major U.S. financial institution's money market funds, and fixed income securities. The Company has established guidelines relative to diversification and maturities that maintain safety and liquidity. To date, the Company has not experienced any significant losses on its cash equivalents and marketable securities.

   (H)  EQUITY SECURITY TRANSACTIONS

               From inception through the Company's initial public offering in February 1996 (the "IPO"), the Board of Directors had established the fair value of common shares, Series A,B, C and D mandatorily redeemable convertible preferred stock, stock options and warrants based on facts and circumstances existing at the dates such equity transactions occurred, including the price at which equity instruments were sold to independent third parties. Subsequent to the IPO, fair market value of equity instruments is determined based on the quoted market price of the Company's stock.

                          IMPATH INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(2)  CONTINUED

   (I)  STOCK-BASED COMPENSATION

               Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Such amounts are amortized over the respective vesting periods of the option grant. The Company uses the fair value-based method of accounting for stock-based compensation to non-employees. Under the fair value-based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the vesting period.

   (J)  PRO FORMA NET INCOME PER SHARE

               For periods subsequent to the Company's IPO, pro-forma net income per share is calculated by dividing the net income by the weighted average number of common shares outstanding for the respective periods adjusted for the dilutive effect of common stock equivalents, which consist of stock options and warrants, using the treasury stock method. Common stock equivalents that are anti-dilutive are excluded from net income per share.

               For periods prior to the Company's IPO, pro forma net income per share is based on the weighted average number of shares of common stock outstanding including common equivalent shares from stock options and warrants, using the treasury stock method to the extent that their effect is dilutive. All stock options and warrants issued during the one-year period prior to the IPO at prices below the anticipated IPO price are presumed to have been issued in contemplation of the IPO and have been included in the calculation of pro forma net income per share as if they were outstanding for all periods presented. The calculation of shares used in computing pro forma net income per share also included all series of mandatorily redeemable preferred stock, assuming conversion into shares of common stock (using the if-converted method) from their respective original dates of issuance.

   (K)  USE OF ESTIMATES

               Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

   (L)  LONG-LIVED ASSETS

               In 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." The Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets. There was no material effect on the financial statements from the adoption because the Company's prior impairment recognition practice was consistent with the major provisions of the Statement.

                          IMPATH INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(3) FAIR VALUE OF FINANCIAL INSTRUMENTS

       SFAS NO.107, "Disclosure about Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

       The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable income taxes payable, dividends payable and accrued expenses approximate fair value because of the short maturity of those instruments. Fair values of investments in marketable trading securities are based on quoted market prices.

       The fair value of the loan payable in 1995 approximated the carrying value as its stated interest rate was consistent with rates then available to the Company for similar debt instruments of comparable maturities.

(4)    BUSINESS AND CREDIT CONCENTRATIONS

       Accounts receivable, by payor class, as a percentage of total net receivables at December 31, 1995 and 1996 are as follows:


                                                   1995   1996
                                                   -----  -----

      Medicare                                       15%    24%
      Commercial insurance                           33%    37%
      Hospitals, clinics and other institutions      37%    31%
      Patients                                       15%     8%
                                                   ----   ----
                                                    100%   100%
                                                   ====   ====


(5)  FIXED ASSETS

       At December 31, 1995 and 1996, fixed assets consisted of the following:


                                                           1995       1996
                                                        ----------  ---------

      Personal computers                                $  283,096    775,895
      Software development costs                           629,361  1,106,653
      Furniture, fixtures and laboratory equipment       1,442,646  2,361,093
      Leasehold improvements                               757,560    720,915
                                                        ----------  ---------
                                                         3,112,663  4,964,555

      Less accumulated depreciation and amortization       806,924  1,572,591
                                                        ----------  ---------

                                                        $2,305,739  3,391,965
                                                       =========== ==========


       Included in the above at December 31, 1995 and 1996 are gross assets under capital leases of approximately $1,505,000 and $2,894,477, respectively, and the related accumulated amortization at such dates was approximately $390,000 and $921,200, respectively.

                          IMPATH INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(6)  INTANGIBLE ASSETS

       In May 1995, The Company acquired the assets and assumed certain liabilities of Oncocare, a serum analysis facility located in California, for a total purchase price of $20,000 plus assumed liabilities of $73,000. The acquisition was accounted for as a purchase and resulted in goodwill of $31,973. The results of operations of Oncocare are included in the accompanying consolidated financial statements from the date of acquisition.

       In October 1996, the Company entered into an agreement with Oncogenetics Inc. to purchase customer lists pertaining to its diagnostic and prognostic cancer business for a sum of $800,000. In conjunction with this purchase the Company obtained the option to purchase the cytogenetics business of the seller for $1, plus assumption of certain liabilities. This option was exercised in January 1997.


(7)    ACCRUED EXPENSES


       Accrued expenses are comprised of the following as of December 31, 1995 and 1996:


                                  1995     1996
                                --------  -------

 Deferred registration costs..   $236,373      --
 Salaries and related costs....   129,409  230,099
 Other accrued expenses........   119,413  144,662
                                 --------  -------
                                 $485,195  374,761
                                 ========  =======


(8)    INDEBTEDNESS AND FINANCING COMMITMENTS

       On September 21, 1995, The Company entered into a $300,000 term loan. This loan was repaid in 1996. The Company maintains a line of credit with thE Chase Manhattan Bank in the aggregate amount of $2,500,000, which expires on June 30, 1997. Borrowings bear interest at the bank's prime rate. As of December 31, 1996, there were no amounts outstanding under this line of credit.

                         IMPATH INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(9)  STOCKHOLDERS' EQUITY

   (A)  COMMON STOCK

       On October 13, 1995, the Board of Directors authorized the Company to file a registration statement with the Securities and Exchange Commission to register shares of its common stock in connection with an initial public offering. Such offering was consummated on February 26, 1996, for a total of 2,242,500 common shares at an offering price of $13 per share. The net proceeds to the Company amounted to approximately $25,737,000.


   (B)  PREFERRED STOCK

       Effective February 10, 1995, the Company sold 1,612,904 shares of its 8% Series D Convertible Participating Preferred Stock and warrants to purchase 42,529 shares of its common stock at $3.50 per share for an aggregate sales price of $2,000,000 (before issuance costs). The warrants are exercisable for a period of six years. No value was ascribed to these warrants for financial reporting as the Company believes such amount would not be material to the accompanying consolidated financial statements. The holders of this preferred stock had the right to convert their shares into shares of common stock, subject to certain adjustments. Concurrent with the issuance of the 8% Series D Convertible Participating Preferred Stock and common stock warrants, the terms of the outstanding Series A, B and C Redeemable Preferred Stock were revised, resulting in the elimination of all previously existing redemption rights, elimination of all previously accrued dividends in the amount of $1,799,909 and a change in the future dividend rate from 9% to 8%.

       In June 1988 and March 1990, the Company sold 1,776,318 and 100,000 shares, respectively, of its Series A 9% Convertible Preferred Stock (subsequently amended to 8%) with a par value of $.01 per share for $1,350,000 (before issuance costs) and $76,000, respectively.

       In March 1990, the Company issued 668,182 shares of its Series B 9% Convertible Preferred Stock (subsequently amended to 8%; terms are substantially identical to those of the Series A 8% Convertible Preferred Stock) for an aggregate consideration of $587,998 (before issuance costs).

       In March 1991, the Company issued 1,638,887 shares of its Series C 9% Convertible Preferred Stock (subsequently amended to 8%; terms are substantially identical to those of the Series A 8% Convertible Preferred Stock) for an aggregate consideration of $1,475,000 (before issuance costs). In June and July 1993, the Company issued 1,396,433 additional shares of its Series C 9% Convertible Preferred Stock (subsequently amended to 8%) for an aggregate consideration of $1,256,789.

                          IMPATH INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(9)  CONTINUED

       Upon the consummation of the Company's IPO on February 26, 1996, all preferred shares were converted into 2,548,933 shares of common stock and all accrued dividends commencing February 10, 1995, totaling approximately $560,000, were paid.

   (C)  STOCK OPTION PLAN

       In February 1989, the Company adopted (and subsequently amended) a Stock Option Plan (the "Plan"),which provides for granting to certain key employees of the Company, directors and consultants, options to purchase up to 884,688 shares of common stock. Options granted are exercisable over a period not to exceed ten years and generally vest over five years.

       In August of 1995, four directors were granted options to purchase a total of 42,528 shares of common stock at an exercise price of $3.50 per share under the Company's Stock Option Plan, which vest ratably over 36 months. Management of the Company estimated the fair market value of the underlying common stock to be approximately $8.00 per share and, accordingly, recorded deferred compensation of $191,000, which amount is being amortized ratably over the vesting period. In October of 1995, three additional directors were granted options to purchase a total of 31,896 shares of common stock at an exercise price of $3.50 per share, which vest ratably over 36 months. Management of the Company estimated fair market value of the underlying common stock to be approximately $9.50 per share and, accordingly, recorded deferred compensation of $191,000, which amount is being amortized ratably over the vesting period.

       In October of 1995, the Financial Accounting Standards Board issued SFAS No.123, "Accounting for Stock-Based Compensation," which was adopted by the Company in 1996. The Company has elected not to implement the fair value-based accounting method for employee stock options, but has elected to disclose the pro forma net income and earnings per share as if such method had been used to account for stock-based compensation cost as described in the Statement.

       At December 31, 1996, there were 28,730 additional shares available for grant under the Plan. The per share weighted-average fair value of stock options granted during 1996 and 1995 was $8.10 and $5.28 on the dates of grant using the Black Scholes option-pricing model with the following weighted-average assumptions: 1996 - expected dividend yield 0%, risk-free interest rate of 6.5%, expected volatility of 60% and an expected life of 7 years; 1995 - expected dividend yield 0%, risk-free interest rate of 7.0%, expected volatility of 60%, and an expected life of 7 years.

       The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for its stock options issued at exercise prices equal to the fair market value of the stock on the grant date, with the exception of certain stock options issued in 1996 to nonemployees resulting in compensation cost of $25,263.

                          IMPATH INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(9)  CONTINUED

       Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below:


                                                 1995       1996
                                              ----------  ---------

         Net income              As reported  $1,043,189  2,099,550
                                 Pro forma    $1,024,048  1,955,858

         Net income per share    As reported  $     0.31       0.38
                                 Pro forma    $     0.30       0.36

       Pro forma net income reflects only options granted in 1996 and 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income amounts presented above because compensation cost is reflected over the options' vesting period and compensation cost for options granted prior to January 1, 1995 is not considered.

       The following is a summary of option activity during the years ended December 31, 1994, 1995 and 1996:


                                                       Weighted-
                            Shares                     average
                            under        Price         exercise
                           options      range ($)      price ($)
                          ----------  -----------     -----------

Options outstanding at
 December 31, 1993          261,204      .28-2.54        1.41
Granted                     204,297     2.54-3.50        2.81
Canceled                    (35,615)         2.54        2.54
                            -------

Options outstanding at
 December 31, 1994          429,886      .28-3.50        1.98
Granted                     126,692     3.50-8.00        4.21
Exercised                    (6,444)     .56-3.50         .96
Canceled                    (16,777)     .56-3.50         .56
                            -------
Options outstanding at
 December 31, 1995          533,357      .28-8.00        2.57
Granted                     247,077   11.13-18.38       14.05
Exercised                   (75,846)    .28-13.00        1.66
Canceled                    (14,962)   2.15-13.00        5.62
                            -------
Options outstanding at
 December 31, 1996          689,626     .28-18.38        6.72
                            =======     =========        ====

                          IMPATH INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(9)  CONTINUED

       The following table summarizes information about stock options outstanding and exercisable as of December 31, 1996:


                               Weighted
                    Number      average    Weighted  Number    Weighted
   Range of         out-       remaining   average   exercis-  average
   exercise      standing at  contractual  exercise  able at   exercise
     prices       12/31/96     life          price   12/31/96  price
---------------   --------    -----------  --------  --------  --------
$0.28-0.34            55,582  3.1 YEARS      $ 0.29    55,582    $ 0.29
   0.56               11,699  4.3 YEARS        0.56    11,699      0.56
 2.12-3.50           367,549  7.4 YEARS        2.91   214,552      2.77
 8.00-12.63           55,063  9.4 YEARS       10.54     5,861     10.92
13.00-13.75          118,433  9.1 YEARS       13.06    20,189     13.02
16.75-18.38           81,300  9.8 YEARS       16.93     2,680     17.35
                    --------                         --------
 0.28-18.38          689,626                          310,563      3.19
===============     ========                         ========    ======


       The Company currently has 763,187 shares reserved for options and warrants outstanding, as well as for future option grants.

(10)   401(K) RETIREMENT SAVINGS PLAN

       Effective June 1, 1995, The Company adopted the Impath Inc. 401(k) Retirement Savings Plan (the "Plan") benefiting certain employees. Employees who are over the age of 21 and have completed six months of service are eligible for voluntary participation in the Plan. Employees may contribute 1% to 20% of their total salaries on a before tax basis, and the Company will match up to 25% of the first 4% of employee contributions. Plan participants who were employees as of june 1, 1995 are 100% vested in all contributions. Any employees hired subsequent to June 1, 1995 are 100% vested in their own contributions and will become vested in employer contributions over a three-year period. Employer contributions for the year ended DEcember 31, 1995 and 1996 were $22,129 and $50,990, respectively.

                          IMPATH INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(11)    INCOME TAXES

       The components of the provision for income taxes for 1994, 1995 and 1996 are as follows:


                                       1994       1995        1996
                                    ----------  ---------  ----------
Current:
  Federal                           $ 336,000    463,000   1,566,987
 State and local                      337,921    321,000     907,607
 Benefit of operating loss carry
 forwards                            (576,000)  (279,000)        --
                                    ---------   --------   ---------

                                       97,921    505,000   2,474,594
Deferred:
 Federal                                  --    (298,000)   (541,047)
 State and local                          --    (207,000)   (313,238)
                                    ---------   --------   ---------

                                          --    (505,000)   (854,285)
                                    ---------   --------   ---------

                                    $  97,921        --    1,620,309
                                    =========   ========   =========


       Net deferred tax assets at December 31, 1995 and 1996 are as follows:


                                      1995        1996
                                   -----------  ---------

Allowance for doubtful accounts    $  667,000   1,229,418
All other                             (77,000)    129,867
                                   ----------   ---------
                                      590,000   1,359,285

Less: Valuation allowance             (85,000)        --
                                   ----------   ---------

Deferred tax assets, net           $  505,000   1,359,285
                                   ==========   =========

       The Company has reduced its valuation allowance against net deferred tax assets in 1994, 1995 and 1996 by $470,000, $529,000 and $85,000,
       respectively, to increase the carrying value of such assets to the extent of taxes that it has paid on estimated current year taxable earnings through December 31, 1994, 1995 and 1996, respectively. As a result, management of the Company believes that it is more likely than not that future tax benefits will be realized as a result of the reversal of its temporary differences.

       A reconciliation of the Federal statutory income tax rate to the effective tax rate for the years ended December 31, 1994, 1995 and 1996 follows:


                                                 1994    1995   1996
                                                ------  ------  -----

Federal statutory income tax rate                34.0%   34.0%  34.0%
State and local taxes, net of Federal income
 tax benefit                                     23.1    20.3   10.7
Change in valuation allowance                   (48.7)  (50.7)  (2.3)
Other                                             1.7    (3.6)   1.8
                                                -----   -----   ----
                                                 10.1%    0.0%  44.2%
                                                =====   =====   ====

                          IMPATH INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

         (12)  Leases

       The Company utilizes laboratory and office facilities and leases equipment pursuant to the terms of operating and capital leases, which expire in 1996 through 2002 (certain leases expiring in 1999 are cancelable at the Company's option).

       The present value of future minimum lease payments (including those cancelable at the Company's option and subject to increases in the Consumer Price Index and real estate taxes) for the operating and capital leases are as follows:


                                            Operating    Capital
         Year ending December 31             leases      leases
-----------------------------------------  -----------  ---------

1997                                       $  752,052     938,252
1998                                          722,514     906,860
1999                                          537,277     501,467
2000                                          283,569     233,320
2001                                           21,989       4,187
Thereafter                                      3,939         --
                                           ----------   ---------

                                           $2,526,364   2,584,086
                                           ==========   =========
Less amount representing interest                        (449,583)
                                                       ----------
Present value of minimum lease payments                 2,134,503

Less current portion                                      704,399
                                                       ----------

                                                       $1,430,104
                                                       ==========


For the years 1994, 1995 and 1996, rent expense totaled $316,498, $472,499, and $749,168 respectively.